EXHIBIT 10.1

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT dated as of April 28, 2005 (the “Agreement”), is executed by and among KABLE NEWS COMPANY, INC., an Illinois corporation (“KNC”), KABLE DISTRIBUTION SERVICES, INC., a Delaware corporation (“KDS”), KABLE NEWS EXPORT, LTD., a Delaware corporation (“KEXP”), KABLE NEWS INTERNATIONAL, INC., a Delaware corporation (“KINT”), KABLE FULFILLMENT SERVICES, INC., a Delaware corporation (“KFS”) and KABLE FULFILLMENT SERVICES OF OHIO, INC., a Delaware corporation (“KFSO,” and collectively, the "Borrowers"), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the “Lender”), whose address is 135 South LaSalle Street, Chicago, Illinois 60603.

R E C I T A L S:

A.        The Lender and KNC, KDS, KFS and KFSO heretofore have been parties to the (i) Loan Agreement dated as of July 1, 2002, as amended by that certain First Amendment to Loan Agreement and Other Agreements dated as of June 1, 2003, and as further amended by that certain Second Amendment to Loan Agreement and Other Agreements dated as of December 1, 2003 (the “Facility D Loan Agreement”); (ii) Equipment Notes from KNC, KDS, KFS and KFSO (the “Existing Notes”) delivered under the terms of the Facility D Loan Agreement; (iii) Security Agreement dated as of July 1, 2002 (the “Existing Security Agreement”) and (iv) balance of the other agreements executed in connection therewith.

B.        (i) KDS, KEXP and KINT have applied for a joint and several revolving credit facility from the Lender consisting of revolving credit loans and letters of credit in an aggregate principal amount of up to $9,000,000.00, (ii) KNC, KFS and KFSO have applied for a joint and several revolving credit facility from the Lender consisting of revolving credit loans and letters of credit in an aggregate principal amount of up to $11,000,000.00, and (iii) the Borrowers have applied for a capital expenditure line of credit from the Lender in an amount of $3,000,000.00.

C.        The Borrowers have requested that the Lender amend and restate the Facility D Loan Agreement to (i) remove KDS as a Borrower under the Facility D Loan Agreement, (ii) add two revolving credit facilities and the capital expenditure line of credit and (iii) add KEXP and KINT as additional Borrowers.

D.        The Lender is willing to do the same on the terms and subject to the conditions contained herein and in the other agreements, documents and instruments contemplated under the terms of this Agreement.

NOW THEREFORE, in consideration of the premises, and the mutual covenants and agreements set forth herein, the Borrowers agree to borrow from the Lender, and the Lender agrees to lend to the Borrowers, subject to and upon the following terms and conditions:

A G R E E M E N T S:

Section 1.	DEFINITIONS.

1.1       Defined Terms. For the purposes of this Agreement, the following capitalized words and phrases shall have the meanings set forth below.

“Account Debtor” shall mean any Person who is and/or may become obligated to any of the Borrowers under or on account of any of the Accounts.

“Accounts” shall mean trade accounts receivable of any of the Borrowers arising out of the bona fide sale of goods and/or performance of services in the ordinary course of such Borrower’s business which have been invoiced by such Borrower.

“Affiliate” of any Person shall mean (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any officer or director of such Person, and (c) with respect to the Lender, any entity administered or managed by the Lender, or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans. A Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract, ownership of voting securities, membership interests or otherwise.

“Asset Disposition” shall mean the sale, lease, assignment or other transfer for value (each a “Disposition”) by the Borrowers to any Person (other than the Borrowers) of any asset or right of the Borrowers (including, the loss, destruction or damage of any thereof or any actual or threatened (in writing to the Borrowers) condemnation, confiscation, requisition, seizure or taking thereof), other than (a) the Disposition of any asset which is to be replaced, and is in fact replaced, within thirty (30) days with another asset performing the same or a similar function, (b) the sale or lease of inventory in the ordinary course of business, and (c) other Dispositions in any fiscal year the net proceeds of which do not in the aggregate exceed (i) with respect to the Distribution Borrowers, $50,000 and (ii) with respect to the Fulfillment Borrowers, $150,000, provided, that the Borrowers may exceed such limits upon receipt of written consent thereto from the Lender.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as now existing or hereafter amended.

“Borrowing Base Certificate” shall mean a certificate to be signed by the Distribution Borrowers certifying to the accuracy of the Distribution Borrowing Base Amount or the Fulfillment Borrowers certifying to the accuracy of the Fulfillment Borrowing Base Amount, as applicable, in form and substance satisfactory to the Lender.

“Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in Chicago, Illinois or solely to establish LIBOR, in London, England.

“Canadian Subsidiary” shall mean Kable News Company of Canada, Ltd., a corporation organized under the laws of the province of Ontario, Canada.

“Capital Expenditures” shall mean all expenditures (including Capitalized Lease Obligations) which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Borrowers, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

“Capital Lease” shall mean, as to any Person, a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person, as lessee, that is, or should be, in accordance with Financial Accounting Standards Board Statement No. 13, as amended from time to time, or, if such statement is not then in effect, such statement of GAAP as may be applicable, recorded as a “capital lease” on the financial statements of such Person prepared in accordance with GAAP.

“Capital Securities” shall mean, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the date hereof, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership or any other equivalent of such ownership interest.

“Capitalized Lease Obligations” shall mean, as to any Person, all rental obligations of such Person, as lessee under a Capital Lease which are or will be required to be capitalized on the books of such Person.

“Cash Collateralize” shall mean to deliver cash collateral to the Lender, to be held as cash collateral for outstanding Letters of Credit, pursuant to documentation satisfactory to the Lender. Derivatives of such term have corresponding meanings.

“Cash Equivalent Investment” shall mean, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by the Lender or its holding company) rated at least A-l by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or P-l by Moody’s Investors Service, Inc., (c) any certificate of deposit, time deposit or banker’s acceptance, maturing not more than one year after such time, or any overnight Federal Funds transaction that is issued or sold by the Lender or its holding company (or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000), (d) any repurchase agreement entered into with the Lender, or other commercial banking institution of the nature referred to in clause (c), which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above, and (ii) has a market value at the time such repurchase agreement is entered into of not less than

100% of the repurchase obligation of the Lender, or other commercial banking institution, thereunder, (e) money market accounts or mutual funds which invest exclusively in assets satisfying the foregoing requirements, and (f) other short term liquid investments approved in writing by the Lender.

“Collateral” shall mean, with respect to any Borrower, any and all of their respective property, of any kind or description, tangible or intangible, wheresoever located and whether now existing or hereafter arising or acquired, along with the products and proceeds therefrom, including, but not limited to, the following:

(a)            all property of, or for the account of, such Borrower now or hereafter coming into the possession, control or custody of, or in transit to, the Lender or any agent or bailee for the Lender or any parent, Affiliate or Subsidiary of the Lender or any participant with the Lender in the Loans (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), including all earnings, dividends, interest, or other rights in connection therewith and the products and proceeds therefrom, including the proceeds of insurance thereon; and

(b)            the additional property of such Borrower, whether now existing or hereafter arising or acquired, and wherever now or hereafter located, together with all additions and accessions thereto, substitutions, betterments and replacements therefor, products and Proceeds therefrom, and all of such Borrower’s books and records and recorded data relating thereto (regardless of the medium of recording or storage), together with all of the Borrower’s right, title and interest in and to all computer software required to utilize, create, maintain and process any such records or data on electronic media, identified and set forth as follows:

(i)

All Accounts and all Goods whose sale, lease or other disposition by such Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, such Borrower, or rejected or refused by an Account Debtor;

(ii)	All Inventory, including, without limitation, raw materials, work-in-process and finished goods;

(iii)	All Goods (other than Inventory), including, without limitation, embedded software, Equipment, vehicles, furniture and Fixtures;

(iv)	All Software and computer programs;

(v)	All Securities, Investment Property, Financial Assets and Deposit Accounts;

(vi)

All Chattel Paper, Electronic Chattel Paper, Instruments, Documents, Letter of Credit Rights, all proceeds of letters of credit, Health-Care-Insurance Receivables, Supporting Obligations, notes secured by real estate, Commercial Tort and General Intangibles, including Payment Intangibles; and

(vii)

All Proceeds (whether Cash Proceeds or Noncash Proceeds) of the foregoing property, including, without limitation, all insurance policies and proceeds of insurance payable by reason of loss or damage to the foregoing property, including unearned premiums, and of eminent domain or condemnation awards.

Notwithstanding the foregoing, Collateral shall not include (A) any real property of any of the Borrowers, and (B) any property of, or for the account of, or any Borrower’s interest in the Capital Securities of, the Canadian Subsidiary or any of the Inactive Subsidiaries.

“Collateral Access Agreement” shall mean an agreement in form and substance reasonably satisfactory to the Lender pursuant to which a mortgagee or lessor of real property on which Collateral is stored or otherwise located, or a warehouseman, processor or other bailee of Inventory or other property owned by the Borrower, acknowledges the Liens of the Lender and waives any Liens held by such Person on such property, and, in the case of any such agreement with a mortgagee or lessor, permits the Lender reasonable access to and use of such real property following the occurrence and during the continuance of a Distribution Event of Default, with respect solely to Distribution Borrower Collateral, or a Fulfillment Event of Default, with respect solely to Fulfillment Borrower Collateral, to assemble, complete and sell any collateral stored or otherwise located thereon.

“Contingent Liability” and “Contingent Liabilities” shall mean, respectively, each obligation and liability of the Borrowers and all such obligations and liabilities of the Borrowers incurred pursuant to any agreement, undertaking or arrangement by which the Borrower: (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including without limitation, any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the shares or ownership interest of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

“Cost of Funds Rate” shall mean a fixed rate of interest based upon the then-current cost of funds index of the Lender for a four-year period.

“Debt” shall mean, as to any Person, without duplication, (a) all indebtedness of such Person; (b) all borrowed money of such Person (including principal, interest, fees and charges), whether or not evidenced by bonds, debentures, notes or similar instruments; (c) all obligations to pay the deferred purchase price of property or services; (d) all obligations, contingent or otherwise, with respect to the maximum face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person (including the Letters of Credit), and all unpaid drawings in respect of such letters of credit, bankers’ acceptances and similar obligations; (e) all indebtedness secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided, however, if such Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the fair market value of the property subject to such Lien at the time of determination); (f) the aggregate amount of all Capitalized Lease Obligations of such Person; (g) all Contingent Liabilities of such Person, whether or not reflected on its balance sheet; (h) all Hedging Obligations of such Person; (i) all Debt of any partnership of which such Person is a general partner; and (j) all monetary obligations of such Person under (i) a so-called synthetic, off-balance sheet or tax retention lease, or (ii) an agreement for the use or possession of property (other than an operating lease) creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment). Notwithstanding the foregoing, Debt shall not include (A) trade payables and accrued expenses incurred by such Person in accordance with customary practices and in the ordinary course of business of such Person, or (B) accumulated other comprehensive loss with respect to any unpaid liabilities relating to any Employee Plan of any Borrower as would be shown on a consolidated balance sheet of the Distribution Borrowers or the Fulfillment Borrowers, as the case may be, prepared in accordance with GAAP.

“Depreciation” shall mean the total amounts added to depreciation, amortization, obsolescence, valuation and other proper reserves, as reflected on the Borrower’s financial statements and determined in accordance with GAAP.

“Distribution Account” shall mean an Account owing to a Distribution Borrower.

“Distribution Borrower Collateral” shall mean all Collateral of the Distribution Borrowers.

“Distribution Borrowers” shall mean KDS, KEXP and KINT.

“Distribution Borrowing Base Amount” shall mean the lesser of (a) an amount equal to eighty-five percent (85%) of the net amount (after deduction of such reserves and allowances deemed appropriate by the Lender in its good faith discretion based upon its customary business lending practices) of all Distribution Eligible Accounts, and (b) Nine Million and 00/100 Dollars ($9,000,000.00).

“Distribution Borrowing Base Certificate” shall mean a Borrowing Base Certificate relating solely to the Distribution Borrowers.

“Distribution Change in Control” shall mean the occurrence of any of the following events: (a) the Parent shall cease to own and control, directly or indirectly, 100% of the outstanding Capital Securities of KDS; (b) KDS shall cease to, directly or indirectly, own and control 100% of each class of the outstanding Capital Securities of KEXP and KINT or of the surviving or resulting corporation in the event of their merger or consolidation; or (c) the granting by the Parent, directly or indirectly, of a security interest in its ownership interest in any of the Distribution Borrowers, which could result in a change in the identity of the individuals or entities in control of such Borrower. For the purpose hereof, the terms “control” or “controlling” shall mean the possession of the power to direct, or cause the direction of, the management and policies of the Distribution Borrowers by contract or voting of securities or ownership interests.

“Distribution Default Rate” shall mean a per annum rate of interest equal to the Prime Rate plus two percent (2.00%).

“Distribution Eligible Account” shall mean an Eligible Account owing to a Distribution Borrower.

“Distribution Event of Default” shall mean an Event of Default (a) pertaining solely to any Distribution Borrower or (b) occurring with respect to any Facility A Loan, Facility C-1 Loan and/or Distribution Letter of Credit.

“Distribution Letter of Credit” and “Distribution Letters of Credit” shall mean, respectively, a letter of credit and all such letters of credit issued by the Lender, in accordance with the terms of this Agreement, upon the execution and delivery by the Distribution Borrowers and the acceptance by the Lender of a Master Letter of Credit Agreement and a Letter of Credit Application, as set forth in Section 2.8 of this Agreement.

“Distribution Letter of Credit Commitment” shall mean, at any time, an amount equal to the lesser of (a) the Facility A Loan Commitment minus the aggregate amount of all Facility A Loans outstanding minus the aggregate amount of all Distribution Letter of Credit Obligations and (b) $250,000.00.

“Distribution Letter of Credit Obligations” shall mean, at any time, an amount equal to the aggregate of the original face amounts of all Distribution Letters of Credit minus the sum of (i) the amount of any reductions in the original face amount of any Distribution Letter of Credit which did not result from a draw thereunder, (ii) the amount of any payments made by the Lender with respect to any draws made under a Distribution Letter of Credit for which the Borrowers have reimbursed the Lender, (iii) the amount of any payments made by the Lender with respect to any draws made under a Distribution Letter of Credit which have been converted to a Facility A Loan as set forth in Section 2.8, and (iv) the portion of any issued but expired

Distribution Letter of Credit which has not been drawn by the beneficiary thereunder. For purposes of determining the outstanding Distribution Letter of Credit Obligations at any time, the Lender’s acceptance of a draft drawn on the Lender pursuant to a Distribution Letter of Credit shall constitute a draw on the applicable Distribution Letter of Credit at the time of such acceptance.

“Distribution Lockbox” shall have the meaning set forth in Section 6.9(a) hereof.

“Distribution Lockbox Account” shall have the meaning set forth in Section 6.9(a) hereof.

“Distribution Lockbox Agreement” shall have the meaning set forth in Section 8.22(a) hereof.

“Distribution Master Letter of Credit Agreement” shall have the meaning set forth in Section 2.8 hereof.

“Distribution Material Adverse Effect” shall mean (a) a material adverse change in, or a material adverse effect upon, the assets, business, properties, prospects, condition (financial or otherwise) or results of operations of the Distribution Borrowers taken as a whole, (b) a material impairment of the ability of the Distribution Borrowers to perform any of the Obligations under any of the Loan Documents, or (c) a material adverse effect on (i) any substantial portion of the Collateral of the Distribution Borrowers, (ii) the legality, validity, binding effect or enforceability against the Distribution Borrowers of any of the Loan Documents, (iii) the perfection or priority of any Lien granted to the Lender under any Loan Document by the Distribution Borrowers, or (iv) the rights or remedies of the Lender with respect to the Distribution Borrowers under any Loan Document.

“Distribution Unmatured Event of Default” shall mean any event which, with the giving of notice, the passage of time or both, would constitute a Distribution Event of Default.

“EBITDA” shall mean, for any period, the sum for such period of: (a) Net Income, plus (b) Interest Charges, plus (b) federal and state income taxes (including the Illinois replacement tax), plus (d) Depreciation, plus (e) non-cash management compensation expense, plus (f) all other non-cash charges, in each case to the extent included in determining Net Income for such period.

“Eligible Account” and “Eligible Accounts” shall mean each Account and all such Accounts (exclusive of sales, excise or other similar taxes) owing to any of the Borrowers which meets each of the following requirements:

(a)            it is genuine in all respects and has arisen in the ordinary course of the Borrower’s business from (i) the performance of services by the Borrowers, which services have been fully performed, acknowledged and accepted by the Account Debtor or (ii) the sale, license, assignment or lease of Goods or Software by the Borrowers, including C.O.D. sales, which Goods have been completed in accordance with the

Account Debtor’s specifications (if any) and delivered to and accepted by the Account Debtor, and the Borrowers have possession of, or has delivered to the Lender at the Lender’s request, shipping and delivery receipts evidencing such delivery;

(b)            it is subject to a perfected, first priority Lien in favor of the Lender and is not subject to any other assignment, claim or Lien;

(c)            it is the valid, legally enforceable and unconditional obligation of the Account Debtor with respect thereto, and is not subject to the fulfillment of any condition whatsoever or any counterclaim, credit (except as provided in subsection (h) of this definition), trade or volume discount, allowance, discount, rebate or adjustment by the Account Debtor with respect thereto, or to any claim by such Account Debtor denying liability thereunder in whole or in part and, with respect to any Account other than a Distribution Account, the Account Debtor has not refused to accept and/or has not returned or offered to return any of the Goods or services which are the subject of such Account;

(d)            the Account Debtor with respect thereto is a resident or citizen of, and is located within, the United States or Canada (other than Quebec or Inuit), unless the sale of goods or services giving rise to such Account is on letter of credit, banker’s acceptance or other credit support terms reasonably satisfactory to the Lender;

(e)            it is not an Account (i) with respect to any Account other than a Distribution Account, arising from a “sale on approval”, “sale or return”, “consignment”, or “guaranteed sale”, or are subject to any other repurchase or return agreement or (ii) with respect to all Accounts, arising from a “bill and hold”

(f)             it is not an Account with respect to which possession and/or control of the goods sold giving rise thereto is held, maintained or retained by the Borrowers (or by any agent or custodian of the Borrowers) for the account of, or subject to, further and/or future direction from the Account Debtor with respect thereto;

(g)            it has not arisen out of contracts with the United States or any department, agency or instrumentality thereof, unless the Borrowers have assigned its right to payment of such Account to the Lender pursuant to the Assignment of Claims Act of 1940, and evidence (satisfactory to the Lender) of such assignment has been delivered to the Lender, or any state, county, city or other governmental body, or any department, agency or instrumentality thereof, but only to the extent such Accounts exceed an aggregate face amount of up to Five Hundred Thousand and 00/100ths Dollars ($500,000.00);

(h)            if the Borrowers maintains a credit limit for an Account Debtor, the aggregate dollar amount of Accounts due from such Account Debtor, including such Account, does not exceed such credit limit;

(i)              if the Account is evidenced by chattel paper or an instrument, the originals of such chattel paper or instrument shall have been endorsed and/or assigned and delivered to the Lender or, in the case of electronic chattel paper, shall be in the control of the Lender, in each case in a manner satisfactory to the Lender;

(j)             it is an Account stated in a monthly statement in the case of the Distribution Borrowers or an Account invoiced in the case of the Fulfillment Borrowers (and dated as of such date) and, in each case, sent to the Account Debtor thereof within the Borrowers’ normal monthly billing cycle, but in no event later than thirty (30) days after the shipment and delivery to said Account Debtor of the Goods giving rise thereto or the performance of the services giving rise thereto and (i) with respect to Accounts pertaining to the Distribution Borrowers, such Account is evidenced by a monthly statement which is due and payable within ninety (90) days past the original invoice date (otherwise known as the monthly statement date) thereof, in each case according to the original terms of sale, and (ii) with respect to Accounts pertaining to the Fulfillment Borrowers, such Account is evidenced by an invoice which is due and payable within forty-five (45) days after the invoice date and delivered to the related Account Debtor and is not more than (A) sixty (60) days past the due date thereof, or (B) ninety (90) days past the original invoice date thereof, in each case according to the original terms of sale;

(k)            it is not an Account with respect to an Account Debtor that is located in any jurisdiction which has adopted a statute or other requirement with respect to which any Person that obtains business from within such jurisdiction must file a notice of business activities report or make any other required filings in a timely manner in order to enforce its claims in such jurisdiction’s courts unless (i) such notice of business activities report has been duly and timely filed or the Borrowers is exempt from filing such report and has provided the Lender with satisfactory evidence of such exemption or (ii) the failure to make such filings may be cured retroactively by the Borrowers for a nominal fee;

(l)              the Account Debtor with respect thereto is not any of the Borrowers or an Affiliate of a Borrower;

(m)           such Account does not arise out of a contract or order which, by its terms, forbids or makes void or unenforceable the assignment thereof by the Borrowers to the Lender and is not unassignable to the Lender for any other reason;

(n)            there is no bankruptcy, insolvency or liquidation proceeding pending by or against the Account Debtor with respect thereto, nor has the Account Debtor suspended business, made a general assignment for the benefit of creditors or failed to pay its debts generally as they come due, and/or no condition or event has occurred having a material adverse effect on the Account Debtor which would require the Accounts of such Account Debtor to be deemed uncollectible in accordance with GAAP;

(o)            it is not owed by an Account Debtor with respect to which twenty-five percent (25.00%) or more of the aggregate amount of outstanding Accounts owed at such time by such Account Debtor is classified as ineligible under clause (j) of this definition;

(p)            if the aggregate amount of all Accounts owed by the Account Debtor thereon exceeds twenty-five percent (25.00%), in the case of the Fulfillment Borrowers, and thirty percent (30.00%), in the case of the Distribution Borrowers, of the aggregate amount of all Accounts of such Borrowers at such time, then all Accounts owed by such Account Debtor to such Borrowers in excess of such amount shall be deemed ineligible; provided, that, upon the combination of any two Account Debtors who have Accounts owing to the Distribution Borrowers by reason of a merger, acquisition or otherwise, the Account Debtors shall be treated as separate entities for a period of three (3) months for the purpose of determining Eligible Accounts pursuant to this clause (p); provided, further, that if the aggregate amount of Accounts owed by such Account Debtors during such three (3) month period exceeds fifty percent (50.00%) of the aggregate amount of all Accounts of the Distribution Borrowers at such time, then all Accounts owed by such Account Debtors to the Distribution Borrowers in excess of such amount shall be deemed ineligible;

(q)            it is an Account otherwise eligible hereunder, to the extent of any excess of any reserve, as calculated in accordance with the applicable Borrowing Base Certificate, created by the Borrowers for future return of Goods or any adjustments in estimated returns of Goods as compared to actual returns of Goods to date;

(r)             it is an Account with respect to which the Borrowers is or may become liable to the Account Debtor for goods sold or services rendered by such Account Debtor to any of the Borrowers, but only to the extent in excess of the Borrowers’ then aggregate liability to such Account Debtor; and

(s)             it does not violate the negative covenants and does satisfy the affirmative covenants of the Borrowers contained in this Agreement, and it is otherwise not unacceptable to the Lender for any other reason.

An Account which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account. Further, with respect to any Account, if the Lender at any time hereafter determines in its discretion that the prospect of payment or performance by the Account Debtor with respect thereto is materially impaired for any reason whatsoever, such Account shall cease to be an Eligible Account after notice of such determination is given to the Borrower.

“Eligible Costs” means with respect to (i) Facility D-1, One Hundred Percent (100%) of the Lender-approved invoices (which shall not include installation costs) for Collateral up to an amount not to exceed the balance of the Facility D-1 Credit Commitment and (ii) Facility D-2, Ninety Percent (90%) of the Lender-approved invoices (which shall not include installation costs) for Collateral up to an amount not to exceed the balance of the Facility D-2 Credit Commitment.

“Employee Plan” includes any pension, stock bonus, employee stock ownership plan, retirement, profit sharing, deferred compensation, stock option, bonus or other incentive plan, whether qualified or nonqualified, or any disability, medical, dental or other health plan, life insurance or other death benefit plan, vacation benefit plan, severance plan or other employee benefit plan or arrangement, including, without limitation, those pension, profit-sharing and retirement plans of the Borrowers described from time to time in the financial statements of the Borrowers and any pension plan, welfare plan, Defined Benefit Pension Plans (as defined in ERISA) or any multi-employer plan, maintained or administered by the Borrowers or to which the Borrowers is a party or may have any liability or by which the Borrowers is bound.

“Environmental Laws” shall mean all present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Substance.

“Equipment” shall mean “equipment” as defined in the UCC that is owned by any Distribution Borrower or Fulfillment Borrower, as applicable, including, without limitation, any and all of such Borrower’s machinery, equipment, vehicles, fixtures, furniture, computers, appliances, tools, and other tangible personal property (other than inventory), whether located on such Borrower’s premises or located elsewhere, together with any and all accessions, parts and appurtenances thereto, whether presently owned or hereafter acquired by such Borrower.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Event of Default” shall mean any of the events or conditions which are set forth in Section 11 hereof.

“Facility A Applicable Margin” shall mean the rate per annum added to LIBOR and/or Fixed LIBOR to determine the Facility A Interest Rate as determined by the ratio of average daily Funded Debt of the Distribution Borrowers for the prior fiscal quarter to EBITDA of the Distribution Borrowers for the prior twelve months, effective as of any Interest Rate Change Date, as set forth below:

Ratio of Average Daily Funded Debt to EBITDA	Applicable Margin for LIBOR Loans and Fixed LIBOR Loans
Greater than 1.75 to 1:00	2.50%

Greater than 1.25 to 1.00; less than or equal to 1.75 to 1.00	2.25%
Greater than .85 to 1.00; less than or equal to 1.25 to 1.00	2.00%
Less than or equal to .85 to 1:00	1.75%

The Facility A Applicable Margin as of the date hereof is 1.75% for LIBOR Loans and Fixed LIBOR Loans.

“Facility A Interest Rate” shall mean the Distribution Borrowers’ from time to time option of (i) a floating per annum rate of interest equal to the Prime Rate, (ii) the LIBOR Rate plus the Facility A Applicable Margin or (iii) the Fixed LIBOR Rate plus the Facility A Applicable Margin.

“Facility A Loan” and “Facility A Loans” shall mean, respectively, each direct advance and the aggregate of all such direct advances made by the Lender to the Distribution Borrowers under and pursuant to this Agreement, as set forth in Section 2.1 of this Agreement.

“Facility A Loan Availability” shall mean, at any time, an amount equal to the lesser of (a) the Facility A Loan Commitment minus the Distribution Letter of Credit Obligations, or (b) the Distribution Borrowing Base Amount minus the Distribution Letter of Credit Obligations.

“Facility A Loan Commitment” shall mean Nine Million and 00/100 Dollars ($9,000,000.00) as such amount may be reduced pursuant to Section 2.1(c)(ii) hereof.

“Facility A Loan Mandatory Prepayment” shall have the meaning set forth in Section 2.1(c)(i) hereof.

“Facility A Note” shall mean a revolving note in the form prepared by and acceptable to the Lender, dated as of the date hereof, in the amount of the Facility A Loan Commitment and maturing on the Revolving Loan Maturity Date, duly executed by the Distribution Borrowers and payable to the order of the Lender, together with any and all renewal, extension, modification or replacement notes executed by the Distribution Borrowers and delivered to the Lender and given in substitution therefor.

“Facility B Applicable Margin” shall mean the rate per annum added to LIBOR and/or Fixed LIBOR to determine the Facility B Interest Rate as determined by the ratio of average daily Funded Debt of the Fulfillment Borrowers for the prior fiscal quarter to EBITDA of the Fulfillment Borrowers for the prior twelve months, effective as of any Interest Rate Change Date, as set forth below:

Ratio of Average Daily Funded Debt to EBITDA	Applicable Margin for LIBOR Loans and Fixed LIBOR Loans
Greater than 1.75 to 1:00	2.50%
Greater than 1.25 to 1.00; less than or equal to 1.75 to 1.00	2.25%
Greater than .85 to 1.00; less than or equal to 1.25 to 1.00	2.00%
Less than or equal to .85 to 1:00	1.75%

The Facility B Applicable Margin as of the date hereof is 2.00% for LIBOR Loans and Fixed LIBOR Loans.

“Facility B Interest Rate” shall mean the Fulfillment Borrower’s from time to time option of (i) a floating per annum rate of interest equal to the Prime Rate, (ii) the LIBOR Rate plus the Facility B Applicable Margin or (iii) the Fixed LIBOR Rate plus the Facility B Applicable Margin.

“Facility B Loan” and “Facility B Loans” shall mean, respectively, each direct advance and the aggregate of all such direct advances made by the Lender to the Fulfillment Borrowers under and pursuant to this Agreement, as set forth in Section 2.2 of this Agreement.

“Facility B Loan Availability” shall mean, at any time, an amount equal to the lesser of (a) the Facility B Loan Commitment minus the Fulfillment Letter of Credit Obligations, or (b) the Fulfillment Borrowing Base Amount minus the Fulfillment Letter of Credit Obligations.

“Facility B Loan Commitment” shall mean Eleven Million and 00/100 Dollars ($11,000,000.00) as such amount may be reduced pursuant to Section 2.2(c)(ii) hereof.

“Facility B Loan Mandatory Prepayment” shall have the meaning set forth in Section 2.2(c)(i) hereof.

“Facility B Note” shall mean a revolving note in the form prepared by and acceptable to the Lender, dated as of the date hereof, in the amount of the Facility B Loan Commitment and maturing on the Revolving Loan Maturity Date, duly executed by the Fulfillment Borrowers and payable to the order of the Lender, together with any and all renewal, extension, modification or replacement notes executed by the Fulfillment Borrowers and delivered to the Lender and given in substitution therefor.

“Facility C Loan” and “Facility C Loans” shall mean, respectively, each Facility C-1 Loan or Facility C-2 Loan and the aggregate of all such Facility C-1 Loans and Facility C-2 Loans.

“Facility C Loan Maturity Date” shall mean the fourth (4th) anniversary of the date such Facility C Loan was funded, unless extended by the Lender pursuant to any modification, extension or renewal note executed by the Borrowers and accepted by the Lender in its sole and absolute discretion in substitution for the Facility C-1 Notes and/or the Facility C-2 Notes.

“Facility C Notes” shall mean, collectively, the Facility C-1 Notes and the Facility C-2 Notes.

“Facility C-1 Applicable Margin” shall mean the rate per annum added to the Cost of Funds Rate to determine the Facility C-1 Interest Rate as determined by the ratio of average daily Funded Debt of the Distribution Borrowers for the prior fiscal quarter to EBITDA of the Distribution Borrowers for the previous twelve months, effective as of any Interest Rate Change Date, as set forth below:

Ratio of Average Daily Funded Debt to EBITDA	Applicable Margin for Fixed Rate Loans
Greater than 1.75 to 1:00	2.50%
Greater than 1.25 to 1.00; less than or equal to 1.75 to 1.00	2.25%
Greater than .85 to 1.00; less than or equal to 1.25 to 1.00	2.00%
Less than or equal to .85 to 1:00	1.75%

The Facility C-1 Applicable Margin as of the date hereof is 1.75% for fixed rate Facility C-1 Loans.

“Facility C-1 Interest Rate” shall mean, with respect to each Facility C-1 Loan, the Distribution Borrower’s option at the time of the request for such Loan of (a) a floating per annum rate of interest equal to the Prime Rate or (b) the Cost of Funds Rate plus the Facility C-1 Applicable Margin.

“Facility C-1 Loan” and “Facility C-1 Loans” shall mean, respectively, each direct advance and the aggregate of all such direct advances from time to time made by the Lender to the Distribution Borrowers in the form of a Facility C-1 Loan under and pursuant to Section 2.3 of this Agreement.

“Facility C-1 Loan Commitment” shall mean an amount equal to the lesser of (a) One Million and 00/100 Dollars ($1,000,000.00) and (b) Three Million and 00/100 Dollars ($3,000,000.00) minus the aggregate principal amount of the Facility C-1 Loans and Facility C-2 Loans made as of such date.

“Facility C-1 Loan Prepayment Date” shall have the meaning set forth in Section 2.3(c)(ii) hereof.

“Facility C-1 Loan Prepayment Premium” shall have the meaning set forth in Section 2.3(c)(ii) hereof.

“Facility C-1 Note” shall mean a capex note in the form prepared by and acceptable to the Lender, dated as of the date hereof, in the amount of the Facility C-1 Loan Commitment and maturing on the Facility C Loan Maturity Date, duly executed by the Distribution Borrowers and payable to the order of the Lender, together with any and all renewal, extension, modification or replacement notes executed by the Distribution Borrowers and delivered to the Lender and given in substitution therefor.

“Facility C-2 Applicable Margin” shall mean the rate per annum added to the Cost of Funds Rate to determine the Facility C-1 Interest Rate as determined by the ratio of average daily Funded Debt of the Fulfillment Borrowers for the prior fiscal quarter to EBITDA of the Fulfillment Borrowers for the previous twelve months, effective as of any Interest Rate Change Date, as set forth below:

Ratio of Average Daily Funded Debt to EBITDA	Applicable Margin for Fixed Rate Loans
Greater than 1.75 to 1:00	2.50%
Greater than 1.25 to 1.00; less than or equal to 1.75 to 1.00	2.25%
Greater than .85 to 1.00; less than or equal to 1.25 to 1.00	2.00%
Less than or equal to .85 to 1:00	1.75%

The Facility C-2 Applicable Margin as of the date hereof is 2.00% for fixed rate Facility C-2 Loans.

“Facility C-2 Interest Rate” shall mean, with respect to each Facility C-2 Loan, the Fulfillment Borrowers’ option at the time of the request for such loan of (a) a floating per annum rate of interest equal to the Prime Rate or (b) the Cost of Funds Rate plus the Facility C-2 Applicable Margin.

“Facility C-2 Loan” and “Facility C-2 Loans” shall mean, respectively, each direct advance and the aggregate of all such direct advances from time to time made by the Lender to the Fulfillment Borrowers in the form of a Facility C-2 Loan under and pursuant to Section 2.4 of this Agreement.

“Facility C-2 Loan Commitment” shall mean an amount equal to Three Million and 00/100 Dollars ($3,000,000.00) minus the aggregate amount of the Facility C-1 Loans and Facility C-2 Loans made as of such date.

“Facility C-2 Loan Prepayment Date” shall have the meaning set forth in Section 2.4(c)(ii) hereof.

“Facility C-2 Loan Prepayment Premium” shall have the meaning set forth in Section 2.4(c)(ii) hereof.

“Facility C-2 Note” shall mean a capex note in the form prepared by and acceptable to the Lender, dated as of the date hereof, in the amount of the Facility C-2 Loan Commitment and maturing on the Facility C Loan Maturity Date, duly executed by the Fulfillment Borrowers and payable to the order of the Lender, together with any and all renewal, extension, modification or replacement notes executed by the Fulfillment Borrowers and delivered to the Lender and given in substitution therefor.

“Facility D Default Interest Rate” shall have the meaning set forth in Section 2.5(g) hereof.

“Facility D Loans” shall mean, collectively, the Facility D-1 Loans and the Facility D-2 Loans made by the Lender to the Fulfillment Borrowers under and pursuant to this Agreement.

“Facility D Note” and “Facility D Notes” shall mean, respectively, each of and collectively, the Facility D-1 Notes and the Facility D-2 Notes.

“Facility D-1” shall mean the Facility D-1 Loan and the Facility D-1 Notes evidencing such Facility D-1 Loan arising under Section 2.5(a) of this Agreement.

“Facility D-1 Credit Commitment” shall mean the commitment of the Lender arising under Section 2.5(a) hereof to fund advances for the period ending on April 30, 2005, not to exceed in the aggregate outstanding at any one time hereunder Four Million Six Hundred Thousand and No/100ths Dollars ($4,600,000.00), of which the aggregate principal amount outstanding is Four Million Five Hundred and Ninety-Eight Thousand One Hundred and Thirteen and 53/100ths Dollars ($4,598,113.53) and the remaining available principal amount of the Facility D-1 Credit Commitment is One Thousand Eight Hundred and Eighty-Six and 47/100ths Dollars ($1,886.47) as of April 28, 2005.

“Facility D-1 Funding Date” shall have the meaning ascribed to such term in Section 2.5(b).

“Facility D-1 Loan Prepayment Date” shall have the meaning set forth in Section 2.5(b)(iii) hereof.

“Facility D-1 Loan Prepayment Premium” shall have the meaning set forth in Section 2.5(b)(iii) hereof.

“Facility D-1 Note” shall mean one or more Amended and Restated Equipment Notes made by the Fulfillment Borrowers and payable to the Lender, substantially in the form attached hereto as Exhibit A, and any and all extensions and renewals thereof, amendments thereto and substitutions or replacements therefor.

“Facility D-1 Stated Maturity Date” shall mean for each Note arising under Facility D-1, the applicable Funding Date plus either (i) three (3) years for Facility D-1 Loans made to fund Three Year Property or (ii) four (4) years for Facility D-1 Loans made to fund Four Year Property.

“Facility D-2” shall mean the Facility D-2 Loan and the Facility D-2 Notes evidencing such Facility D-2 Loan arising under Section 2.5(c) of this Agreement.

“Facility D-2 Amortization Period” shall have the meaning ascribed to such term in Section 2.5(d)(ii).

“Facility D-2 Credit Commitment” shall mean the commitment of the Lender arising under Section 2.5(c) hereof to fund advances for the period ending on April 30, 2005, not to exceed in the aggregate outstanding at any one time hereunder Three Million and No/100ths Dollars ($3,000,000.00), of which the aggregate principal amount outstanding is Two Million Five Hundred and Sixty-Six Thousand Eight Hundred and Seventy-One and 4/100ths Dollars ($2,566,871.04) and the remaining available principal amount of the Facility D-1 Credit Commitment is Four Hundred and Thirty-Three Thousand One Hundred Twenty-Eight and 96/100ths Dollars ($433,128.96) as of April 28, 2005.

“Facility D-2 Funding Date” shall have the meaning ascribed to such term in Section 2.5(d).

“Facility D-2 Loan Prepayment Date” shall have the meaning set forth in Section 2.5(d)(iii) hereof.

“Facility D-2 Loan Prepayment Premium” shall have the meaning set forth in Section 2.5(d)(iii) hereof.

“Facility D-2 Note” shall mean one or more Amended and Restated Equipment Notes made by the Fulfillment Borrowers and payable to the Lender, substantially in the form attached hereto as Exhibit A, and any and all extensions and renewals thereof, amendments thereto and substitutions or replacements therefor.

“Facility D-2 Stated Maturity Date” shall mean for each Note arising under Facility D-2, the applicable Funding Date plus either (i) three (3) years or (ii) four (4) years, as applicable based upon the Facility D-2 Amortization Period selected by Borrower pursuant to Section 2.5(b)(ii).

“Fixed LIBOR” shall mean, with respect to any Interest Period, a rate of interest equal to (a) the per annum rate of interest at which United States dollar deposits for a thirty-day LIBOR period are offered in the London Interbank Eurodollar market at 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period (or three Business Days prior to the commencement of such Interest Period if banks in London, England were not open and dealing in offshore United States dollars on such second preceding Business Day), as displayed in the Bloomberg Financial Markets system (or other authoritative source selected by the Lender in its sole discretion), divided by (b) a number determined by subtracting from 1.00 the then stated maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D), or, if Fixed LIBOR is not determinable in accordance with the foregoing, as Fixed LIBOR is otherwise determined by the Lender in its sole and absolute discretion. The Lender’s determination of Fixed LIBOR shall be conclusive, absent manifest error.

“Fixed LIBOR Loan” or “Fixed LIBOR Loans” shall mean that portion, and collectively those portions, of the aggregate outstanding principal balance of the Loans that bear interest at the Fixed LIBOR Rate plus the Facility A Applicable Margin or Facility B Applicable Margin, as applicable.

“Fixed LIBOR Rate” shall mean, for each Interest Period, a per annum rate of interest equal to Fixed LIBOR, which Fixed LIBOR Rate shall remain fixed during such Interest Period.

“Four Year Property” shall mean (a) the following property owned by the Fulfillment Borrowers as of July 1, 2002: (i) equipment and software comprising the Fulfillment Borrowers’ imaging system, (ii) high speed inserters installed at the Fulfillment Borrowers’ letter shop in Marion, Ohio and (iii) IBM CPU 9672-X27 computer with related software and maintenance contract, (b) all machinery or equipment, other than computer equipment, directly or indirectly acquired by the Fulfillment Borrowers after July 1, 2002 with the proceeds of one or more Facility D-1 Loans hereunder, which shall expressly include Facility D-1 Loans which reimburse the Fulfillment Borrowers for the cost of acquiring the same, and (c) documentation, warranties and all other rights of the Fulfillment Borrowers acquired by the Fulfillment Borrowers as part of its acquisition of the foregoing items in clauses (a) and (b).

“Fulfillment Borrower Collateral” shall mean all Collateral of the Fulfillment Borrowers.

“Fulfillment Borrowers” shall mean KFS, KFSO and KNC.

“Fulfillment Borrowing Base Amount” shall mean the lesser of (a) an amount equal to eighty-five percent (85%) of the net amount (after deduction of such reserves and allowances deemed appropriate by the Lender in its good faith discretion based upon its customary business lending practices) of all Fulfillment Eligible Accounts, and (b) Eleven Million and 00/100 Dollars ($11,000,000.00).

“Fulfillment Borrowing Base Certificate” shall mean a Borrowing Base Certificate relating solely to the Fulfillment Borrowers.

“Fulfillment Change in Control” shall mean the occurrence of any of the following events: (a) the Parent shall cease to own and control, directly or indirectly, 100% of the outstanding Capital Securities of KNC; (b) KNC shall cease to, directly or indirectly, own and control 100% of each class of the outstanding Capital Securities of KFS and KFSO or of the surviving or resulting corporation in the event of their merger or consolidation; or (c) the granting by the Parent, directly or indirectly, of a security interest in its ownership interest in any of the Fulfillment Borrowers, which could result in a change in the identity of the individuals or entities in control of such Fulfillment Borrower. For the purpose hereof, the terms “control” or “controlling” shall mean the possession of the power to direct, or cause the direction of, the management and policies of the Fulfillment Borrowers by contract or voting of securities or ownership interests.

“Fulfillment Default Rate” shall mean a per annum rate of interest equal to the Prime Rate plus two percent (2%).

“Fulfillment Eligible Account” shall mean an Eligible Account owing to a Fulfillment Borrower.

“Fulfillment Event of Default” shall mean an Event of Default (a) pertaining solely to any Fulfillment Borrower or (b) occurring with respect to any Facility B Loan, Facility C-2 Loan or Fulfillment Letter of Commitment.

“Fulfillment Letter of Credit” and “Fulfillment Letters of Credit” shall mean, respectively, a letter of credit and all such letters of credit issued by the Lender, in its sole discretion, upon the execution and delivery by the Fulfillment Borrowers and the acceptance by the Lender of a Master Letter of Credit Agreement and a Letter of Credit Application, as set forth in Section 2.9 of this Agreement.

“Fulfillment Letter of Credit Commitment” shall mean, at any time, an amount equal the lesser of (a) the Facility B Loan Commitment minus the aggregate amount of all Facility B Loans outstanding minus the aggregate amount of all Fulfillment Letter of Credit Obligations and (b) $250,000.00.

“Fulfillment Letter of Credit Obligations” shall mean, at any time, an amount equal to the aggregate of the original face amounts of all Fulfillment Letters of Credit minus the sum of (i) the amount of any reductions in the original face amount of any Fulfillment Letter of Credit which did not result from a draw thereunder, (ii) the amount of any payments made by the Lender with respect to any draws made under a Fulfillment Letter of Credit for which the Borrowers have reimbursed the Lender, (iii) the amount of any payments made by the Lender with respect to any draws made under a Fulfillment Letter of Credit which have been converted to a Facility B Loan as set forth in Section 2.9, and (iv) the portion of any issued but expired Fulfillment Letter of Credit which has not been drawn by the beneficiary thereunder. For purposes of determining the outstanding Fulfillment Letter of Credit Obligations at any time, the Lender’s acceptance of a draft drawn on the Lender pursuant to a Fulfillment Letter of Credit shall constitute a draw on the applicable Fulfillment Letter of Credit at the time of such acceptance.

“Fulfillment Lockbox” shall have the meaning set forth in Section 6.9(b) hereof.

“Fulfillment Lockbox Account” shall have the meaning set forth in Section 6.9(b) hereof.

“Fulfillment Lockbox Agreement” shall have the meaning set forth in Section 8.22(b) hereof.

“Fulfillment Master Letter of Credit Agreement” shall have the meaning set forth in Section 2.9 hereof.

“Fulfillment Material Adverse Effect” shall mean (a) a material adverse change in, or a material adverse effect upon, the assets, business, properties, prospects, condition (financial or otherwise) or results of operations of the Fulfillment Borrowers taken as a whole, (b) a material impairment of the ability of the Fulfillment Borrowers to perform any of the Obligations under any of the Loan Documents, or (c) a material adverse effect on (i) any substantial portion of the Collateral of the Fulfillment Borrowers, (ii) the legality, validity, binding effect or enforceability against the Fulfillment Borrowers of any of the Loan Documents, (iii) the perfection or priority of any Lien granted to the Lender under any Loan Document by the Fulfillment Borrowers, or (iv) the rights or remedies of the Lender with respect to the Fulfillment Borrowers under any Loan Document.

“Fulfillment Unmatured Event of Default” shall mean any event which, with the giving of notice, the passage of time or both, would constitute a Fulfillment Event of Default.

“Funded Debt” shall mean, as to any Person, all Debt of such Person that matures more than one year from the date of its creation (or is renewable or extendible, at the option of such Person, to a date more than one year from such date).

“GAAP” shall mean generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination, provided, however, that interim financial statements or reports shall be deemed in compliance with GAAP despite the absence of footnotes and fiscal year-end adjustments as required by GAAP.

“Hazardous Substances” shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, radon gas and mold; (b) any chemicals, materials, pollutant or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous substances”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, “pollutants” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to, or release of which is prohibited, limited or regulated by any governmental authority or for which any duty or standard of care is imposed pursuant to, any Environmental Law.

“Hedging Agreement” shall mean any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

“Hedging Obligation” shall mean, with respect to any Person, any liability of such Person under any Hedging Agreement.

“Inactive Subsidiaries” shall mean each of Distribunet, Inc., a Delaware corporation, Magazine Connection, Inc., a Delaware corporation, Magazinet Management, L.L.C., a Delaware limited liability company and Magazinet, L.P., a Delaware limited partnership.

“Indemnified Party” and “Indemnified Parties” shall mean, respectively, each of the Lender and any parent corporation, Affiliate or Subsidiary of the Lender, and each of their respective officers, directors, employees, attorneys and agents, and all of such parties and entities.

“Intellectual Property” shall mean the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, patents, service marks and trademarks, and all registrations and applications for registration therefor and all licensees thereof, trade names, domain names, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Charges” shall mean, for any period, the sum of: (a) all interest, charges and related expenses payable with respect to that fiscal period to a lender in connection with borrowed money or the deferred purchase price of assets that are treated as interest in accordance with GAAP, plus (b) the portion of Capitalized Lease Obligations with respect to that fiscal period that should be treated as interest in accordance with GAAP, plus (c) all charges paid or payable (without duplication) during that period with respect to any Hedging Agreements, plus (d) all debt, discount and expense amortized or required to be amortized in the determination of Net Income for such period.

“Interest Period” shall mean successive monthly periods, beginning on the first day and ending on the last day of each month, provided, that, the first Interest Period hereunder shall begin on April 28, 2005 and shall end on April 30, 2005.

"Interest Rate Change Date" shall mean the first Business Day of each month.

“Investment” shall mean, with respect to any Person, any investment in another Person, whether by acquisition of any debt or equity security, by making any loan or advance, by becoming obligated with respect to a Contingent Liability in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business); provided, that any advance made to a publisher in the ordinary course of business and consistent with past business practices shall not be considered an Investment hereunder.

“Lender Product Agreements” shall mean those certain agreements entered into from time to time by the Borrowers with the Lender or any Affiliate of the Lender concerning Lender Products.

“Lender Product Obligations” shall mean all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by the Borrowers to the Lender or any Affiliate of the Lender pursuant to or evidenced by the Lender Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

“Lender Products” shall mean any service or facility extended to the Borrowers by the Lender or any Affiliate of the Lender, including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) Hedging Agreements.

“Letter of Credit” and “Letters of Credit” shall mean, respectively, a Distribution Letter of Credit or a Fulfillment Letter of Credit and all such Distribution Letters of Credit and Fulfillment Letters of Credit.

“Letter of Credit Application” shall mean, with respect to any request for the issuance of a Letter of Credit, a letter of credit application in the form being used by the Lender at the time of such request for the type of Letter of Credit requested.

“Letter of Credit Maturity Date” shall mean the applicable Revolving Loan Maturity Date.

“Liabilities” shall mean at all times all liabilities of the Borrowers that would be shown as such on a balance sheet of the Borrowers prepared in accordance with GAAP.

“LIBOR” shall mean, with respect to any LIBOR Interest Period, a rate of interest equal to (a) the per annum rate of interest at which United States dollar deposits for a period equal to the relevant LIBOR Interest Period are offered in the London Interbank Eurodollar market at 11:00 a.m. (London time) on the Business Day pertaining to such LIBOR Interest Period, as displayed in the Bloomberg Financial Markets system (or other authoritative source selected by the Lender in its sole discretion), divided by (b) a number determined by subtracting from 1.00 the then stated maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D), or, if LIBOR is not determinable in accordance with the foregoing, as LIBOR is otherwise determined by the Lender in its sole and absolute discretion. The Lender’s determination of LIBOR shall be conclusive, absent manifest error.

“LIBOR Interest Period” shall mean successive one day periods, beginning and ending as provided in this Agreement.

“LIBOR Loan” or “LIBOR Loans” shall mean that portion, and collectively those portions, of the aggregate outstanding principal balance of the Loans that bear interest at the LIBOR Rate plus the Facility A Applicable Margin or Facility B Applicable Margin, as applicable.

“LIBOR Rate” shall mean, for each LIBOR Interest Period, a per annum rate of interest equal to LIBOR.

“Lien” shall mean, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including, without limitation, an interest in respect of a Capital Lease) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

“Loans” shall mean, collectively, all Revolving Loans, all Facility C Loans and all Facility D Loans made by the Lender to the Borrowers and all Letter of Credit Obligations, under and pursuant to this Agreement.

“Loan Documents” shall mean each of the agreements, documents, instruments and certificates set forth in Section 3.1 hereof, and any and all such other instruments, documents, certificates and agreements from time to time executed and delivered by the Borrowers or any of their Affiliates for the benefit of the Lender pursuant to any of the foregoing, and all amendments, restatements, supplements and other modifications thereto.

“Lockbox Agreement” shall have the meaning set forth in Section 8.22 hereof.

“Master Letter of Credit Agreement” shall mean, at any time, with respect to the issuance of Letters of Credit, a Master Letter of Credit Agreement in the form being used by the Lender at such time.

“Net Income” shall mean, with respect to the applicable Borrowers for any period, the consolidated net income (or loss) of such Borrowers for such period as determined in accordance with GAAP, excluding any gains or losses from Asset Dispositions, any extraordinary gains or losses and any gains or losses from discontinued operations.

“Non-Excluded Taxes” shall have the meaning set forth in Section 2.10(a) hereof.

“Non-Utilization Fee” shall have the meaning set forth in Section 8.24 hereof.

“Note” and “Notes” shall mean, respectively, each of and collectively, the Facility A Note, the Facility B Note, the Facility C-1 Notes, the Facility C-2 Notes, the Facility D-1 Notes and the Facility D-2 Notes.

“Obligations” shall mean the Loans, as evidenced by any Note, all interest accrued thereon (including interest which would be payable as post-petition interest in connection with any bankruptcy or similar proceeding, whether or not permitted as a claim thereunder), any fees due the Lender hereunder, any expenses incurred by the Lender hereunder and any and all other liabilities and obligations of the Borrowers to the Lender under this Agreement and any other Loan Document, including any reimbursement obligations of the Borrowers in respect of Letters of Credit and surety bonds, all Hedging Obligations of the Borrowers which are owed to the Lender or any Affiliate of the Lender, and all Lender Product Obligations of the Borrowers, all in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, together with any and all renewals or extensions thereof.

“Obligor” shall mean the Borrowers, any accommodation endorser, third party pledgor, or any other party other than the Parent liable with respect to the Obligations.

“Organizational Identification Number” means, with respect to Borrower, the organizational identification number assigned to the Borrowers by the applicable governmental unit or agency of the jurisdiction of organization of the Borrowers.

“Other Taxes” shall mean any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from the execution, delivery, enforcement or registration of, or otherwise with respect to, this Agreement or any of the other Loan Documents.

“Parent” shall mean Kable Media Services, Inc., a Delaware corporation.

“Permitted Liens” shall mean (a) Liens for Taxes, assessments or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which the affected Person maintains adequate reserves in accordance with GAAP and in respect of which no Lien has been filed; (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law, and (ii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services, which do not in the aggregate materially detract from the value of the property or assets of the

Borrowers or materially impair the use thereof in the operation of the Borrower’s business and, in each case, for which it maintains adequate reserves in accordance with GAAP and in respect of which no Lien has been filed; (c) Liens described on Schedule 9.2 as of the Closing Date and the replacement, extension or renewal of any such Lien upon or in the same property subject thereto arising out of the extension, renewal or replacement of the Debt secured thereby (without increase in the amount thereof); (d) with respect to the Distribution Borrowers, attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding Fifty Thousand and 00/100 Dollars ($50,000.00) arising in connection with court proceedings and with respect to the Fulfillment Borrowers attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding Fifty Thousand and 00/100 Dollars ($50,000.00) arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings and to the extent such judgments or awards do not constitute an Event of Default under Section 11.8 hereof; (e) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Borrowers; (f) subject to the limitation set forth in Section 9.1(e), Liens arising in connection with Capitalized Lease Obligations (and attaching only to the property being leased); (g) subject to the limitation set forth in Section 9.1(f), Liens that constitute purchase money security interests on any property securing Debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within twenty (20) days of the acquisition thereof and attaches solely to the property so acquired; and (h) Liens granted to the Lender hereunder and under the Loan Documents.

“Person” shall mean any natural person, partnership, limited liability company, limited liability partnership, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

“Prime Loan” or “Prime Loans” shall mean that portion, and collectively, those portions of the aggregate outstanding principal balance of the Loans that bear interest at the Prime Rate.

“Prime Rate” shall mean the floating per annum rate of interest which at any time, and from time to time, shall be most recently announced by the Lender as its Prime Rate, which is not intended to be the Lender’s lowest or most favorable rate of interest at any one time. The effective date of any change in the Prime Rate shall for purposes hereof be the date the Prime Rate is changed by the Lender. The Lender shall not be obligated to give notice of any change in the Prime Rate.

“Principal Shareholder“ shall mean AMREP Corporation, an Oklahoma corporation.

“Regulatory Change” shall mean the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over the Lender or its lending office.

“Revolving Loan” and “Revolving Loans” shall mean, respectively, each Facility A Loan or Facility B Loan and the aggregate of all such Facility A Loans and Facility B Loans.

“Revolving Loan Maturity Date” shall mean for the Facility A Loan and the Facility B Loan, respectively, the earlier of (i) May 1, 2010 and (ii) the acceleration of such Loan upon the occurrence of an Event of Default affecting such Loan, unless extended by the Lender pursuant to any modification, extension or renewal note executed by the Borrowers and accepted by the Lender in its sole and absolute discretion in substitution for a Facility A Note or a Facility B Note, as applicable.

“Shareholder’s Equity” shall mean at any time the total assets minus the total liabilities adjusted to eliminate the effect of net accumulated other comprehensive loss with respect to any unpaid liabilities related to any Employee Plan as would be shown on a consolidated balance sheet of the Distribution Borrowers or the Fulfillment Borrowers, as the case may be, prepared in accordance with GAAP.

“Subsidiary” and “Subsidiaries” shall mean, respectively, with respect to any Person, each and all such corporations, partnerships, limited partnerships, limited liability companies, limited liability partnerships, joint ventures or other entities of which or in which such Person owns, directly or indirectly, such number of outstanding Capital Securities as have more than fifty percent (50.00%) of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Borrower.

“Taxes” shall mean any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing.

“Three Year Property” shall mean (a) the following property owned by the Fulfillment Borrowers as of July 1, 2002: (i) Order Power! Software, (ii) Nortel Symposium telephone call center system and (iii) 55 Compaq lap top computers used by Borrower’s traveling sales force, (b) all computer equipment and software, directly or indirectly acquired by Borrower after July 1, 2002 with the proceeds of one or more Facility D-1 Loans hereunder, which shall expressly include Facility D-1 Loans which reimburse the Fulfillment Borrowers for the cost of acquiring the same, and (c) documentation, warranties and all other rights of the Fulfillment Borrowers acquired by the Fulfillment Borrowers as part of its acquisition of the foregoing items in clauses (a) and (b).

“Total Debt” shall mean all Debt of the applicable Borrowers, determined on a consolidated basis, excluding (i) Contingent Liabilities (except to the extent constituting Contingent Liabilities in respect of the Debt of a Person other than such Borrowers), (ii) Hedging

Obligations, (iii) Debt of such Borrowers to other such Borrowers and Debt of Subsidiaries to such Borrowers, and (iv) contingent obligations in respect of undrawn Letters of Credit.

“UCC” shall mean the Uniform Commercial Code in effect in the state of Illinois from time to time.

“United States Treasury Securities” means actively traded United States Treasury bonds, bills and notes.

“Unmatured Event of Default” shall mean any event which, with the giving of notice, the passage of time or both, would constitute an Event of Default.

“Voidable Transfer” shall have the meaning set forth in Section 13.21 hereof.

“Wholly-Owned Subsidiary” shall mean any Subsidiary of which or in which the Borrowers own, directly or indirectly, one hundred percent (100%) of the Capital Securities of such Subsidiary.

1.2       Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP. Calculations and determinations of financial and accounting terms used and not otherwise specifically defined hereunder and the preparation of financial statements to be furnished to the Lender pursuant hereto shall be made and prepared, both as to classification of items and as to amount, in accordance with sound accounting practices and GAAP as used in the preparation of the financial statements of the Borrowers on the date of this Agreement. If any changes in accounting principles or practices from those used in the preparation of the financial statements are hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions), which results in a material change in the method of accounting in the financial statements required to be furnished to the Lender hereunder or in the calculation of financial covenants, standards or terms contained in this Agreement, the parties hereto agree to enter into good faith negotiations to amend such provisions so as equitably to reflect such changes to the end that the criteria for evaluating the financial condition and performance of the Borrowers will be the same after such changes as they were before such changes; and if the parties fail to agree on the amendment of such provisions, the Borrowers will furnish financial statements in accordance with such changes, but shall provide calculations for all financial covenants, perform all financial covenants and otherwise observe all financial standards and terms in accordance with applicable accounting principles and practices in effect immediately prior to such changes. Calculations with respect to financial covenants required to be stated in accordance with applicable accounting principles and practices in effect immediately prior to such changes shall be reviewed and certified by the Borrower’s accountants. Calculations of all accounting items included within each financial covenant or other determination set forth in this Agreement shall be on a consolidated basis for the Distribution Borrowers or Fulfillment Borrowers as applicable.

1.3       Other Terms Defined in UCC. All other capitalized words and phrases used herein and not otherwise specifically defined herein shall have the respective meanings assigned to such terms in the UCC, to the extent the same are used or defined therein.

1.4	Other Interpretive Provisions.

(a)            The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa, and in particular the word “Borrower” shall be so construed.

(b)            Section and Schedule references are to this Agreement unless otherwise specified. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement

(c)            The term “including” is not limiting, and means “including, without limitation”.

(d)            In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”.

(e)            Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

(f)             To the extent any of the provisions of the other Loan Documents are inconsistent with the terms of this Loan Agreement, the provisions of this Loan Agreement shall govern.

(g)            This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

Section 2.	COMMITMENT OF THE BANK.

2.1	Facility A Loans.

(a)            Facility A Loan Commitment. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties of the Distribution Borrowers set forth herein and in the other Loan Documents, the Lender agrees to make such Facility A Loans at such times as the Distribution Borrowers may from time to time request until, but not including, the Revolving Loan Maturity Date, and in such amounts as the Distribution Borrowers may from time to time request, provided, however, that the aggregate principal balance of all Facility A Loans outstanding at any time shall not exceed the Facility A Loan Availability. Facility A Loans made by the Lender may be repaid and, subject to the terms and conditions hereof, borrowed again up to, but not including the Revolving Loan Maturity Date unless the Facility A Loans are otherwise accelerated, terminated or extended as provided in this Agreement. The Facility A Loans shall be used by the Distribution Borrowers for the purpose of refinancing an existing line of credit and to provide for short term working capital needs.

(b)            Facility A Loan Interest and Payments. Except as otherwise provided in this Section 2.1(b), the principal amount of the Facility A Loans outstanding from time to time shall bear interest at the applicable Facility A Interest Rate. Accrued and unpaid interest on the unpaid principal balance of all Facility A Loans outstanding from time to time shall be due and payable monthly, in arrears, commencing on the last Business Day of May, 2005 and continuing on the last Business Day of each calendar month thereafter, and on the Revolving Loan Maturity Date. Any amount of principal or interest on the Facility A Loans which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest payable on demand at the Distribution Default Rate.

(c)	Facility A Loan Principal Payments.

(i)              Facility A Loan Mandatory Payments. All Facility A Loans hereunder shall be repaid by the Distribution Borrowers on the Revolving Loan Maturity Date for Facility A Loans, unless payable sooner pursuant to the provisions of this Agreement. In the event the aggregate outstanding principal balance of all Facility A Loans and Distribution Letter of Credit Obligations hereunder exceeds the Facility A Loan Availability, the Distribution Borrowers shall, without notice or demand of any kind, immediately make such repayments of the Facility A Loans or take such other actions as are satisfactory to the Lender as shall be necessary to eliminate such excess. Also, if the Distribution Borrowers choose not to convert any Facility A Loan which is a LIBOR Loan to a Prime Loan as provided in Section 2.6(a) and Section 2.6(b), then such Facility A Loan shall immediately be due and payable on the last Business Day of the then existing LIBOR Interest Period or on such earlier date as required by law, all without further demand, presentment, protest or notice of any kind, all of which are hereby waived by the Distribution Borrowers.

(ii)         Optional Prepayments; Voluntary Reductions or Termination of the Facility A Commitment. The Distribution Borrowers may from time to time prepay the Facility A Loans, in whole or in part, without any prepayment penalty whatsoever, provided that any prepayment of the entire principal balance shall include accrued interest on such Facility A Loans to the date of such prepayment. The Distribution Borrowers may from time to time on at least five Business Days’ prior written notice received by the Lender permanently reduce the Facility A Commitment to an amount not less than the amounts then Outstanding under any Facility A Loans plus the outstanding amount of all Distribution Letter of Credit Obligations. Any such reduction shall be in an amount not less than $100,000 or a higher integral multiple of $50,000. Concurrently with any reduction of the Revolving Commitment to zero, the Distribution Borrowers shall pay all interest on the Facility A Loans, all non-use fees and all letter of credit fees and shall Cash Collateralize in full all Distribution Letters of Credit Obligations.

2.2	Facility B Loans.

(a)            Facility B Loan Commitment. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties of the Fulfillment Borrowers set forth herein and in the other Loan Documents, the Lender agrees to make such Facility B Loans at such times as the Fulfillment Borrowers may from time to time request until, but not including, the Revolving Loan Maturity Date, and in such amounts as the Fulfillment Borrowers may from time to time request, provided, however, that the aggregate principal balance of all Facility B Loans outstanding at any time shall not exceed the Facility B Loan Availability. Facility B Loans made by the Lender may be repaid and, subject to the terms and conditions hereof, borrowed again up to, but not including the Revolving Loan Maturity Date unless the Facility B Loans are otherwise accelerated, terminated or extended as provided in this Agreement. The Facility B Loans shall be used by the Fulfillment Borrowers for the purpose of refinancing an existing line of credit and to provide for short term working capital needs.

(b)            Facility B Loan Interest and Payments. Except as otherwise provided in this Section 2.2(b), the principal amount of the Facility B Loans outstanding from time to time shall bear interest at the applicable Facility B Interest Rate. Accrued and unpaid interest on the unpaid principal balance of all Facility B Loans outstanding from time to time shall be due and payable monthly, in arrears, commencing on the last Business Day of May, 2005 and continuing on the last Business Day of each calendar month thereafter, and on the Revolving Loan Maturity Date. Any amount of principal or interest on the Facility B Loans which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest payable on demand at the Fulfillment Default Rate.

(c)	Facility B Loan Principal Payments.

(i)              Facility B Loan Mandatory Payments. All Facility B Loans hereunder shall be repaid by the Fulfillment Borrowers on the Revolving Loan Maturity Date for Facility B Loans, unless payable sooner pursuant to the provisions of this Agreement. In the event the aggregate outstanding principal balance of all Facility B Loans and Fulfillment Letter of Credit Obligations

hereunder exceeds the Facility B Loan Availability, the Fulfillment Borrowers shall, without notice or demand of any kind, immediately make such repayments of the Facility B Loans or take such other actions as are satisfactory to the Lender as shall be necessary to eliminate such excess. Also, if the Fulfillment Borrowers choose not to convert any Facility B Loan which is a LIBOR Loan to a Prime Loan as provided in Section 2.6(a) and Section 2.6(b), then such Facility B Loan shall immediately be due and payable on the last Business Day of the then existing LIBOR Interest Period or on such earlier date as required by law, all without further demand, presentment, protest or notice of any kind, all of which are hereby waived by the Fulfillment Borrowers.

(ii)             Optional Prepayments; Voluntary Reductions or Termination of the Facility B Commitment. The Fulfillment Borrowers may from time to time prepay the Facility B Loans, in whole or in part, without any prepayment penalty whatsoever, provided that any prepayment of the entire principal balance shall include accrued interest on such Facility B Loans to the date of such prepayment. The Fulfillment Borrowers may from time to time on at least five Business Days’ prior written notice received by the Lender permanently reduce the Facility B Commitment to an amount not less than the amounts then Outstanding under any Facility B Loans plus the outstanding amount of all Fulfillment Letter of Credit Obligations. Any such reduction shall be in an amount not less than $100,000 or a higher integral multiple of $50,000. Concurrently with any reduction of the Revolving Commitment to zero, the Fulfillment Borrowers shall pay all interest on the Facility B Loans, all non-use fees and all letter of credit fees and shall Cash Collateralize in full all Fulfillment Letters of Credit Obligations.

2.3	Facility C-1 Loans.

(a)            Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties of the Distribution Borrowers set forth herein and in the other Loan Documents, the Lender agrees to make Facility C-1 Loans at such times as the Distribution Borrowers may from time to time request until, but not including, May 1, 2006, and in such amounts as the Distribution Borrowers may from time to time request, provided, however, that the aggregate principal balance of all Facility C-1 Loans outstanding at any time shall not exceed the lesser of (i) the Facility C-1 Loan Commitment, and (ii) an amount equal to ninety percent (90.00%) of the aggregate invoice cost (excluding transportation and installation costs) of all new Equipment financed with the proceeds of the Facility C-1 Loans. The proceeds of each Facility C-1 Loan shall be used solely by the Distribution Borrowers to purchase Equipment.

(b)            Facility C-1 Loan Interest. The Distribution Borrowers shall have the right at the time of the request for a Facility C-1 Loan to make a one-time interest rate election for that Facility C-1 Loan to bear interest at the Prime Rate or Cost of Funds Rate plus the Facility C-1 Applicable Margin. Except as otherwise provided in this Section 2.3(b), the principal amount of the Facility C-1 Loans outstanding from time to time shall bear interest at the Facility C-1 Interest Rate. Any amount of principal or interest on the Facility C-1 Loans which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest payable on demand at the Distribution Default Rate. Principal amounts repaid on the Facility C-1 Note may not be borrowed again.

(c)            Facility C-1 Loan Interest and Principal Payments. (i) Accrued and unpaid principal of and interest on the aggregate principal balance of the Facility C-1 Loans outstanding from time to time shall be due and payable monthly, in arrears, commencing on the last Business Day of the month following the date of such Facility C-1 Loan and continuing on the last Business Day of each calendar month thereafter through, but not including the Facility C Loan Maturity Date. The outstanding principal balance of each Facility C-1 Loan shall be repaid in equal monthly installments based upon the principal balance of such Facility C-1 Loan amortized over four (4) years. On the Facility C Loan Maturity Date, the Distribution Borrowers shall pay to the Lender a final installment equal to the total principal balance of the Facility C-1 Loans then remaining unpaid, plus all accrued and unpaid interest thereon.

(ii) Provided that no Event of Default then exists, the Distribution Borrowers may from time to time prepay the Facility C-1 Loans in a minimum amount of One Hundred Thousand Dollars and 00/100ths ($100,000) and integral multiples thereof or the aggregate principal amount of the Facility C-1 Loans if such amount is less than One Hundred Thousand Dollars and 00/100ths ($100,000). Any prepayment of a Facility C-1 Loan that is neither a Prime Loan nor made out of excess cash flow from internally generated funds shall be subject to the following conditions:

(A)           Not less than ten (10) days prior to the date upon which the Distribution Borrowers desire to make such prepayment, the Distribution Borrowers shall deliver to the Lender written notice of their intention to prepay the Facility C-1 Loans, which notice shall be irrevocable and state the prepayment amount and the prepayment date (the “Facility C-1 Loan Prepayment Date”);

(B)           The Distribution Borrowers shall pay to the Lender, concurrently with such prepayment, a prepayment premium (the “Facility C-1 Loan Prepayment Premium”) equal to the greater of (1) the Yield Amount (as hereinafter defined), and (2) the Fixed Amount (as hereinafter defined), provided, however, no Facility C-1 Loan Prepayment Premium shall be owing if such prepayment is made on or after the date which is ninety (90) days prior to the Facility C-1 Loan Maturity Date; and

(C)           The Distribution Borrowers shall pay to the Lender all accrued and unpaid interest on the Facility C-1 Loans through the date of such prepayment on the principal balance being prepaid. Each prepayment of the Facility C-1 Loans shall be applied to the scheduled installments of the Facility C-1 Loans in inverse order of maturity.

(iii)            For purposes of the Facility C-1 Loans and the Facility C-1 Note, the “Fixed Amount” shall mean one percent (1.00%) of the amount prepaid, and the “Yield Amount” shall be the amount calculated as follows:

(A)           The Lender shall first determine, as of the Facility C-1 Loan Prepayment Date, the amount, if any, by which the Facility C-1 Interest Rate exceeds the yield to maturity percentage (the “Current Yield”) for the United States Treasury Security closest in maturity to the Facility C Loan Maturity Date as published in The Wall Street Journal on the fifth Business Day preceding the Facility C-1 Loan Prepayment Date. If publication of (1) The Wall Street Journal, or (2) the Current Yield of the Treasury Security in The Wall Street Journal is discontinued, the Lender, in its sole discretion, shall designate another daily financial or governmental publication of national circulation to be used to determine the Current Yield;

(B)           The difference calculated pursuant to clause (iii)(A) above shall be multiplied by the amount to be prepaid on the Facility D-2 Loan Prepayment Date;

(C)           The product calculated pursuant to clause (iii)(B) above shall be multiplied by the quotient, rounded to the nearest one-hundredth of one percent, obtained by dividing (1) the number of days from and including the Facility C-1 Loan Prepayment Date to and including the Facility C Loan Maturity Date, by (2) 365; and

(D)           The product calculated pursuant to clause (iii)(D) above shall be discounted at the annual rate of the Adjusted Current Yield (where the “Adjusted Current Yield” means the Current Yield adjusted to reflect the difference in timing of semi-annual payments of interest on the Treasury Security and monthly payments under the Facility C-1 Note) to the present value thereof as of the Facility C-1 Loan Prepayment Date, on the assumption that such sum would be received in equal monthly installments on each monthly anniversary of the Facility C-1 Loan Prepayment Date prior to the Facility C Loan Maturity Date, with the final such installment to be deemed received on the Facility C Loan Maturity Date;

provided that the Distribution Borrowers shall not be entitled in any event to a credit against, or a reduction of, the indebtedness being prepaid if the Adjusted Current Yield exceeds the Facility C-1 Loan Interest Rate or for any other reason.

2.4	Facility C-2 Loans.

(a)            Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties of the Fulfillment Borrowers set forth herein and in the other Loan Documents, the Lender agrees to make Facility C-2 Loans at such times as the Fulfillment Borrowers may from time to time request until, but not including, May 1, 2006, and in such amounts as the Fulfillment Borrowers may from time to time request, provided, however, that the aggregate principal balance of all Facility C-2 Loans outstanding at any time shall not exceed the lesser of (i) the Facility C-2 Loan Commitment, and (ii) an amount equal to ninety percent (90.00%) of the aggregate invoice cost (excluding transportation and installation costs) of all new Equipment financed with the proceeds of the Facility C-2 Loans. The proceeds of each Facility C-2 Loan shall be used solely by the Fulfillment Borrowers to purchase Equipment.

(b)            Facility C-2 Loan Interest. The Fulfillment Borrowers shall have the right at the time of the request for a Facility C-2 Loan to make a one-time interest rate election for that Facility C-2 Loan to bear interest at the Prime Rate or the Cost of Funds Rate plus the Facility C-2 Applicable Margin. Except as otherwise provided in this Section 2.4(b), the principal amount of the Facility C-2 Loans outstanding from time to time shall bear interest at the Facility C-2 Interest Rate. Any amount of principal or interest on the Facility C-2 Loans which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest payable on demand at the Fulfillment Default Rate. Principal amounts repaid on the Facility C-2 Note may not be borrowed again.

(c)            Facility C-2 Loan Interest and Principal Payments. (i) Accrued and unpaid principal of and interest on the aggregate principal balance of the Facility C-2 Loans outstanding from time to time shall be due and payable monthly, in arrears, commencing on the last Business Day of the month following the date of such Facility C-2 Loan and continuing on the last Business Day of each calendar month thereafter through, but not including the Facility C Loan Maturity Date. The outstanding principal balance of each Facility C-2 Loan shall be repaid in equal monthly installments based upon the principal balance of such Facility C-2 Loan amortized over four (4) years. On the Facility C Loan Maturity Date, the Distribution Borrowers shall pay to the Lender a final installment equal to the total principal balance of the Facility C-2 Loans then remaining unpaid, plus all accrued and unpaid interest thereon.

(ii) Provided that no Event of Default then exists, the Fulfillment Borrowers may from time to time prepay the Facility C-2 Loans in a minimum amount equal to One Hundred Thousand Dollars and 00/100ths ($100,000) and integral multiples thereof or the aggregate principal amount of the Facility C-2 Loans if such amount is less than One Hundred Thousand Dollars and 00/100ths ($100,000). Any prepayment of a Facility C-2 Loan that is neither a Prime Loan nor made out of excess cash flow from internally generated funds shall be subject to the following conditions:

(A)           Not less than ten (10) days prior to the date upon which the Fulfillment Borrowers desire to make such prepayment, the Fulfillment

Borrowers shall deliver to the Lender written notice of their intention to prepay the Facility C-2 Loans, which notice shall be irrevocable and state the prepayment amount and the prepayment date (the “Facility C-2 Loan Prepayment Date”);

(B)           The Fulfillment Borrowers shall pay to the Lender, concurrently with such prepayment, a prepayment premium (the “Facility C-2 Loan Prepayment Premium”) equal to the greater of (1) the Yield Amount (as hereinafter defined), and (2) the Fixed Amount (as hereinafter defined), provided, however, no Facility C-2 Loan Prepayment Premium shall be owing if such prepayment is made on or after the date which is ninety (90) days prior to the Facility C Loan Maturity Date; and

(C)           The Fulfillment Borrowers shall pay to the Lender all accrued and unpaid interest on the Facility C-2 Loans through the date of such prepayment on the principal balance being prepaid. Each prepayment of the Facility C-2 Loans shall be applied to the scheduled installments of the Facility C-2 Loans in inverse order of maturity.

(iii)            For purposes of the Facility C-2 Loans and the Facility C-2 Note, the “Fixed Amount” shall mean one percent (1.00%) of the amount prepaid, and the “Yield Amount” shall be the amount calculated as follows:

(A)           The Lender shall first determine, as of the Facility C-2 Loan Prepayment Date, the amount, if any, by which the Facility C-2 Interest Rate exceeds the yield to maturity percentage (the “Current Yield”) for the United States Treasury Security closest in maturity to the Facility C Loan Maturity Date as published in The Wall Street Journal on the fifth Business Day preceding the Facility C-2 Loan Prepayment Date. If publication of (1) The Wall Street Journal, or (2) the Current Yield of the Treasury Security in The Wall Street Journal is discontinued, the Lender, in its sole discretion, shall designate another daily financial or governmental publication of national circulation to be used to determine the Current Yield;

(B)           The difference calculated pursuant to clause (iii)(A) above shall be multiplied by the amount to be prepaid on the Facility D-2 Loan Prepayment Date;

(C)           The product calculated pursuant to clause (iii)(B) above shall be multiplied by the quotient, rounded to the nearest one-hundredth of one percent, obtained by dividing (1) the number of days from and including the Facility C-2 Loan Prepayment Date to and including the Facility C Loan Maturity Date, by (2) 365; and

(D)           The product calculated pursuant to clause (iii)(D) above shall be discounted at the annual rate of the Adjusted Current Yield (where the “Adjusted Current Yield” means the Current Yield adjusted to reflect the difference in timing of semi-annual payments of interest on the Treasury Security and monthly payments under the Facility C-2 Note) to the present value thereof as of the Facility C-2 Loan Prepayment Date, on the assumption that such sum would be received in equal monthly installments on each monthly anniversary of the Facility C-2 Loan Prepayment Date prior to the Facility C Loan Maturity Date, with the final such installment to be deemed received on the Facility C Loan Maturity Date;

provided that the Fulfillment Borrowers shall not be entitled in any event to a credit against, or a reduction of, the indebtedness being prepaid if the Adjusted Current Yield exceeds the Facility C-2 Loan Interest Rate or for any other reason.

2.5	Facility D-1 and Facility D-2 Loans

(a)            Facility D-1 Credit Commitment. Provided that a Fulfillment Borrower Event of Default or any event which with notice, lapse of time or both would constitute a Fulfillment Borrower Event of Default does not then exist, the Lender shall extend to the Fulfillment Borrowers the Facility D-1 Credit Commitment. Subject to the terms and conditions of this Agreement, from the date hereof through but not including April 30, 2005, the Lender shall from time to time make advances to the Fulfillment Borrowers hereunder in an aggregate amount not to exceed the lesser of (i) the Facility D-1 Credit Commitment and (ii) the Eligible Costs under Facility D-1. The aggregate amount available under Facility D-1 hereunder shall not exceed the Facility D-1 Credit Commitment. Each advance under Facility D-1 hereunder shall be called a "Facility D-1 Loan" and all such advances along with all advances under Facility D-2 hereunder shall be called the "Facility D Loans". Each Facility D-1 Loan shall be evidenced by a Facility D-1 Note in the amount of such Facility D-1 Loan advance.

(b)	Facility D-1 Interest and Principal Payments.

(i)         The Fulfillment Borrowers shall pay all interest monthly in arrears on each Facility D-1 Loan beginning on the last Business Day of the first full calendar month after such Facility D-1 Loan was made hereunder and continuing on the last Business Day of each calendar month thereafter until all amounts due thereunder have been paid in full.

(ii)             In addition to the interest payments set forth in (i) above, commencing on the last Business Day of the first full calendar month after each Facility D-1 Note was initially funded (the “Facility D-1 Funding Date”) and continuing on the last Business Day of each calendar month through and including the Facility D-1 Stated Maturity Date for such Facility D-1 Note, the

Fulfillment Borrowers shall make equal monthly principal payments in the amount necessary to amortize fully such Facility D-1 Note based upon the Lender’s determination of whether the Facility D-1 Loan is funding Three Year Property, which shall be based upon a three (3) year amortization, or Four Year Property, which shall be based upon a four (4) year amortization. The Fulfillment Borrowers shall pay the outstanding principal of and interest on such Facility D-1 Note not later than on the Facility D-1 Stated Maturity Date for such Facility D-1 Note.

(iii)            Provided that no Event of Default then exists, the Fulfillment Borrowers may from time to time prepay the Facility D-1 Loans in a minimum amount equal to One Hundred Thousand Dollars and 00/100ths ($100,000) and integral multiples thereof or the aggregate principal amount of the Facility D-1 Loans if such amount is less than One Hundred Thousand Dollars and 00/100ths ($100,000). Any prepayment of a Facility D-1 Loan that is neither a Prime Loan nor made out of excess cash flow from internally generated funds shall be subject to the following conditions:

(A)           Not less than ten (10) days prior to the date upon which the Fulfillment Borrowers desire to make such prepayment, the Fulfillment Borrowers shall deliver to the Lender written notice of their intention to prepay the Facility D-1 Loans, which notice shall be irrevocable and state the prepayment amount and the prepayment date (the “Facility D-1 Loan Prepayment Date”);

(B)           The Fulfillment Borrowers shall pay to the Lender, concurrently with such prepayment, a prepayment premium (the “Facility D-1 Loan Prepayment Premium”) equal to the greater of (1) the Yield Amount (as hereinafter defined), and (2) the Fixed Amount (as hereinafter defined), provided, however, no Facility D-1 Loan Prepayment Premium shall be owing if such prepayment is made on or after the date which is ninety (90) days prior to the Facility D-1 Stated Maturity Date; and

(C)           The Fulfillment Borrowers shall pay to the Lender all accrued and unpaid interest on the Facility D-1 Loans through the date of such prepayment on the principal balance being prepaid. Each prepayment of the Facility D-1 Loans shall be applied to the scheduled installments of the Facility D-1 Loans in inverse order of maturity.

(iv)           For purposes of the Facility D-1 Loans and the Facility D-1 Note, the “Fixed Amount” shall mean one percent (1.00%) of the amount prepaid, and the “Yield Amount” shall be the amount calculated as follows:

(A)           The Lender shall first determine, as of the Facility D-1 Loan Prepayment Date, the amount, if any, by which the Facility D-1 Interest Rate exceeds the yield to maturity percentage (the “Current Yield”) for the United States Treasury Security closest in maturity to the

Facility D-1 Stated Maturity Date as published in The Wall Street Journal on the fifth Business Day preceding the Facility D-1 Loan Prepayment Date. If publication of (1) The Wall Street Journal, or (2) the Current Yield of the Treasury Security in The Wall Street Journal is discontinued, the Lender, in its sole discretion, shall designate another daily financial or governmental publication of national circulation to be used to determine the Current Yield;

(B)           The difference calculated pursuant to clause (iii)(A) above shall be multiplied by the amount to be prepaid on the Facility D-2 Loan Prepayment Date;

(C)           The product calculated pursuant to clause (iii)(B) above shall be multiplied by the quotient, rounded to the nearest one-hundredth of one percent, obtained by dividing (1) the number of days from and including the Facility D-1 Loan Prepayment Date to and including the Facility D-1 Stated Maturity Date, by (2) 365; and

(D)           The product calculated pursuant to clause (iii)(D) above shall be discounted at the annual rate of the Adjusted Current Yield (where the “Adjusted Current Yield” means the Current Yield adjusted to reflect the difference in timing of semi-annual payments of interest on the Treasury Security and monthly payments under the Facility D-1 Note) to the present value thereof as of the Facility D-1 Loan Prepayment Date, on the assumption that such sum would be received in equal monthly installments on each monthly anniversary of the Facility D-1 Loan Prepayment Date prior to the Facility D-1 Stated Maturity Date, with the final such installment to be deemed received on the Facility D-1 Stated Maturity Date;

provided that the Fulfillment Borrowers shall not be entitled in any event to a credit against, or a reduction of, the indebtedness being prepaid if the Adjusted Current Yield exceeds the Facility D-1 Loan Interest Rate or for any other reason.

(c)            Facility D-2 Credit Commitment. Provided that a Fulfillment Borrower Event of Default or any event which with notice, lapse of time or both would constitute a Fulfillment Borrower Event of Default does not then exist, the Lender shall extend to the Fulfillment Borrowers the Facility D-2 Credit Commitment. Subject to the terms and conditions of this Agreement, from the date hereof through but not including April 30, 2005, the Lender shall from time to time make advances to the Fulfillment Borrowers hereunder in an aggregate amount not to exceed the lesser of (i) the Facility D-2 Credit Commitment and (ii) the Eligible Costs under Facility D-2. The aggregate amount available under Facility D-2 hereunder shall not exceed the Facility D-2 Credit Commitment. Each advance under Facility D-2 hereunder shall be called a "Facility D-2 Loan" and all such advances along with all advances under Facility D-1 hereunder shall be called the "Facility D Loan". Each Facility D-2 Loan shall be evidenced by a Facility D-2 Note in the amount of such Facility D-2 Loan advance.

(d)	Facility D-2 Interest and Principal Payments.

(i)         The Fulfillment Borrowers shall pay all interest monthly in arrears on each Facility D-2 Loan beginning on the last Business Day of the first full calendar month after such Facility D-2 Loan was made hereunder and continuing on the last Business Day of each calendar month thereafter until all amounts due thereunder have been paid in full.

(ii)             Commencing on or after December 1, 2003, the Fulfillment Borrowers shall make a one-time amortization period election for each Facility D-2 Loan by selecting either a three (3) year or a four (4) year amortization period (the “Facility D-2 Amortization Period”). In addition to the interest payments set forth in (i) above, commencing on the last Business Day of the each calendar month through and including the Facility D-2 Stated Maturity Date, the Fulfillment Borrowers shall make equal monthly principal payments in the amount necessary to amortize fully such Facility D-2 Note based the Facility D-2 Amortization Period selected by the Fulfillment Borrowers. The Fulfillment Borrowers shall pay the outstanding principal of and interest on such Facility D-2 Note not later than on the Facility D-2 Stated Maturity Date for such Facility D-2 Note.

(iii)            Provided that no Event of Default then exists, the Fulfillment Borrowers may from time to time prepay the Facility D-2 Loans in a minimum amount equal to One Hundred Thousand Dollars and 00/100ths ($100,000) and integral multiples thereof or the aggregate principal amount of the Facility D-2 Loans if such amount is less than One Hundred Thousand Dollars and 00/100ths ($100,000). Any prepayment of a Facility D-2 Loan that is neither a Prime Loan nor made out of excess cash flow from internally generated funds shall be subject to the following conditions:

(A)           Not less than ten (10) days prior to the date upon which the Fulfillment Borrowers desire to make such prepayment, the Fulfillment Borrowers shall deliver to the Lender written notice of their intention to prepay the Facility D-2 Loans, which notice shall be irrevocable and state the prepayment amount and the prepayment date (the “Facility D-2 Loan Prepayment Date”);

(B)           The Fulfillment Borrowers shall pay to the Lender, concurrently with such prepayment, a prepayment premium (the “Facility D-2 Loan Prepayment Premium”) equal to the greater of (1) the Yield Amount (as hereinafter defined), and (2) the Fixed Amount (as hereinafter defined), provided, however, no Facility D-2 Loan Prepayment Premium shall be owing if such prepayment is made on or after the date which is ninety (90) days prior to the Facility D-2 Stated Maturity Date; and

(C)           The Fulfillment Borrowers shall pay to the Lender all accrued and unpaid interest on the Facility D-2 Loans through the date of such prepayment on the principal balance being prepaid. Each prepayment of the Facility D-2 Loans shall be applied to the scheduled installments of the Facility D-2 Loans in inverse order of maturity.

(iv)           For purposes of the Facility D-2 Loans and the Facility D-2 Note, the “Fixed Amount” shall mean one percent (1.00%) of the amount prepaid, and the “Yield Amount” shall be the amount calculated as follows:

(A)           The Lender shall first determine, as of the Facility D-2 Loan Prepayment Date, the amount, if any, by which the Facility D-2 Interest Rate exceeds the yield to maturity percentage (the “Current Yield”) for the United States Treasury Security closest in maturity to the Facility D-2 Stated Maturity Date as published in The Wall Street Journal on the fifth Business Day preceding the Facility D-2 Stated Prepayment Date. If publication of (1) The Wall Street Journal, or (2) the Current Yield of the Treasury Security in The Wall Street Journal is discontinued, the Lender, in its sole discretion, shall designate another daily financial or governmental publication of national circulation to be used to determine the Current Yield;

(B)           The difference calculated pursuant to clause (iii)(A) above shall be multiplied by the amount to be prepaid on the Facility D-2 Loan Prepayment Date;

(C)           The product calculated pursuant to clause (iii)(B) above shall be multiplied by the quotient, rounded to the nearest one-hundredth of one percent, obtained by dividing (1) the number of days from and including the Facility D-2 Loan Prepayment Date to and including the Facility D-2 Stated Maturity Date, by (2) 365; and

(D)           The product calculated pursuant to clause (iii)(D) above shall be discounted at the annual rate of the Adjusted Current Yield (where the “Adjusted Current Yield” means the Current Yield adjusted to reflect the difference in timing of semi-annual payments of interest on the Treasury Security and monthly payments under the Facility D-2 Note) to the present value thereof as of the Facility D-2 Loan Prepayment Date, on the assumption that such sum would be received in equal monthly installments on each monthly anniversary of the Facility D-2 Loan Prepayment Date prior to the Facility D-2 Stated Maturity Date, with the final such installment to be deemed received on the Facility D-2 Stated Maturity Date;

provided that the Fulfillment Borrowers shall not be entitled in any event to a credit against, or a reduction of, the indebtedness being prepaid if the Adjusted Current Yield exceeds the Facility D-2 Loan Interest Rate or for any other reason.

(e)        Timing of Loans and Advances. Requests by the Fulfillment Borrowers for loans or advances under both Facility D-1 and Facility D-2 shall be made in writing at least two (2) Business Days prior to each proposed advance on forms acceptable to the Lender, but, at the Lender's sole discretion, the Lender may make an advance to the Fulfillment Borrowers upon the oral request of the Fulfillment Borrowers, subject to confirmation by the Fulfillment Borrowers in writing. Each such request shall be in the minimum amount of $100,000 and $50,000 increments in excess thereof and shall be accompanied or preceded by invoices and certificates setting forth, in form and substance satisfactory to the Lender, the amount of Eligible Costs upon which the requested loan or advance is to be based. Not more than two (2) Business Days after the Lender’s receipt of such request for advance, the Lender shall provide the Fulfillment Borrowers with notice of the amount of Eligible Costs approved by the Lender for such advance. As a condition to the Lender making an advance with respect to a Facility D Loan, the Fulfillment Borrowers shall deliver to the Lender (i) a Facility D Note, in the amount of the Facility D Loan advance and (ii) the applicable invoices and certificates relating thereto. The Fulfillment Borrowers consent to the Lender filing further Uniform Commercial Code financing statements attaching such invoices and certificates.

(f)         One Loan or Advance. All Facility D Loans shall constitute one obligation secured by the Lender's Lien in the Fulfillment Borrower Collateral and by all other Liens now or hereafter granted by the Fulfillment Borrowers to the Lender.

(g)        Applicable Rate. The Fulfillment Borrowers agree to pay interest on the daily balance of each Facility D Loan. The Fulfillment Borrowers shall make a one-time interest rate election per Facility D Note selecting one of the following two interest rate modes to apply to the Facility D Loan evidenced by such Facility D Note for the period commencing on the date of the funding of the Facility D Loan through the Facility D-1 Stated Maturity Date or Facility D-2 Stated Maturity Date for such Facility D Loan, as applicable:

(i)         A variable interest rate equal to the Prime Rate plus One Quarter of One Percent (0.25%); and

(ii)        A fixed rate equal to the Lender’s corresponding ((A) three years for Facility D Loans funding Three Year Property under Facility D-1, (B) three years for Facility D Loans funding Three Year Property under Facility D-2 where the Fulfillment Borrowers have selected a three (3) year Facility D-2 Amortization Period, and (C) four years for all other Facility D Loans) swap-adjusted Treasury Rate plus Two Hundred basis points (200 bps).

The foregoing notwithstanding, after the occurrence and during the continuance of a Fulfillment Borrower Event of Default under this Agreement, however, the rate per annum on such Facility D Loan shall be equal to the Prime Rate plus 3% (the “Facility D Default Interest Rate”).

(h)               Computation of Interest. In computing interest on a Facility D Loan, (i) the date of funding of such Facility D Loan shall be included and (ii) the date of payment of such Facility D Loan shall be excluded; provided that if a Facility D Loan is repaid on the same day on which it is made, one day's interest shall be paid on such Facility D Loan.

2.6	Additional LIBOR Loan Provisions.

(a)            LIBOR Unavailability. If the Lender determines in good faith (which determination shall be conclusive, absent manifest error) prior to the commencement of any LIBOR Interest Period or Interest Period that (i) the making or maintenance of any LIBOR Loan or Fixed LIBOR Loan would violate any applicable law, rule, regulation or directive, whether or not having the force of law, (ii) United States dollar deposits in the principal amount, and for periods equal to the LIBOR Interest Period for funding any LIBOR Loan or for periods equal to the Interest Period for funding any Fixed LIBOR Loan are not available in the London Interbank Eurodollar market in the ordinary course of business, (iii) by reason of circumstances affecting the London Interbank Eurodollar market, adequate and fair means do not exist for ascertaining the LIBOR Rate to be applicable to the relevant LIBOR Loan or the Fixed LIBOR Rate to be applicable to the relevant Fixed LIBOR Loan, or (iv) the LIBOR Rate does not accurately reflect the cost to the Lender of a LIBOR Loan or the Fixed LIBOR Rate does not accurately reflect the cost to the Lender of a Fixed LIBOR Loan, the Lender shall promptly notify the Distribution Borrowers and/or the Fulfillment Borrowers, as applicable, thereof and, so long as the foregoing conditions continue, none of the Loans may be advanced as a LIBOR Loan or Fixed LIBOR Loans thereafter. In addition, at the Distribution Borrowers’ and the Fulfillment Borrowers’ option, as applicable, each existing LIBOR Loan and Fixed LIBOR Loan shall be immediately (i) converted to a Prime Loan, or (ii) due and payable without further demand, presentment, protest or notice of any kind, all of which are hereby waived by the Distribution Borrowers and the Fulfillment Borrowers.

(c)            Regulatory Change. In addition, if, after the date hereof, a Regulatory Change shall, in the reasonable determination of the Lender, make it unlawful for the Lender to make or maintain the LIBOR Loans or the Fixed LIBOR Loans, then the Lender shall promptly notify the Distribution Borrowers and the Fulfillment Borrowers and none of the Loans may be advanced as a LIBOR Loan or Fixed LIBOR Loans thereafter. In addition, at the Distribution Borrowers’ and the Fulfillment Borrowers’ option, as applicable, each existing LIBOR Loan and Fixed LIBOR Loan shall be immediately (i) converted to a Prime Loan (in the case of any LIBOR Loan, on the last Business Day of the then existing LIBOR Interest Period or on such earlier date as required by law), or (ii) due and payable without further demand (in the case of any

LIBOR Loan, on the last Business Day of the then existing LIBOR Interest Period or on such earlier date as required by law), all without presentment, protest or notice of any kind, all of which are hereby waived by the Distribution Borrowers and the Fulfillment Borrowers.

(d)            LIBOR Indemnity. If any Regulatory Change, or compliance by the Lender or any Person controlling the Lender with any request or directive of any governmental authority, central bank or comparable agency (whether or not having the force of law) shall (a) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of or loans by, or any other acquisition of funds or disbursements by, the Lender; (b) subject the Lender, any LIBOR Loan or any Fixed LIBOR Loan to any tax, duty, charge, stamp tax or fee or change the basis of taxation of payments to the Lender of principal or interest due from the Distribution Borrowers and/or the Fulfillment Borrowers, as applicable, to the Lender hereunder (other than a change in the taxation of the overall net income of the Lender); or (c) impose on the Lender any other condition regarding such LIBOR Loan or Fixed LIBOR Loan or the Lender’s funding thereof, and the Lender shall determine (which determination shall be conclusive, absent manifest error) that the result of the foregoing is to increase the cost to, or to impose a cost on, the Lender or such controlling Person of making or maintaining such LIBOR Loan or to reduce the amount of principal or interest received by the Lender hereunder, then the Distribution Borrowers and/or the Fulfillment Borrowers, as applicable, shall pay to the Lender or such controlling Person, on demand, such additional amounts as the Lender shall, from time to time, determine are sufficient to compensate and indemnify the Lender for such increased cost or reduced amount.

2.7       Interest and Fee Computation; Collection of Funds. Except as otherwise set forth herein, all interest and fees shall be calculated on the basis of a year consisting of 360 days and shall be paid for the actual number of days elapsed. Principal payments submitted in funds not immediately available shall continue to bear interest until collected. If any payment to be made by the Borrowers hereunder or under any Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment. Notwithstanding anything to the contrary contained herein, the final payment due under any of the Loans must be made by wire transfer or other immediately available funds. All payments made by the Borrowers hereunder or under any of the Loan Documents shall be made without setoff, counterclaim, or other defense. To the extent permitted by applicable law, all payments hereunder or under any of the Loan Documents (including any payment of principal, interest, or fees) to, or for the benefit, of any Person shall be made by the Borrowers free and clear of, and without deduction or withholding for, or account of, any taxes now or hereinafter imposed by any taxing authority.

2.8       Distribution Letters of Credit. Subject to the terms and conditions of this Agreement and upon (i) the execution by the Distribution Borrowers and the Lender of a Master Letter of Credit Agreement in form and substance acceptable to the Lender (together with all amendments, modifications and restatements thereof, the “Distribution Master Letter of Credit

Agreement”), and (ii) the execution and delivery by the Distribution Borrowers, and the acceptance by the Lender, in its sole and absolute discretion, of a Letter of Credit Application, the Lender agrees to issue for the account of the Distribution Borrowers such Distribution Letters of Credit in the standard form of the Lender and otherwise in form and substance acceptable to the Lender, from time to time during the term of this Agreement, provided that the Distribution Letter of Credit Obligations may not at any time exceed the Distribution Letter of Credit Commitment and provided further, that no Distribution Letter of Credit shall have an expiration date later than the Letter of Credit Maturity Date. The amount of any payments made by the Lender with respect to draws made by a beneficiary under a Distribution Letter of Credit for which the Distribution Borrowers have failed to reimburse the Lender upon the earlier of (i) the Lender’s demand for repayment, or (ii) five (5) days from the date of such payment to such beneficiary by the Lender, shall be deemed to have been converted to a Facility A Loan as of the date such payment was made by the Lender to such beneficiary. Upon the occurrence and during the continuance of a Distribution Event of a Default and at the option of the Lender, all Distribution Letter of Credit Obligations shall be converted to Facility A Loans consisting of Prime Loans, all without demand, presentment, protest or notice of any kind, all of which are hereby waived by the Distribution Borrowers. To the extent the provisions of the Distribution Master Letter of Credit Agreement differ from, or are inconsistent with, the terms of this Agreement, the provisions of this Agreement shall govern.

2.9       Fulfillment Letters of Credit. Subject to the terms and conditions of this Agreement and upon (i) the execution by the Fulfillment Borrowers and the Lender of a Master Letter of Credit Agreement in form and substance acceptable to the Lender (together with all amendments, modifications and restatements thereof, the “Fulfillment Master Letter of Credit Agreement”), and (ii) the execution and delivery by the Fulfillment Borrowers, and the acceptance by the Lender, in its sole and absolute discretion, of a Letter of Credit Application, the Lender agrees to issue for the account of the Fulfillment Borrowers such Fulfillment Letters of Credit in the standard form of the Lender and otherwise in form and substance acceptable to the Lender, from time to time during the term of this Agreement, provided that the Fulfillment Letter of Credit Obligations may not at any time exceed the Fulfillment Letter of Credit Commitment and provided further, that no Fulfillment Letter of Credit shall have an expiration date later than the Letter of Credit Maturity Date. The amount of any payments made by the Lender with respect to draws made by a beneficiary under a Fulfillment Letter of Credit for which the Fulfillment Borrowers have failed to reimburse the Lender upon the earlier of (i) the Lender’s demand for repayment, or (ii) five (5) days from the date of such payment to such beneficiary by the Lender, shall be deemed to have been converted to a Facility B Loan as of the date such payment was made by the Lender to such beneficiary. Upon the occurrence and during the continuance of a Fulfillment Event of a Default and at the option of the Lender, all Fulfillment Letter of Credit Obligations shall be converted to Facility B Loans consisting of Prime Loans, all without demand, presentment, protest or notice of any kind, all of which are hereby waived by the Fulfillment Borrowers. To the extent the provisions of the Fulfillment Master Letter of Credit Agreement differ from, or are inconsistent with, the terms of this Agreement, the provisions of this Agreement shall govern.

2.10	Taxes.

(a)            All payments made by the Borrowers under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Lender as a result of a present or former connection between the Lender and the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (collectively, “Non-Excluded Taxes”) or Other Taxes are required to be withheld from any amounts payable to the Lender hereunder, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrowers shall not be required to increase any such amounts payable to the Lender with respect to any Non-Excluded Taxes that are attributable to the Lender’s failure to comply with the requirements of Section 2.10(c).

(b)            The Borrowers shall pay any Other Taxes to the relevant governmental authority in accordance with applicable law.

(c)            At the request of the Borrowers and at the Borrowers’ sole cost, the Lender shall take reasonable steps to (i) contest its liability for any Non-Excluded Taxes or Other Taxes that have not been paid, or (ii) seek a refund of any Non-Excluded Taxes or Other Taxes that have been paid.

(d)            Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrowers, as promptly as possible thereafter the Borrowers shall send to the Lender a certified copy of an original official receipt received by the Borrowers showing payment thereof. If the Borrowers fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence or if any governmental authority seeks to collect a Non-Excluded Tax or Other Tax directly from the Lender for any other reason, the Borrowers shall indemnify the Lender on an after-tax basis for any incremental taxes, interest or penalties that may become payable by the Lender.

(e)            The agreements in this Section shall survive the satisfaction and payment of the Obligations and the termination of this Agreement.

2.11           Security Interest. The Facility B Loans, Facility C-2 Loans, Facility D Loans and Fulfillment Letters of Credit shall be secured by the Lender’s priority security interest in and Lien upon all of the Fulfillment Collateral and by all other security interests, Liens, claims and encumbrances heretofore, now or at any time or times hereafter granted by the Fulfillment Borrowers to the Lender. The Facility A Loans, Facility C-1 Loans and Distribution Letters of

Credit shall be secured by the Lender’s priority security interest in and Lien upon all of the Distribution Collateral and by all other security interests, Liens, claims and encumbrances heretofore, now or at any time or times hereafter granted by the Distribution Borrowers thereof to the Lender.

Section 3.	CONDITIONS OF BORROWING.

Notwithstanding any other provision of this Agreement, the Lender shall not be required to disburse, make or continue all or any portion of the Loans to (a) the Distribution Borrowers, if any of the following conditions pertaining to such Borrowers shall have occurred or (b) the Fulfillment Borrowers, if any of the following conditions pertaining to such Borrowers shall have occurred.

3.1       Loan Documents. The Borrowers shall have failed to execute and deliver to the Lender any of the following Loan Documents, all of which must be satisfactory to the Lender and the Lender’s counsel in form, substance and execution:

(a)            Loan Agreement. Two copies of this Agreement duly executed by the Borrowers.

(b)            Facility D Notes. The Facility D Notes duly executed by the Fulfillment Borrowers each in the form prepared by and acceptable to the Lender.

(c)            Revolving Notes. A Revolving Note duly executed by the Distribution Borrowers and a Revolving Note duly executed by the Fulfillment Borrowers, each in the form prepared by and acceptable to the Lender.

(d)            Facility C Notes. A Facility C Note duly executed by the Distribution Borrowers and a Facility C Note duly executed by the Fulfillment Borrowers, each in the form prepared by and acceptable to the Lender.

(e)            Master Letter of Credit Agreements. A Distribution Master Letter of Credit Agreement prepared by and acceptable to the Lender, duly executed by the Distribution Borrowers in favor of the Lender and a Fulfillment Master Letter of Credit Agreement prepared by and acceptable to the Lender, duly executed by the Fulfillment Borrowers in favor of the Lender.

(f)             Pledge Agreements. Pledge Agreements dated as of the date of this Agreement, executed by the Parent, KDS and KNC, respectively, each in the form prepared by and acceptable to the Lender.

(g)            Collateral Access Agreement. A Collateral Access Agreement from the owner, lessor or mortgagee, as the case may be, of any real estate whereon any Collateral is stored or otherwise located, in the form prepared by and acceptable to the Lender.

(h)            Borrowing Base Certificates. A Distribution Borrowing Base Certificate and a Fulfillment Borrowing Base Certificate each in the form prepared by the Lender, each certified as accurate by the applicable Borrowers, and acceptable to the Lender in its sole discretion.

(i)              Search Results; Lien Terminations. Copies of UCC search reports dated such a date as is reasonably acceptable to the Lender, listing all effective financing statements which name the Borrowers and any of its Subsidiaries, under their present names and any previous names, as debtors, together with (i) copies of such financing statements, (ii) payoff letters evidencing repayment in full of all existing Debt to be repaid with the Loans, the termination of all agreements relating thereto and the release of all Liens granted in connection therewith, with UCC or other appropriate termination statements and documents effective to evidence the foregoing (other than Permitted Liens), and (iii) such other UCC termination statements as the Lender may reasonably request.

(j)             Organizational and Authorization Document. Copies of (i) the Articles of Incorporation of the Borrowers and the Parent; (ii) resolutions of the board of directors of the Borrowers and the Parent approving and authorizing such Person’s execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; (iii) signature and incumbency certificates of the officers of the Borrowers and the Parent executing any of the Loan Documents, each of which the applicable Borrower or the Parent hereby certifies to be true and complete, and in full force and effect without modification, it being understood that the Lender may conclusively rely on each such document and certificate until formally advised by the Borrowers or the Parent of any changes therein; and (iv) good standing certificates in the state of incorporation of the Borrowers and the Parent and in each other state requested by the Lender.

(k)            Insurance. Evidence satisfactory to the Lender of the existence of insurance required to be maintained pursuant to Section 8.6, together with evidence that the Lender has been named as a lender’s loss payee on all related insurance policies.

(l)              Additional Documents. Such other certificates, financial statements, schedules, resolutions, opinions of counsel, notes and other documents which are provided for hereunder or which the Lender shall require.

3.2       Event of Default. (a) In the case of any Facility A Loan, Distribution Letter of Credit or Facility C-1 Loan, any Distribution Event of Default, or Distribution Unmatured Event of Default shall have occurred and be continuing and (b) in the case of any Facility B Loan, Fulfillment Letter of Credit, Facility C-2 Loan or Facility D Loan, any Fulfillment Event of Default, or Fulfillment Unmatured Event of Default shall have occurred and be continuing.

3.3       Material Adverse Effect. (a) In the case of any Facility A Loan, Distribution Letter of Credit or Facility C-1 Loan, the occurrence of a Distribution Material Adverse Effect and (b) in the case of any Facility B Loan, Fulfillment Letter of Credit, Facility C-2 Loan or Facility D Loan, the occurrence of a Fulfillment Material Adverse Effect.

3.4       Litigation. (a) In the case of any Facility A Loan, Distribution Letter of Credit or Facility C-1 Loan, any litigation or governmental proceeding shall have been instituted against any Distribution Borrower or any of its officers or shareholders having a Distribution Material Adverse Effect and (b) in the case of any Facility B Loan, Fulfillment Letter of Credit, Facility C-2 Loan or Facility D Loan, any litigation or governmental proceeding shall have been instituted against any Fulfillment Borrower or any of its officers or shareholders having a Fulfillment Material Adverse Effect.

3.5       Representations and Warranties. (a) In the case of any Facility A Loan, Distribution Letter of Credit or Facility C-1 Loan, any representation or warranty of any Distribution Borrower contained herein or in any Loan Document shall be untrue or incorrect in any material respect as of the date of any Loan as though made on such date, except to the extent such representation or warranty expressly relates to an earlier date and (b) in the case of any Facility B Loan, Fulfillment Letter of Credit, Facility C-2 Loan or Facility D Loan, any representation or warranty of any Fulfillment Borrower contained herein or in any Loan Document shall be untrue or incorrect in any material respect as of the date of any Loan as though made on such date, except to the extent such representation or warranty expressly relates to an earlier date.

Section 4.	NOTES EVIDENCING LOANS.

4.1       Facility D Notes. The Facility D Loans shall be evidenced by the Facility D Notes. At the time of the initial disbursement of a Facility D Loan and at each time any additional Facility D Loan shall be requested hereunder or a repayment made in whole or in part thereon, a notation thereof shall be made on the books and records of the Lender. All amounts recorded shall be, absent manifest error, conclusive and binding evidence of (i) the principal amount of the Facility D Loans advanced hereunder, (ii) any accrued and unpaid interest owing on the Facility D Loans, and (iii) all amounts repaid on the Facility D Loans. The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise affect the obligations of the Fulfillment Borrowers under the Facility D Note to repay the principal amount of the Facility D Loans, together with all interest accruing thereon.

4.2       Revolving Notes. The Revolving Loans and the Letter of Credit Obligations shall be evidenced by the Revolving Notes. At the time of the initial disbursement of a Revolving Loan and at each time any additional Revolving Loan shall be requested hereunder or a repayment made in whole or in part thereon, a notation thereof shall be made on the books and records of the Lender. All amounts recorded shall be, absent manifest error, conclusive and binding evidence of (i) the principal amount of the Revolving Loans advanced hereunder and the amount of all Letter of Credit Obligations, (ii) any accrued and unpaid interest owing on the Revolving Loans, and (iii) all amounts repaid on the Revolving Loans or the Letter of Credit Obligations. The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise affect the obligations of the Distribution Borrowers under the

Facility A Note and the Fulfillment Borrowers under the Facility B Note to repay the principal amount of the Revolving Loans, together with all interest accruing thereon.

4.3       Facility C Notes. The Facility C Loans shall be evidenced by the Facility C Notes. At the time of the initial disbursement of a Facility C Loan and at each time any additional Facility C Loan shall be requested hereunder or a repayment made in whole or in part thereon, a notation thereof shall be made on the books and records of the Lender. All amounts recorded shall be, absent demonstrable error, conclusive and binding evidence of (i) the principal amount of the Facility C Loans advanced hereunder, (ii) any accrued and unpaid interest owing on the Facility C Loans, and (iii) all amounts repaid on the Facility C Loans. The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise affect the obligations of the Distribution Borrowers under the Facility C-1 Notes and the Fulfillment Borrowers under the Facility C-2 Note to repay the principal amount of the Facility C Loans, together with all interest accruing thereon.

Section 5.	MANNER OF BORROWING.

5.1       Borrowing Procedures. (a) Each Facility D Loan shall be made available to the Fulfillment Borrowers in accordance with Section 2.5(e) hereof.

(b) Each Facility C Loan shall be made available to the Borrowers upon any written, verbal, electronic, telephonic or telecopy loan request which the Lender in good faith believes to emanate from a properly authorized representative of the Borrowers, whether or not that is in fact the case. Each such notice shall be effective upon receipt by the Lender, shall be irrevocable, and shall specify the date, amount and type of borrowing. A request for a direct advance must be received by the Lender no later than 11:00 a.m. Chicago, Illinois time, on the day it is to be funded. The proceeds of each direct advance shall be made available at the office of the Lender by credit to the account of the Borrowers or by other means requested by the Borrowers and acceptable to the Lender. The Borrowers do hereby irrevocably confirm, ratify and approve all such advances by the Lender and do hereby indemnify the Lender against losses and expenses (including court costs, attorneys’ and paralegals’ fees) and shall hold the Lender harmless with respect thereto.

(c) Each Revolving Loan may be advanced either as a Prime Loan, a Fixed LIBOR Loan or a LIBOR Loan, provided, however, that at any time, the Distribution Borrowers may identify no more than five (5) Facility A Loans which may be LIBOR Loans and the Fulfillment Borrowers may identify no more than five (5) Facility B Loans which may be LIBOR Loans. Each Revolving Loan shall be made available to the Borrowers upon any written, verbal, electronic, telephonic or telecopy loan request which the Lender in good faith believes to emanate from a properly authorized representative of the Borrowers, whether or not that is in fact the case. Each such notice shall be effective upon receipt by the Lender, shall be irrevocable, and shall specify the date, amount and type of borrowing and, in the case of a LIBOR Loan, the initial LIBOR Interest Period therefor. The Borrowers shall select LIBOR Interest Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Interest Period for such LIBOR Loan. The final LIBOR Interest Period for any LIBOR Loan must be such that its expiration occurs on or before the Maturity Date of such Loan. A request for a Prime Loan or a Fixed LIBOR Loan must be received by the Lender no later than 11:00 a.m. Chicago, Illinois time, on the day it is to be funded. A request for a LIBOR Loan must be (i) received by the Lender no later than 11:00 a.m. Chicago, Illinois time, three days before the day it is to be funded, and (ii) in an amount equal to One Hundred Thousand and 00/100 Dollars ($100,000.00) or a higher integral multiple of One Hundred Thousand and 00/100 Dollars ($100,000.00). The proceeds of each Revolving Loan shall be made available at the office of the Lender by credit to the account of the Borrowers or by other means requested by the Borrowers and acceptable to the Lender. The Borrowers do hereby irrevocably confirm, ratify and approve all such advances by the Lender and do hereby indemnify the Lender against losses and expenses (including court costs, attorneys’ and paralegals’ fees) and shall hold the Lender harmless with respect thereto.

5.2       LIBOR Conversion and Continuation Procedures. (a) Upon notice to the Lender as set forth above, the Borrowers may, subject to the terms and conditions of this Agreement, (i) elect, as of any Business Day, to convert any Revolving Loan that is a Prime Loan into a Fixed LIBOR Loan or a LIBOR Loan; (ii) elect, as of any Business Day, to convert any Fixed LIBOR Loan into a Prime Loan or a LIBOR Loan; or (iii) convert any LIBOR Loan into a Prime Loan or a Fixed LIBOR Loan . Such notice shall be given before 11:00 a.m., Chicago time, on the proposed date of such conversion, specifying: (A) the proposed date of conversion; (B) the aggregate amount of Loans to be converted; and (B) the type of Revolving Loans resulting from the proposed conversion.

(b) Unless the Borrowers request that a Fixed LIBOR Loan or LIBOR Loan be converted to a Prime Loan in accordance with Section 5.2(a), upon the completion of the relevant Interest Period or LIBOR Interest Period for such Fixed LIBOR Loan or LIBOR Loan (i) all Fixed LIBOR Loans shall automatically be continued with a Interest Period commencing on the day on which the preceding Interest Period expired and (ii) all LIBOR Loans shall automatically be continued with a LIBOR Interest Period commencing on the day on which the preceding LIBOR Interest Period expired.

5.3       Letters of Credit. All Letters of Credit shall bear such application, issuance, renewal, negotiation and other fees and charges, and bear such interest as charged by the Lender or otherwise payable pursuant to the Distribution Master Letter of Credit Agreement and/or Fulfillment Master Letter of Credit Agreement, as applicable. In addition to the foregoing, all standby Letters of Credit issued under and pursuant to this Agreement shall bear an annual issuance fee equal to one and one-half percent (1.50%) of the face amount of such standby Letter of Credit, payable by the Distribution Borrowers and/or the Fulfillment Borrowers, as applicable, quarterly, in advance, until (i) such Letter of Credit has expired or has been returned to the Lender, or (ii) the Lender has paid the beneficiary thereunder the full face amount of such Letter of Credit.

5.4       Automatic Debit. In order to effectuate the timely payment of any of the Obligations when due, the Borrowers hereby authorize and direct the Lender, at the Lender’s option, to (a) debit the amount of the Obligations to any ordinary deposit account of the applicable Borrowers, or (b) solely in the case of Obligations of the Distribution Borrowers or the Fulfillment Borrowers, make a Revolving Loan to the Distribution Borrowers or the Fulfillment Borrowers, as applicable, hereunder to pay the amount of the Obligations.

5.5       Discretionary Disbursements. The Lender, in its sole and absolute discretion, may immediately upon notice to the applicable Borrowers, disburse any or all proceeds of the Loans made or available to the applicable Borrowers pursuant to this Agreement to pay any fees, costs, expenses or other amounts required to be paid by the applicable Borrowers hereunder and not so paid. All monies so disbursed shall be a part of the Obligations, payable by the applicable Borrowers on demand from the Lender.

Section 6.	SECURITY FOR THE OBLIGATIONS.

6.1       Security for Obligations. As security for the payment and performance of (a) the Distribution Obligations each of the Distribution Borrowers do hereby pledge, assign, transfer and deliver to the Lender and do hereby grant to the Lender a continuing and unconditional first priority security interest in and to the Distribution Borrower Collateral and (b) the Fulfillment Obligations, each of the Fulfillment Borrowers do hereby pledge, assign, transfer and deliver to the Lender and do hereby grant to the Lender a continuing and unconditional first priority security interest in and to the Fulfillment Borrower Collateral.

6.2       Possession and Transfer of Collateral. (a) Unless a Fulfillment Event of Default exists hereunder, the Fulfillment Borrowers shall be entitled to possession or use of the Collateral (other than Instruments or Documents, Tangible Chattel Paper, Investment Property consisting of certificated securities and other Collateral required to be delivered to the Lender pursuant to this Section 6) and (b) unless a Distribution Event of Default exists hereunder, the Distribution Borrowers shall be entitled to possession or use of the Collateral (other than Instruments or Documents, Tangible Chattel Paper, Investment Property consisting of certificated securities and other Collateral required to be delivered to the Lender pursuant to this Section 6). The cancellation or surrender of any Note, upon payment or otherwise, shall not affect the right of the Lender to retain the related Collateral for any other Obligations of the applicable Borrowers. The Borrowers shall not sell, assign (by operation of law or otherwise), license, lease or otherwise dispose of, or grant any option with respect to any of the Collateral, except that the Borrowers may (i) sell Inventory in the ordinary course of business, (ii) dispose of any asset which is to be replaced, and is in fact replaced, within thirty (30) days with another asset performing the same or a similar function and (iii) make Dispositions in any fiscal year the net proceeds of which do not in the aggregate exceed (A) with respect to the Distribution Borrowers, $50,000 and (B.) with respect to the Fulfillment Borrowers, $150,000, provided, that the Borrowers may exceed such limits upon receipt of written consent thereto from the Lender.

6.3       Financing Statements. The Borrowers shall, at the Lender’s request, at any time and from time to time, execute and deliver to the Lender such financing statements, amendments and other documents and do such acts as the Lender deems necessary in order to establish and maintain valid, attached and perfected first priority security interests in the Collateral in favor of the Lender, free and clear of all Liens and claims and rights of third parties whatsoever, except Permitted Liens. The Borrowers hereby irrevocably authorize the Lender at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto without the signature of the applicable Borrower that (a) indicate the Collateral (i) is comprised of all assets of such Borrower or words of similar effect, regardless of whether any particular asset comprising a part of the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed, or (ii) as being of an equal or lesser scope or within greater detail as the grant of the security interest set forth herein, and (b) contain any other information required by Section 5 of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the applicable Borrower is an organization, the type of organization and any Organizational Identification Number issued to such Borrower, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which the Collateral relates. The Borrowers hereby agree that a photocopy or other reproduction of this Agreement is sufficient for filing as a financing statement and the Borrowers authorize the Lender to file this Agreement as a financing statement in any jurisdiction. The Borrowers agree to furnish any such information to the Lender promptly upon request. The Borrowers further ratify and affirm their authorization for any financing statements and/or amendments thereto, executed and filed by the Lender in any jurisdiction prior to the date of this Agreement. In addition, the Borrowers shall make appropriate entries on their books and records disclosing the Lender’s security interests in the Collateral.

6.4       Additional Collateral. The applicable Borrowers shall deliver to the Lender immediately upon its demand, such other collateral (such additional collateral shall under no circumstances include any real property of any of the Borrowers or any property of, or for the account of, or any Borrower’s interest in the Capital Securities of, the Canadian Subsidiary or any of the Inactive Subsidiaries) as the Lender may from time to time request, should the value of the Collateral, in the Lender’s sole and absolute discretion, decline, deteriorate, depreciate or become impaired, and do hereby grant to the Lender a continuing security interest in such other collateral, which, when pledged, assigned and transferred to the Lender shall be and become part of the Collateral. The Lender’s security interests in all of the foregoing Collateral shall be valid, complete and perfected whether or not covered by a specific assignment.

6.5       Preservation of the Collateral. The Lender may, but is not required, to take such actions from time to time as the Lender deems appropriate to maintain or protect the Collateral. The Lender shall have exercised reasonable care in the custody and preservation of the Collateral if the Lender takes such action as the Borrowers shall reasonably request in writing which is not inconsistent with the Lender’s status as a secured party, but the failure of the Lender to comply with any such request shall not be deemed a failure to exercise reasonable care; provided, however, the Lender’s responsibility for the safekeeping of the Collateral shall (i) be deemed reasonable if such Collateral is accorded treatment substantially equal to that which the Lender accords its own property, and (ii) not extend to matters beyond the control of the Lender, including, without limitation, acts of God, war, insurrection, riot or governmental actions. In addition, any failure of the Lender to preserve or protect any rights with respect to the Collateral against prior or third parties, or to do any act with respect to preservation of the Collateral, not so requested by the Borrowers, shall not be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral. The Borrowers shall have the sole responsibility for taking such action as may be necessary, from time to time, to preserve all rights of the Borrowers and the Lender in the Collateral against prior or third parties. Without limiting the generality of the foregoing, where Collateral consists in whole or in part of securities, the Borrowers represent to, and covenant with, the Lender that the Borrowers have made arrangements for keeping informed of changes or potential changes affecting the securities (including, but not limited to, rights to convert or subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and the Borrowers agree that the Lender shall have no responsibility or liability for informing the Borrowers of any such or other changes or potential changes or for taking any action or omitting to take any action with respect thereto.

6.6       Other Actions as to any and all Collateral. The Borrowers further agree to take any other action reasonably requested by the Lender to ensure the attachment, perfection and first priority of, and the ability of the Lender to enforce, the Lender’s security interest in any and all of the Collateral including, without limitation, (a) causing the Lender’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Lender to enforce, the Lender’s security interest in such Collateral, (b) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Lender to enforce, the Lender’s security interest in such Collateral, (c) obtaining governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other Person obligated on Collateral, (d) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Lender, and (e) taking all actions required by the UCC in effect from time to time or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction. The Borrowers further agree to indemnify and hold the Lender harmless against claims of any Persons not a party to this Agreement concerning disputes arising over the Collateral.

6.7       Collateral in the Possession of a Warehouseman or Bailee. If any of the Collateral at any time is in the possession of a warehouseman or bailee, the applicable Borrower shall promptly notify the Lender thereof, and shall promptly obtain a Collateral Access Agreement.

6.9       Lockbox Arrangement. (a) After the execution of the Distribution Lockbox Agreement, each Distribution Borrower shall direct all of its Account Debtors to make all payments on the Accounts directly to a post office box (the “Distribution Lockbox”) designated by, and under the exclusive control of, the Lender. Pursuant to the Distribution Lockbox Agreement, the Distribution Borrowers shall establish the Distribution Lockbox and an account (the “Distribution Lockbox Account”) in the Distribution Borrowers’ names with the Lender into which all payments received in the Distribution Lockbox shall be deposited, and into which the Distribution Borrowers will immediately deposit all payments made for Inventory sold by the Distribution Borrowers or the performance of services by the Distribution Borrowers, and received by the Distribution Borrowers in the identical form in which such payments were made, whether by cash or check. If the Distribution Borrowers or any director, officer, employee, agent of the Distribution Borrowers, or any other Person acting for or in concert with the Distribution Borrowers shall receive any monies, checks, notes, drafts or other payments relating to or as proceeds of Accounts or other Collateral, the Distribution Borrowers and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, the Lender and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Distribution Lockbox Account. The Distribution Borrowers agree that all payments made to such Distribution Lockbox and Distribution Lockbox Account or otherwise received by the Lender, whether in respect of the Accounts or as proceeds of other Collateral or otherwise, will be applied on account of the Facility A Loans in accordance with Section 12.8 of this Agreement. The Distribution Borrowers agree to pay all fees, costs and expenses which the Lender incurs in connection with opening and maintaining the Distribution Lockbox and the Distribution Lockbox Account and depositing for collection by the Lender any check or other item of payment received by the Lender on account of the Obligations. All of such fees, costs and expenses shall constitute Obligations hereunder, shall be payable to the Lender by the Distribution Borrowers upon demand, and, until paid, shall bear interest at the Distribution Default Rate. All checks, drafts, instruments and other items of payment or proceeds of Collateral shall be endorsed by the Distribution Borrowers to the Lender, and, if that endorsement of any such item shall not be made for any reason, the Lender is hereby irrevocably authorized to endorse the same on the Distribution Borrowers’ behalf. For the purpose of this section, the Distribution Borrowers irrevocably hereby make, constitute and appoint the Lender (and all Persons designated by the Lender for that purpose) as the Distribution Borrowers’ true and lawful attorney and agent-in-fact (i) to endorse the Distribution Borrowers’ name upon such items of payment and/or proceeds of Collateral and upon any Chattel Paper, document, instrument, invoice or similar document or agreement relating to any Account of the Distribution Borrowers or goods pertaining thereto; (ii) to take control in any manner of any item of payment or proceeds thereof; and (iii) to have access to any lock box or postal box into which any of the Distribution Borrower’s mail is deposited, and open and process all mail addressed to the Distribution Borrowers and deposited therein.

(b)       After the execution of the Fulfillment Lockbox Agreement, each Fulfillment Borrower shall direct all of its Account Debtors to make all payments on the Accounts directly to a post office box (the “Fulfillment Lockbox”) designated by, and under the exclusive control of, the Lender. Pursuant to the Fulfillment Lockbox Agreement, the Fulfillment Borrowers shall establish the Fulfillment Lockbox and an account (the “Fulfillment Lockbox Account”) in the Fulfillment Borrowers’ names with the Lender into which all payments received in the Fulfillment Lockbox shall be deposited, and into which the Fulfillment Borrowers will immediately deposit all payments made for Inventory sold by the Fulfillment Borrowers or the performance of services by the Fulfillment Borrowers, and received by the Fulfillment Borrowers in the identical form in which such payments were made, whether by cash or check. If the Fulfillment Borrowers or any director, officer, employee, agent of the Fulfillment Borrowers, or any other Person acting for or in concert with the Fulfillment Borrowers shall receive any monies, checks, notes, drafts or other payments relating to or as proceeds of Accounts or other Collateral, the Fulfillment Borrowers and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, the Lender and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Fulfillment Lockbox Account. The Fulfillment Borrowers agree that all payments made to such Fulfillment Lockbox and Fulfillment Lockbox Account or otherwise received by the Lender, whether in respect of the Accounts or as proceeds of other Collateral or otherwise, will be applied on account of the Facility B Loans in accordance with Section 12.8 of this Agreement. The Fulfillment Borrowers agree to pay all fees, costs and expenses which the Lender incurs in connection with opening and maintaining the Fulfillment Lockbox and the Fulfillment Lockbox Account and depositing for collection by the Lender any check or other item of payment received by the Lender on account of the Obligations. All of such fees, costs and expenses shall constitute Obligations hereunder, shall be payable to the Lender by the Fulfillment Borrowers upon demand, and, until paid, shall bear interest at the Fulfillment Default Rate. All checks, drafts, instruments and other items of payment or proceeds of Collateral shall be endorsed by the Fulfillment Borrowers to the Lender, and, if that endorsement of any such item shall not be made for any reason, the Lender is hereby irrevocably authorized to endorse the same on the Fulfillment Borrowers’ behalf. For the purpose of this section, the Fulfillment Borrowers irrevocably hereby make, constitute and appoint the Lender (and all Persons designated by the Lender for that purpose) as the Fulfillment Borrowers’ true and lawful attorney and agent-in-fact (i) to endorse the Fulfillment Borrowers’ name upon such items of payment and/or proceeds of Collateral and upon any Chattel Paper, document, instrument, invoice or similar document or agreement relating to any Account of the Fulfillment Borrowers or goods pertaining thereto; (ii) to take control in any manner of any item of payment or proceeds thereof; and (iii) to have access to any lock box or postal box into which any of the Fulfillment Borrower’s mail is deposited, and open and process all mail addressed to the Fulfillment Borrowers and deposited therein.

6.10     Letter-of-Credit Rights. If a Borrower at any time is a beneficiary under a letter of credit now or hereafter issued in favor of such Borrower, such Borrower shall promptly notify the Lender thereof and, at the request and option of the Lender, such Borrower shall, pursuant to an agreement in form and substance satisfactory to the Lender, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Lender of the proceeds of any drawing under the letter of credit, or (ii) arrange for the Lender to become the transferee beneficiary of the letter of credit, with the Lender agreeing, in each case, that the proceeds of any drawing under the letter to credit are to be applied as provided in this Agreement.

6.11     Commercial Tort Claims. If a Borrower shall at any time hold or acquire a Commercial Tort Claim, such Borrower shall immediately notify the Lender in writing signed by such Borrower of the details thereof and grant to the Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, in each case in form and substance satisfactory to the Lender, and shall execute any amendments hereto deemed reasonably necessary by the Lender to perfect its security interest in such Commercial Tort Claim.

6.12     Electronic Chattel Paper and Transferable Records. If a Borrower at any time holds or acquires an interest in any electronic chattel paper or any “transferable record”, as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Borrower shall promptly notify the Lender thereof and, at the request of the Lender, shall take such action as the Lender may reasonably request to vest in the Lender control under Section 9-105 of the UCC of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Lender agrees with the Borrowers that the Lender will arrange, pursuant to procedures satisfactory to the Lender and so long as such procedures will not result in the Lender’s loss of control, for the Borrowers to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control.

Section 7.	REPRESENTATIONS AND WARRANTIES.

To induce the Lender to make (i) Loans to the Distribution Borrowers, each Distribution Borrower makes the following representations and warranties, as to the Distribution Borrowers and not the Fulfillment Borrowers, and (ii) Loans to the Fulfillment Borrowers, each Fulfillment Borrower makes the following representations and warranties, as to the Fulfillment Borrowers and not the Distribution Borrowers, to the Lender, each of which shall survive the execution and delivery of this Agreement.

7.1       Borrower Organization and Name. (a) Each Distribution Borrower is a corporation duly organized, existing and in good standing under the laws of the State of Delaware, with full and adequate power to carry on and conduct its business as presently conducted and is validly existing and in good standing under the laws of the jurisdiction of its organization. Each Distribution Borrower is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities require such qualification or licensing, except for such jurisdictions where the failure to so qualify would not have a Distribution Material Adverse Effect. The Distribution Borrowers’ Organizational Identification Numbers are as set forth on Schedule 7.1 attached hereto. The exact legal name of the Distribution Borrowers are as set forth in the first paragraph of this Agreement, and the Distribution Borrowers currently do not conduct, nor have they during the last five (5) years conducted, business under any other names or trade names.

(b)       Each Fulfillment Borrower is a corporation duly organized, existing and in good standing under the laws of the State of Illinois, in the case of KNC, and under the laws of the State of Delaware, in the case of KFS and KFSO, with full and adequate power to carry on and conduct its business as presently conducted and is validly existing and in good standing under the laws of the jurisdiction of its organization. Each Fulfillment Borrower is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities require such qualification or licensing, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect. The Fulfillment Borrowers’ Organizational Identification Numbers are as set forth on Schedule 7.1 attached hereto. The exact legal name of the Fulfillment Borrowers are as set forth in the first paragraph of this Agreement, and except as set forth on Schedule 7.1 attached hereto, the Fulfillment Borrowers currently do not conduct, nor have they during the last five (5) years conducted, business under any other names or trade names.

7.2       Authorization. The Borrowers have full right, power and authority to enter into this Agreement, to make the borrowings and execute and deliver the Loan Documents as provided herein and to perform all of their duties and obligations under this Agreement and the other Loan Documents. The execution and delivery of this Agreement and the other Loan Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of the articles of incorporation or bylaws of the Borrowers. All necessary and appropriate action has been taken on the part of the Borrowers to authorize the execution and delivery of this Agreement and the Loan Documents.

7.3       Validity and Binding Nature. This Agreement and the other Loan Documents are the legal, valid and binding obligations of the Borrowers, enforceable against the Borrowers in accordance with their terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

7.4       Consent; Absence of Breach. The execution, delivery and performance of this Agreement, the other Loan Documents and any other documents or instruments to be executed and delivered by the Borrowers in connection with the Loans, and the borrowings by the Borrowers hereunder, do not and will not (a) require any consent, approval, authorization of, or filings with, notice to or other act by or in respect of, any governmental authority or any other Person (other than any consent or approval which has been obtained and is in full force and effect); (b) conflict with (i) any provision of law or any applicable regulation, order, writ, injunction or decree of any court or governmental authority, (ii) the articles or certificate of incorporation or bylaws of the Borrowers or any of their Subsidiaries, or (iii) any material agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon the Borrowers or any of their Subsidiaries or any of their respective properties or assets; or (c) require, or result in, the creation or imposition of any Lien on any asset of the Borrowers or any of their Subsidiaries, other than Liens in favor of the Lender created pursuant to this Agreement.

7.5       Ownership of Properties; Liens. The Borrowers are the sole owners all of their respective properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like), other than Permitted Liens.

7.6       Equity Ownership. All issued and outstanding Capital Securities of the Borrowers and each of their Subsidiaries are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens other than those in favor of the Lender, if any, and such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities. As of the date hereof, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any Capital Securities of the Borrowers and each of its Subsidiaries.

7.7       Intellectual Property. (a) With respect to Intellectual Property used by the Distribution Borrowers, the Distribution Borrowers own and possess or have a license or other right to use all such Intellectual Property as are necessary for the conduct of the businesses of the Distribution Borrowers, without any infringement upon rights of others which could reasonably be expected to have a Distribution Material Adverse Effect upon the Distribution Borrowers, and no material claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property nor do the Distribution Borrowers know of any valid basis for any such claim.

(b) With respect to Intellectual Property used by the Fulfillment Borrowers, the Fulfillment Borrowers own and possess or have a license or other right to use all such Intellectual Property as are necessary for the conduct of the businesses of the Fulfillment Borrowers, without any infringement upon rights of others which could reasonably be expected to have a Fulfillment Material Adverse Effect upon the Fulfillment Borrowers, and no material claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property nor do the Fulfillment Borrowers know of any valid basis for any such claim.

7.8       Financial Statements. (a) With respect the financial statements of the Distribution Borrowers, all such financial statements submitted to the Lender have been prepared in accordance with sound accounting practices and GAAP on a basis, except as otherwise noted therein, consistent with the previous fiscal year and present fairly in accordance with GAAP the financial condition of the Distribution Borrowers and the results of the operations for the Distribution Borrowers as of such date and for the periods indicated. Since the date of the most recent financial statement submitted by the Distribution Borrowers to the Lender, there has been no change in the financial condition or in the assets or liabilities of the Distribution Borrowers having a Distribution Material Adverse Effect.

(b) With respect the financial statements of the Fulfillment Borrowers, all such financial statements submitted to the Lender have been prepared in accordance with sound accounting practices and GAAP on a basis, except as otherwise noted therein, consistent with the previous fiscal year and present fairly in accordance with GAAP the financial condition of the Fulfillment Borrowers and the results of the operations for the Fulfillment Borrowers as of such date and for the periods indicated. Since the date of the most recent financial statement submitted by the Fulfillment Borrowers to the Lender, there has been no change in the financial condition or in the assets or liabilities of the Fulfillment Borrowers having a Fulfillment Material Adverse Effect.

7.9       Litigation and Contingent Liabilities. (a) With respect to the Distribution Borrowers, there is no litigation, arbitration proceeding, demand, charge, claim, petition or governmental investigation or proceeding pending, or to the knowledge of the Distribution Borrowers, threatened, against the Distribution Borrowers, which, if adversely determined, which might reasonably be expected to have a Distribution Material Adverse Effect upon the Distribution Borrowers, except as set forth in Schedule 7.9. Other than any liability incident to such litigation or proceedings, the Distribution Borrowers have no material guarantee obligations, contingent liabilities, liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not fully-reflected or fully reserved to the extent required by GAAP or to the extent it would be material for in the most recent audited financial statements delivered pursuant to subsection 8.8(a) or fully-reflected or fully reserved for in the most recent quarterly financial statements delivered pursuant to subsection 8.8(b) and not permitted by Section 9.1.

(b) With respect to the Fulfillment Borrowers, there is no litigation, arbitration proceeding, demand, charge, claim, petition or governmental investigation or proceeding pending, or to the knowledge of the Fulfillment Borrowers, threatened, against the Fulfillment Borrowers, which, if adversely determined, which might reasonably be expected to have a Fulfillment Material Adverse Effect upon the Fulfillment Borrowers, except as set forth in Schedule 7.9. Other than any liability incident to such litigation or proceedings, the Fulfillment Borrowers have no material guarantee obligations, contingent liabilities, liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not fully-reflected or fully reserved for to the extent required by GAAP or the extent it would be material in the most recent audited financial statements delivered pursuant to subsection 8.8(a) or fully-reflected or fully reserved for in the most recent quarterly financial statements delivered pursuant to subsection 8.8(b) and not permitted by Section 9.1.

7.10     Event of Default. (a) No Distribution Event of Default or Distribution Unmatured Event of Default exists or would result from the incurrence by the Distribution Borrowers of any of the Obligations pertaining to the Distribution Borrowers hereunder or under any of the other Loan Document, and the Distribution Borrowers are not in default (without regard to grace or cure periods) under any other contract or agreement to which it is a party, the effect of which would have a Distribution Material Adverse Effect upon the Distribution Borrowers.

(b) No Fulfillment Event of Default or Fulfillment Unmatured Event of Default exists or would result from the incurrence by the Fulfillment Borrowers of any of the Obligations pertaining to the Fulfillment Borrowers hereunder or under any of the other Loan Document, and the Fulfillment Borrowers are not in default (without regard to grace or cure periods) under any other contract or agreement to which it is a party, the effect of which would have a Fulfillment Material Adverse Effect upon the Fulfillment Borrowers.

7.11     Adverse Circumstances. (a) No condition, circumstance, event, agreement, document, instrument, restriction, litigation or proceeding (or threatened litigation or proceeding or basis therefor) exists which (i) would have a Distribution Material Adverse Effect upon the Distribution Borrowers, or (ii) would constitute a Distribution Event of Default or a Distribution Unmatured Event of Default.

(b) No condition, circumstance, event, agreement, document, instrument, restriction, litigation or proceeding (or threatened litigation or proceeding or basis therefor) exists which (i) would have a Fulfillment Material Adverse Effect upon the Fulfillment Borrowers, or (ii) would constitute a Fulfillment Event of Default or a Fulfillment Unmatured Event of Default.

7.12     Environmental Laws and Hazardous Substances. The Borrowers have not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Substances, on or off any of the premises of the Borrowers (whether or not owned by it) in any manner which at any time violates any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder. The Borrowers comply in all material respects with all Environmental Laws and all licenses, permits certificates, approvals and similar authorizations thereunder. There has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person, nor is any pending or, to the best of the Borrower’s knowledge, threatened, and the Borrowers shall immediately notify the Lender upon becoming aware of any such investigation, proceeding, complaint, order, directive, claim, citation or notice, and shall take prompt and appropriate actions to respond thereto, with respect to any non-compliance with, or violation of, the requirements of any Environmental Law by the Borrowers or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material or any other environmental, health or safety matter, which affects the Borrowers or its business, operations or assets or any properties at which the Borrowers have transported, stored or disposed of any Hazardous Substances. The Borrowers have no material liability, contingent or otherwise, in connection with a release, spill or discharge, threatened or actual, of any Hazardous Substances or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material. The Borrowers further agree to allow the Lender or its agent access to the properties of the Borrowers and its Subsidiaries to confirm compliance with all Environmental Laws, and the Borrowers shall, following determination by the Lender that there is non-compliance, or any condition which requires any action by or on behalf of the Borrowers in order to avoid any non-compliance, with any Environmental Law, at the Borrower’s sole expense, cause an independent environmental engineer acceptable to the Lender to conduct such tests of the relevant site as are appropriate, and prepare and deliver a report setting forth the result of such tests, a proposed plan for remediation and an estimate of the costs thereof.

7.13     Solvency, etc. As of the date hereof, and immediately prior to and after giving effect to the issuance of each Letter of Credit and each Loan hereunder and the use of the proceeds thereof, (a) the fair value of each of the Borrower’s assets is greater than the amount of its liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated as required under the Section 548 of the Bankruptcy Code, (b) the present fair saleable value of each of the Borrower’s assets is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, (c) each of the Borrowers is able to realize upon its assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) each of the Borrowers does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (e) each of the Borrowers is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute unreasonably small capital.

7.14     ERISA Obligations. All Employee Plans of the Borrowers meet the minimum funding standards of Section 302 of ERISA and 412 of the Internal Revenue Code where applicable, and each such Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 is qualified. No withdrawal liability has been incurred under any such Employee Plans and no “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), has occurred with respect to any such Employee Plans, unless approved by the appropriate governmental agencies. The Borrowers have promptly paid and discharged all obligations and liabilities arising under the ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its properties or assets.

7.15     Labor Relations. (a) Except as could not reasonably be expected to have a Distribution Material Adverse Effect, (i) there are no strikes, lockouts or other labor disputes against the Distribution Borrowers or, to the best knowledge of the Distribution Borrowers, threatened, (ii) hours worked by and payment made to employees of the Distribution Borrowers have not been in violation of the Fair Labor Standards Act or any other applicable law, and (iii) no unfair labor practice complaint is pending against the Distribution Borrowers or, to the best knowledge of the Distribution Borrowers, threatened before any governmental authority.

(b) Except as could not reasonably be expected to have a Fulfillment Material Adverse Effect, (i) there are no strikes, lockouts or other labor disputes against the Fulfillment Borrowers or, to the best knowledge of the Fulfillment Borrowers, threatened, (ii) hours worked by and payment made to employees of the Fulfillment Borrowers have not been in violation of the Fair Labor Standards Act or any other applicable law, and (iii) no unfair labor practice complaint is pending against the Fulfillment Borrowers or, to the best knowledge of the Fulfillment Borrowers, threatened before any governmental authority.

7.16     Security Interest. This Agreement creates a valid security interest in favor of the Lender in the Collateral and, when properly perfected by filing in the appropriate jurisdictions, or by possession or Control of such Collateral by the Lender or delivery of such Collateral to the Lender, shall constitute a valid, perfected, first-priority security interest in such Collateral.

7.17     Lending Relationship. The relationship hereby created between the Borrowers and the Lender is and has been conducted on an open and arm’s length basis in which no fiduciary relationship exists, and the Borrowers have not relied and are not relying on any such fiduciary relationship in executing this Agreement and in consummating the Loans. The Lender represents that it will receive any Note payable to its order as evidence of a bank loan.

7.18     Business Loan. The Loans, including interest rate, fees and charges as contemplated hereby, (i) are business loans within the purview of 815 ILCS 205/4(1)(c), as amended from time to time, (ii) are an exempted transaction under the Truth In Lending Act, 12 U.S.C. 1601 et seq., as amended from time to time, and (iii) do not, and when disbursed shall not, violate the provisions of the Illinois usury laws, any consumer credit laws or the usury laws of any state which may have jurisdiction over this transaction, the Borrowers or any property securing the Loans.

7.19     Taxes. Except as set forth in Schedule 7.19 attached hereto, the Borrowers have timely filed all tax returns and reports required by law to have been filed by them and have paid all taxes, governmental charges and assessments due and payable with respect to such returns, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books, are insured against or bonded over to the satisfaction of the Lender and the contesting of such payment does not create a Lien on the Collateral which is not a Permitted Lien. There is no controversy or objection pending, or to the knowledge of the Borrower, threatened in respect of any tax returns of the Borrowers. The Borrowers have made adequate reserves on its books and records in accordance with GAAP for all taxes that have accrued but which are not yet due and payable. The failure to file the tax returns as disclosed on Schedule 7.19 will not result in the occurrence of a Distribution Material Adverse Effect or a Fulfillment Material Adverse Effect.

7.20     Compliance with Regulation U. No portion of the proceeds of the Loans shall be used by the Borrowers, or any Affiliate of the Borrowers, either directly or indirectly, for the purpose of purchasing or carrying any margin stock, within the meaning of Regulation U as adopted by the Board of Governors of the Federal Reserve System or any successor thereto.

7.21     Governmental Regulation. The Borrowers and their Subsidiaries are not, or after giving effect to any loan, will not be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the ICC Termination Act of 1995 or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

7.22     Bank Accounts. Except as listed on Schedule 7.22 attached hereto, all Deposit Accounts and operating bank accounts of the Borrowers and their Subsidiaries (other than the Canadian Subsidiary and the Inactive Subsidiaries) are located at the Lender.

7.23     Place of Business. The principal place of business, the location of books and records and the location of all Collateral, if other than at such principal place of business, is as set forth on Schedule 7.23 attached hereto and made a part hereof, and the applicable Borrowers shall promptly notify the Lender of any change in such locations. The Borrowers will not remove or permit the Collateral to be removed from such locations without the prior written consent of the Lender, except for Inventory or non-material assets sold or disposed of in the usual and ordinary course of the Borrower’s business.

7.24     Complete Information. This Agreement and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials and information heretofore or contemporaneously herewith furnished in writing by the Borrowers to the Lender for purposes of, or in connection with, this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of the Borrowers to the Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Lender that any projections and forecasts provided by the Borrowers are based on good faith estimates and assumptions believed by the Borrowers to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

Section 8.	AFFIRMATIVE COVENANTS.

Each Distribution Borrower make the following covenants with respect to the Distribution Borrowers only and not the Fulfillment Borrowers and each Fulfillment Borrower makes the following covenants with respect to the Fulfillment Borrowers only and not the Distribution Borrowers.

8.1       Compliance with Lender Regulatory Requirements; Increased Costs. If the Lender shall reasonably determine that any Regulatory Change, or compliance by the Lender or any Person controlling the Lender with any request or directive (whether or not having the force of law) of any governmental authority, central bank or comparable agency has or would have the effect of reducing the rate of return on the Lender’s or such controlling Person’s capital as a consequence of the Lender’s obligations hereunder or under any Letter of Credit to a level below that which the Lender or such controlling Person could have achieved but for such Regulatory Change or compliance (taking into consideration the Lender’s or such controlling Person’s policies with respect to capital adequacy) by an amount deemed by the Lender or such controlling Person to be material or would otherwise reduce the amount of any sum received or receivable by the Lender under this Agreement or under any Note with respect thereto, then from time to time, upon demand by the Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail), the Borrowers shall pay directly to the Lender or such controlling Person such additional amount as will compensate the Lender for such increased cost or such reduction, so long as such amounts have accrued on or after the day which is one hundred eighty days (180) days prior to the date on which the Lender first made demand therefor.

8.2       Borrower Existence. Each Borrower shall at all times preserve and maintain (a) its existence and good standing in the jurisdiction of its organization, and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have with respect to the Distribution Borrowers, a Distribution Material Adverse Effect, and with respect to the Fulfillment Borrowers, a Fulfillment Material Adverse Effect), and shall at all times continue as a going concern in the business which such Borrower is presently conducting. If a Borrower does not have an Organizational Identification Number and later obtains one, such Borrower shall promptly notify the Lender of such Organizational Identification Number.

8.3       Compliance With Laws. Each Borrower shall use the proceeds of the Loans for working capital and other general corporate or business purposes not in contravention of any requirements of law and not in violation of this Agreement, and shall comply in all respects, including the conduct of its business and operations and the use of its properties and assets, with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have with respect to the Distribution Borrowers, a Distribution Material Adverse Effect, and with respect to the Fulfillment Borrowers, a Fulfillment Material Adverse Effect. In addition, and without limiting the foregoing sentence, each Borrower shall (a) ensure that no person who owns a controlling interest in or otherwise controls such Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended.

8.4       Payment of Taxes and Liabilities. Each Borrower shall pay and discharge, prior to delinquency and before penalties accrue thereon, all property and other taxes, and all governmental charges or levies against it or any of the Collateral, as well as claims of any kind which, if unpaid, could become a Lien on any of its property; provided that the foregoing shall not require such Borrower to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and, in the case of a claim which could become a Lien on any of the Collateral, such contest proceedings stay the foreclosure of such Lien or the sale of any portion of the Collateral to satisfy such claim.

8.5       Maintain Property. Each Borrower shall at all times maintain, preserve and keep its plant, properties and Equipment, including, but not limited to, any Collateral, in good repair, working order and condition, normal wear and tear excepted, and shall from time to time make all needful and proper repairs, renewals, replacements, and additions thereto so that at all times the efficiency thereof shall be fully preserved and maintained. Each Borrower shall permit the Lender to examine and inspect such plant, properties and Equipment, including, but not limited to, any Collateral, at all reasonable times.

8.6       Maintain Insurance. Each Borrower shall at all times maintain with insurance companies reasonably acceptable to the Lender, such insurance coverage as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, including business interruption insurance, to such extent and against such hazards and liabilities, including employers’, public and professional liability risks, as is customarily maintained by companies similarly situated, and shall have insured amounts no less than, and deductibles no higher than, are reasonably acceptable to the Lender. Each Borrower shall furnish to the Lender a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by such Borrower, which shall be reasonably acceptable in all respects to the Lender. Each Borrower shall cause each issuer of an insurance policy to provide the Lender with an endorsement (i) showing the Lender as lender loss payee with respect to each policy of property or casualty insurance; and (ii) providing that thirty (30) days notice will be given to the Lender prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy.

In the event a Borrower either fails to provide the Lender with evidence of the insurance coverage required by this Section or at any time hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay any premium in whole or in part relating thereto, then the Lender, without waiving or releasing any obligation or default by such Borrower hereunder, may at any time (but shall be under no obligation to so act), obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto, which the Lender deems advisable. This insurance coverage (a) may, but need not, protect such Borrower’s interests in such property, including, but not limited to, the Collateral, and (b) may not pay any claim made by, or against, such Borrower in connection with such property, including, but not limited to, the Collateral. Such Borrower may later cancel any such insurance purchased by the Lender, but only after providing the Lender with evidence that such Borrower has obtained the insurance coverage required by this Section. If the Lender purchases insurance for the Collateral, such Borrower will be responsible for the costs of that insurance, including interest and any other charges that may be imposed with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the principal amount of the Loans owing hereunder by such Borrower. The costs of the insurance may be more than the cost of the insurance such Borrower may be able to obtain on its own.

8.7       ERISA Liabilities; Employee Plans. Each Borrower shall (i) keep in full force and effect any and all Employee Plans which are presently in existence or may, from time to time, come into existence under ERISA, and not withdraw from any such Employee Plans, unless such withdrawal can be effected or such Employee Plans can be terminated without liability to the Borrower; (ii) make contributions to all of such Employee Plans in a timely manner and in a sufficient amount to comply with the standards of ERISA; including the minimum funding standards of ERISA; (iii) comply with all material requirements of ERISA which relate to such Employee Plans; (iv) notify the Lender immediately upon receipt by the Borrowers of any notice concerning the imposition of any withdrawal liability or of the institution of any proceeding or other action which may result in the termination of any such Employee Plans or the appointment of a trustee to administer such Employee Plans; (v) promptly advise the Lender of the occurrence of any “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), with respect to any such Employee Plans; and (vi) amend any Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 to the extent necessary to keep the Employee Plan qualified, and to cause the Employee Plan to be administered and operated in a manner that does not cause the Employee Plan to lose its qualified status.

8.8       Financial Statements. Each Borrower shall at all times maintain a standard and modern system of accounting, on the accrual basis of accounting and in all respects in accordance with GAAP, and shall furnish to the Lender or its authorized representatives such information regarding the business affairs, operations and financial condition of such Borrower, including, but not limited to:

(a)          within five (5) Business Days of when available, and in any event, within one hundred and twenty (120) days after the close of each fiscal year, (i) a copy of the annual audited consolidated financial statements of the Parent, including consolidating schedules containing for the Distribution Borrowers on a consolidated basis and the Fulfillment Borrowers on a consolidated basis a balance sheet, statement of income and retained earnings and statement of cash flows for the fiscal year then ended and (ii) such other information (including non-financial information) as the Lender may request, in reasonable detail, all such financial statements to be prepared in accordance with GAAP consistently applied and such financial statements to be reported on and accompanied by the unqualified opinion of McGladrey & Pullen LLP or such other independent certified public accountants selected by Borrowers and reasonably acceptable to Lender together with (i) a certificate from such accountants to the effect that, in making the examination necessary for the signing of such annual audit report, such accountants have not become aware of any Default or Event of Default that has occurred and is continuing, or, if such accountants have become aware of any such event, describing it and the steps, if any, being taken to cure it and (ii) the computations of such accountants evidencing compliance by the Distribution Borrowers and the Fulfillment Borrowers with the financial covenants contained in Section 10 of this Agreement;

(b)            within five (5) Business Days of when available, and in any event, within thirty (30) days following the end of the first and second month of each fiscal quarter and within 45 days following the end of the third month of each fiscal quarter, (i) a copy of the consolidated financial statements of each of the Distribution Borrowers and Fulfillment Borrowers regarding such fiscal month, including a balance sheet, statement of income and retained earnings and statement of cash flows for the month then ended, and (ii) such other information (including nonfinancial information) as the Lender may reasonably request, in reasonable detail, prepared and certified as true and correct by the applicable Borrowers’ treasurer or chief financial officer;

(c)            within five (5) Business Days of when available, and in any event, within forty-five (45) days following the end of the fiscal quarters ending in July, October and January of each year and within sixty (60) days following the end of the fiscal quarter ending in April of each year, (i) a copy of the consolidated financial statements of the Distribution Borrowers and of the Fulfillment Borrowers regarding such fiscal quarter, including a balance sheet, statement of income and retained earnings and statement of cash flows for the fiscal quarter then ended, and (ii) such other information (including nonfinancial information) as the Lender may reasonably request, in reasonable detail, prepared and certified as true and correct by the applicable Borrowers’ treasurer or chief financial officer; and

(d)            within ten (10) days after the filing due date (as such date may be extended in accordance with properly granted extensions) each year, a signed copy of the complete income tax returns of the consolidated taxpayer group which includes the Borrowers filed with the Internal Revenue Service.

No change with respect to such accounting principles shall be made by the Borrowers without giving prior notification to the Lender. The Borrowers represent and warrant to the Lender that the financial statements delivered to the Lender at or prior to the execution and delivery of this Agreement and to be delivered at all times thereafter accurately reflect and will accurately reflect the financial condition of each such Borrower. The Lender shall have the right at all times during business hours to inspect the books and records of the Borrowers and make extracts therefrom.

8.9       Supplemental Financial Statements. Each Borrower shall immediately upon receipt thereof, provide to the Lender copies of interim and supplemental reports if any, submitted to such Borrower by independent accountants in connection with any interim audit or review of the books of such Borrower.

8.10     Borrowing Base Certificates. The Distribution Borrowers shall, within thirty (30) days after the end of each month, deliver to the Lender a Distribution Borrowing Base Certificate and the Fulfillment Borrowers shall, within thirty (30) days after the end of each month, deliver to the Lender a Fulfillment Borrowing Base Certificate, each dated as of the last Business Day of such month, certified as true and correct by an authorized representative of the applicable Borrowers and acceptable to the Lender in its sole and absolute discretion, provided, however, at any time an Event of Default exists, the Lender may require the Borrowers to deliver Borrowing Base Certificates more frequently.

8.11     Aged Accounts Schedule. Each Borrower shall, within thirty (30) days after the end of each month, deliver to the Lender an aged schedule of the Accounts of such Borrower, listing the name and amount due from each Account Debtor and showing the aggregate amounts due from (a) 0-30 days, (b) 31-60 days, (c) 61-90 days and (d) more than 90 days, and certified as accurate by such Borrower’s treasurer or chief financial officer.

8.12     Inventory Reports. Each Borrower shall, within thirty (30) days after the end of each month, deliver to the Lender an inventory report, certified as accurate by such Borrower’s treasurer or chief financial officer, and within such time as the Lender may specify, such other schedules and reports as the Lender may require.

8.13     Covenant Compliance Certificate. The Distribution Borrowers and the Fulfillment Borrowers, respectively, shall, within 45 days of the end of each of their first three fiscal quarters and within 60 days of the end of their fourth fiscal quarters, deliver to the Lender a duly completed compliance certificate, certified as true and correct by an appropriate officer of such Borrower, containing a computation of each of the financial covenants set forth in Section 10 and stating that such Borrowers have not become aware of any Distribution Event of Default or Distribution Unmatured Event of Default in the case of the Distribution Borrowers or a Fulfillment Event of Default or Fulfillment Unmatured Event of Default in the case of the Fulfillment Borrowers, that has occurred and is continuing or, if there is any such Event of Default or Unmatured Event of Default describing it and the steps, if any, being taken to cure it.

8.14     Field Audits. The Borrowers shall permit the Lender to inspect the Inventory, other assets and/or other business operations of the Borrowers to perform appraisals of the Equipment of the Borrowers and to inspect, audit, check and make copies of, and extracts from, the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to Inventory, Accounts and any other Collateral, the results of which must be satisfactory to the Lender in the Lender’s sole and absolute discretion. All such inspections or audits by the Lender shall be at the Borrowers expense, provided, however, that so long as no

Event of Default or Unmatured Event of Default exists, the Borrowers shall not be required to reimburse the Lender for inspections or audits more frequently than once each fiscal year; provided, further, that the Distribution Borrowers shall reimburse the Lender in an amount not to exceed Five Thousand and No/100ths Dollars ($5,000.00) for the expense of one additional inspection or audit to be performed on the Distribution Borrowers on or before October 31, 2005.

8.15     Other Reports. Each Borrower shall, within such period of time as the Lender may specify, deliver to the Lender such other schedules and reports as the Lender may require.

8.16     Collateral Records. Each Borrower shall keep full and accurate books and records relating to the Collateral and shall mark such books and records to indicate the Lender’s Lien in the Collateral.

8.17     Intellectual Property. Each Borrower shall maintain, preserve and renew all Intellectual Property necessary for the conduct of its business as and where the same is currently located as heretofore or as hereafter conducted by it.

8.18     Notice of Proceedings. Each Borrower, promptly upon becoming aware, shall give written notice to the Lender of any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Borrowers to the Lender which has been instituted or, to the knowledge of such Borrower, is threatened against such Borrower or any of its Subsidiaries or to which any of their respective properties is subject which might reasonably be expected to have with respect to the Distribution Borrowers, a Distribution Material Adverse Effect, and with respect to the Fulfillment Borrowers, a Fulfillment Material Adverse Effect.

8.19     Notice of Event of Default or Material Adverse Effect. The Distribution Borrowers with respect to Distribution Events of Default, Distribution Unmatured Events of Default and Distribution Material Adverse Effects and the Fulfillment Borrowers with respect to Fulfillment Events of Default, Fulfillment Unmatured Events of Default and Fulfillment Material Adverse Effects shall, immediately after the commencement thereof, give notice to the Lender in writing of the occurrence of any Event of Default or any Unmatured Event of Default, or the occurrence of any condition or event having a Distribution Material Adverse Effect, or a Fulfillment Material Adverse Effect.

8.20     Environmental Matters. If any release or threatened release or other disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of a Borrower or any of its Subsidiaries, such Borrower shall cause the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, each Borrower shall comply with any Federal or state judicial or administrative order requiring the performance at any real property of the Borrowers of activities in response to the release or threatened release of a Hazardous Substance. To the extent that the transportation of Hazardous Substances is permitted by this Agreement, each Borrower shall, and shall cause its Subsidiaries to, dispose of such Hazardous Substances, or of any other wastes, only at licensed disposal facilities operating in compliance with Environmental Laws.

8.21     Further Assurances. Each Borrower shall take such actions as are necessary or as the Lender may reasonably request from time to time to ensure that its Obligations under the Loan Documents are secured by substantially all of the assets of such Borrower and its Subsidiaries (other than any real property of any of the Borrowers or any property of, or for the account of, or the Borrowers’ interests in the Capital Securities of, the Canadian Subsidiary or any of the Inactive Subsidiaries), in each case as the Lender may determine, including (a) the execution and delivery of security agreements, pledge agreements, mortgages, deeds of trust, financing statements and other documents, and the filing or recording of any of the foregoing, and (b) the delivery of certificated securities and other collateral with respect to which perfection is obtained by possession.

8.22     Lockbox Agreement. Prior to June 30, 2005, (a) the Distribution Borrowers shall enter into a Master Cash Management Service Agreement and Supplement to the Master Cash Management Service Agreement Re: Wholesale Lockbox and Lockbox Related Services, duly executed by the Distribution Borrowers and the Lender (the “Distribution Lockbox Agreement”), in the form prepared by and acceptable to the Lender and (b) the Fulfillment Borrowers shall enter into a Master Cash Management Service Agreement and Supplement to the Master Cash Management Service Agreement Re: Wholesale Lockbox and Lockbox Related Services, duly executed by the Fulfillment Borrowers and the Lender (the “Fulfillment Lockbox Agreement”), in the form prepared by and acceptable to the Lender.

8.23     Banking Relationship. Each Borrower covenants and agrees, at all times during the term of this Agreement, to utilize the Lender as its primary bank of account and depository for all financial services, including all receipts, disbursements, cash management and related service.

8.24           Non-Utilization Fee. (a) The Distribution Borrowers agree to pay to the Lender a non-utilization fee equal to one-quarter of one percent of the total of (i) the Facility A Loan Commitment, minus (ii) the sum of (A) the daily average of the aggregate principal amount of all Facility A Loans outstanding, plus (B) the daily average of the aggregate amount of the Distribution Letter of Credit Obligations, which non-utilization fee shall be (x) calculated on the basis of a year consisting of 365 days, (y) paid for the actual number of days elapsed, and (z) payable quarterly in arrears on the last day of each April, July, October and January, commencing on July 31, 2005, and on the Revolving Loan Maturity Date.

(b) The Fulfillment Borrowers agree to pay to the Lender a non-utilization fee equal to one-quarter of one percent of the total of (i) the Facility B Loan Commitment, minus (ii) the sum of (A) the daily average of the aggregate principal amount of all Facility B Loans outstanding, plus (B) the daily average of the aggregate amount of the Fulfillment Letter of Credit Obligations, which non-utilization fee shall be (x) calculated on the basis of a year consisting of 365 days, (y) paid for the actual number of days elapsed, and (z) payable quarterly in arrears on the last day of each April, July, October and January, commencing on July 31, 2005, and on the Revolving Loan Maturity Date.

8.25     Additional Capital Expenditure Debt. (a) The Distribution Borrowers hereby agree to provide the Lender with a copy of any written commitment that the Distribution Borrowers have obtained to finance additional Debt for Capital Expenditures outside of a Facility C-1 Loan. The Lender shall have a right of first refusal for twenty (20) days to meet or exceed the terms and conditions contained therein. In the even the Lender fails to do so, the Distribution Borrowers shall have the right to finance such additional Debt for Capital Expenditures on the terms and conditions contained in such commitment, subject to compliance with Section 9.1(e) or Section 9.1(f) hereof, as applicable.

(b) The Fulfillment Borrowers hereby agree to provide the Lender with a copy of any written commitment that the Fulfillment Borrowers have obtained to finance additional Debt for Capital Expenditures outside of a Facility C-2 Loan. The Lender shall have a right of first refusal for twenty (20) days to meet or exceed the terms and conditions contained therein. In the even the Lender fails to do so, the Fulfillment Borrowers shall have the right to finance such additional Debt for Capital Expenditures on the terms and conditions contained in such commitment, subject to compliance with Section 9.1(e) or Section 9.1(f) hereof, as applicable.

Section 9.	NEGATIVE COVENANTS.

Each Distribution Borrower makes the following covenants with respect to the Distribution Borrowers only and not the Fulfillment Borrowers and each Fulfillment Borrower makes the following covenants with respect to the Fulfillment Borrowers only and not the Distribution Borrowers.

9.1       Debt. Each Borrower shall not, and shall not permit any Inactive Subsidiary to, either directly or indirectly, create, assume, incur or have outstanding any Debt (including purchase money indebtedness), or become liable, whether as endorser, guarantor, surety or otherwise, for any debt or obligation of any other Person, except:

(a)	the Obligations under this Agreement and the other Loan Documents;

(b)            obligations of such Borrower for Taxes, assessments, municipal or other governmental charges;

(c)            obligations of such Borrower for accounts payable, other than for money borrowed, incurred in the ordinary course of business;

(d)            Hedging Obligations incurred in favor of the Lender or an Affiliate thereof for bona fide hedging purposes and not for speculation;

(e)            (i) in the case of the Distribution Borrowers, Capitalized Lease Obligations incurred after the date of this Agreement, provided that, the aggregate amount of all such Debt incurred at any time shall not exceed (A) at any time prior to May 1, 2006, Five Hundred Thousand and 00/100 Dollars ($500,000.00) in the aggregate less the aggregate outstanding amount of Debt for Capital Expenditures to which Section 9.1(f) applies and (B) at any time on of after May 1, 2006, One Million Five Hundred

Thousand and 00/100 Dollars ($1,500,000.00) in the aggregate in each Fiscal Year less the aggregate outstanding amount of Debt for Capital Expenditures to which Section 9.1(f) applies for such Fiscal Year and (ii) in the case of the Fulfillment Borrowers, Capitalized Lease Obligations incurred after the date of this Agreement, provided that, the aggregate amount of all such Debt incurred at any time shall not exceed (A) at any time prior to May 1, 2006, Three Million and 00/100 Dollars ($3000,000.00) in the aggregate less the aggregate outstanding amount of Debt for Capital Expenditures to which Section 9.1(f) applies and (B) at any time on of after May 1, 2006, Four Million and 00/100 Dollars ($4,000,000.00) in the aggregate in each Fiscal Year less the aggregate outstanding amount of Debt for Capital Expenditures to which Section 9.1(f) applies for such Fiscal Year;

(f)             (i) in the case of the Distribution Borrowers, Debt for Capital Expenditures incurred after the date of this Agreement to Persons other than the Lender subject to (A) the requirements of Section 8.25(a), (B) a straight-line amortization based on the lesser of the useful life of the Equipment being financed by such Debt or five (5) years, and (C), a maximum amounts of such Debt of (x) at any time prior to May 1, 2006, Five Hundred Thousand and 00/100 Dollars ($500,000.00) in the aggregate less the aggregate outstanding amount of Debt for Capital Lease Obligations to which Section 9.1(f) applies and (y) at any time on of after May 1, 2006, One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) in the aggregate in each Fiscal Year less the aggregate outstanding amount of Debt for Capital Lease Obligations to which Section 9.1(f) applies for such Fiscal Year and (ii) in the case of the Fulfillment Borrowers, Debt for Capital Expenditures incurred after the date of this Agreement to Persons other than the Lender subject to (A) the requirements of Section 8.25(b), (B) a straight-line amortization based on the useful life of the Equipment being financed by such Debt, and (C), a maximum amounts of such Debt of (x) at any time prior to May 1, 2006, Three Million and 00/100 Dollars ($3,000,000.00) in the aggregate less the aggregate outstanding amount of Debt for Capital Lease Obligations to which Section 9.1(f) applies and (B) at any time on of after May 1, 2006, Four Million and 00/100 Dollars ($4,000,000.00) in the aggregate in each Fiscal Year less the aggregate outstanding amount of Debt for Capital Lease Obligations to which Section 9.1(f) applies for such Fiscal Year;

(g)            Debt of any Distribution Borrower to any other Distribution Borrower and Debt of any Fulfillment Borrower to any other Fulfillment Borrower;

(h)            Debt described on Schedule 9.1 and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased;

(i)              Contingent Liabilities of any Fulfillment Borrower with respect to a liability of any other Fulfillment Borrower or of a Distribution Borrower with respect to a liability of any other Distribution Borrower; and

(j)             Debt of any Distribution Borrower to any Fulfillment Borrower which is subordinated in writing to the payment of such Distribution Borrower's Obligations under this Agreement and the other Loan Documents in substantially the form of Exhibit B to this Loan Agreement and Debt of any Fulfillment Borrower to any Distribution Borrower which is subordinated in writing to the payment of such Fulfillment Borrower's Obligations under this Agreement and the other Loan Documents in substantially the form of Exhibit B to this Loan Agreement.

9.2       Encumbrances. Each Borrower shall not, and shall not permit any Inactive Subsidiary to, either directly or indirectly, create, assume, incur or suffer or permit to exist any Lien or charge of any kind or character upon any asset of such Borrower or such Inactive Subsidiary, whether owned at the date hereof or hereafter acquired, except for Permitted Liens.

9.3       Investments. Each Borrower shall not, either directly or indirectly, make or have outstanding any Investment, except:

(a)            contributions by such Borrower to the capital of any Subsidiary (other than any Inactive Subsidiary) which has granted a first perfected security interest in all of its/their assets in favor of the Lender;

(b)	Investments constituting Debt permitted by Section 9.1;

(c)            Contingent Liabilities constituting Debt permitted by Section 9.1 or Liens permitted by Section 9.2;

(d)	Cash Equivalent Investments;

(e)            bank deposits in the ordinary course of business, provided that on or after June 30, 2005 the aggregate amount of all such deposits which are maintained with any bank other than the Lender shall not at any time exceed $50,000;

(f)             Investments in securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors;

(g)            Investments by a Distribution Borrower in any other Distribution Borrower or by a Fulfillment Borrower in any other Fulfillment Borrower; and

(h)	Investments listed on Schedule 9.3 as of the Closing Date;

provided, however, that (i) any Investment which when made complies with the requirements of the definition of the term “Cash Equivalent Investment” may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and (ii) no Investment otherwise permitted by subsections (b) or (c) shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default or Unmatured Event of Default exists.

9.4       Transfer; Merger; Sales. Each Borrower shall not, whether in one transaction or a series of related transactions, (a) be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any Capital Securities of any class of, or any partnership or joint venture interest in, any other Person, except for any such merger, consolidation, sale, transfer, conveyance, lease or assignment of or by any Wholly-Owned Subsidiary into such Borrower, (b) sell, transfer, convey or lease all or any substantial part of its assets or Capital Securities (including the sale of Capital Securities of any Subsidiary), except for sales of Inventory in the ordinary course of business, or (c) sell or assign, with or without recourse, any receivables.

9.5       Issuance of Capital Securities. Each Borrower shall not, and shall not permit any Inactive Subsidiary to, issue any Capital Securities other than (a) any issuance of shares of such Borrower’s common Capital Securities pursuant to any employee or director option program, benefit plan or compensation program, or (b) any issuance of Capital Securities by a Subsidiary to such Borrower in accordance with Section 9.6.

9.6           Distributions. (a) Subject to the requirements of Section 10.1 hereof, the Fulfillment Borrowers or the Distribution Borrowers shall make no distributions or dividends (other than stock dividends), whether in cash or otherwise, to any of its equityholders, unless (i) such distributions or dividends are from net income, (ii) if such distribution or dividend had been made during the previous Fiscal Quarter, the applicable Borrowers would have been in compliance with the requirements of Section 10.1 as of the end of such Fiscal Quarter, and (iii) no Unmatured Event of Default or Event of Default exists as of the date of such distribution or dividend or would otherwise be created thereby. Notwithstanding the foregoing, any Subsidiary may pay dividends or make other distributions payable to any Borrower.

(b) The Fulfillment Borrowers and the Distribution Borrowers shall not purchase or redeem any of their respective equity interests or any warrants, options or other rights in respect thereof.

(c) Subject to the requirements of Section 10.1 hereof, the Fulfillment Borrowers and the Distribution Borrowers shall be to permitted to pay management fees or similar fees to cover the costs of corporate overhead to any of their respective direct of indirect equityholders or any Affiliate thereof, provided, that (i) such management fees or similar fees are consistent with past business practices and are not outside the ordinary course of business of such Borrowers and (ii) such management fees are consistent with the projections of management fees or similar fees to be paid by the applicable Borrowers previously delivered to the Lender.

9.7       Transactions with Affiliates. Each Borrower shall not, directly or indirectly, enter into or permit to exist any transaction with any of its Affiliates or with any director, officer or employee of such Borrower other than transactions in the ordinary course of, and pursuant to the reasonable requirements of, the business of such Borrower and upon fair and reasonable terms which, if requested by the Lender, shall be fully disclosed to the Lender and are no less favorable to such Borrower than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate of such Borrower.

9.8       Unconditional Purchase Obligations. Each Borrower shall not enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services.

9.9       Cancellation of Debt. Each Borrower shall not cancel any claim or debt owing to it, except for reasonable consideration or in the ordinary course of business.

9.10     Inconsistent Agreements. Each Borrower shall not enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by such Borrower hereunder or by the performance by such Borrower of any of its Obligations hereunder or under any other Loan Document, (b) prohibit such Borrower from granting to the Lender a Lien on any of its assets or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to such Borrower, or pay any Debt owed to such Borrower, (ii) make loans or advances to such Borrower, or (iii) transfer any of its assets or properties to such Borrower, other than (A) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the assets of any Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary to be sold and such sale is permitted hereunder, (B) restrictions or conditions imposed by any agreement relating to purchase money Debt, Capital Leases and other secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt, and (C) customary provisions in leases and other contracts restricting the assignment thereof.

9.11     Use of Proceeds. No Borrower nor any of such Borrower’s Subsidiaries or Affiliates shall use any portion of the proceeds of the Loans, either directly or indirectly, for the purpose of purchasing any securities underwritten by ABN AMRO Incorporated, an Affiliate of the Lender.

9.12     Bank Accounts. Each Borrower shall not establish any new Deposit Accounts or other bank accounts, other than Deposit Accounts or other bank accounts established at or with the Lender, or amend or terminate the Lockbox or the Lockbox Agreement without the prior written consent of the Lender.

9.13    Business Activities; Change of Legal Status and Organizational Documents. Each Borrower shall not (a) engage in any line of business other than the businesses engaged in on the date hereof and businesses reasonably related thereto, (b) change its name, its Organizational Identification Number, if it has one, its type of organization, its jurisdiction of organization or other legal structure, or (c) permit its charter, bylaws or other organizational documents to be amended or modified in any way which could reasonably be expected to materially adversely affect the interests of the Lender.

Section 10.	FINANCIAL COVENANTS.

10.1     Shareholder’s Equity. As of the end of each fiscal quarter, (a) the Distribution Borrowers shall maintain consolidated Shareholder’s Equity in an amount not less than the sum of (i) 90% of the greater of the consolidated Shareholder’s Equity of the Distribution Borrowers as of April 30, 2005 or $9,000,000.00 plus (ii) forty percent (40.00%) of the aggregate consolidated positive Net Income earned by the Distribution Borrowers from May 1, 2005 through the end of the fiscal quarter just ended as of such date, and (b) the Fulfillment Borrowers shall maintain consolidated Shareholder’s Equity in an amount not less than the sum of (i) 90% of the greater of the consolidated Shareholder’s Equity of the Fulfillment Borrowers as of April 30, 2005 or $12,000,000.00 plus (ii) forty percent (40.00%) of the aggregate consolidated positive Net Income earned by the Fulfillment Borrowers from May 1, 2005 through the end of the fiscal quarter just ended as of such date.

10.2     Average Daily Funded Debt to EBITDA. As of the end of each fiscal quarter (a) the Distribution Borrowers shall maintain a ratio of average daily Funded Debt during such quarter to EBITDA for the 12 months ended at the end of such quarter of not greater than 2.50 to 1.00, and (b) the Fulfillment Borrowers shall maintain a ratio of average daily Funded Debt during such quarter to EBITDA for the 12 months ended at the end of such quarter of not greater than 1.50 to 1.00.

10.3     Fixed Charge Coverage. As of the end of each fiscal quarter for the trailing twelve months, (a) the Distribution Borrowers shall maintain a ratio of (i) EBITDA minus the sum, without duplication, of (A) all income taxes paid or payable by the Distribution Borrowers, (B) all Capital Expenditures of the Distribution Borrowers to the extent not financed with Funded Debt and (C) all dividends paid in cash by the Distribution Borrowers during such period, provided, that, for purposes of this Section 10.3(a)(i)(C), the $103,000 dividend paid in May 2004, the $74,000 dividend paid in September 2004 and the $99,000 dividend paid in January 2005 shall be excluded, to (ii) the sum of (A) Interest Charges plus (B) required payments of principal of Funded Debt (excluding principal due on the Revolving Loan Maturity Date) of not less than 1.20 to 1.00 and (b) the Fulfillment Borrowers shall maintain a ratio of (i) EBITDA minus the sum, without duplication, of (A) all income taxes paid or payable by the Fulfillment Borrowers, (B) all Capital Expenditures of the Fulfillment Borrowers to the extent not financed with Funded Debt and (C) all dividends paid in cash by the Fulfillment Borrowers during such period, provided, that, for purposes of this Section 10.3(b)(i)(C), the $579,000 dividend paid in May 2004, the $435,000 dividend paid in September 2004 and the $414,000 dividend paid in January 2005 shall be excluded, to (ii) the sum of (A) Interest Charges plus (B) required payments of principal of Funded Debt (excluding principal due on the Revolving Loan Maturity Date), of not less than 1.20 to 1.00.

Section 11.	EVENTS OF DEFAULT.

The Distribution Borrowers and the Fulfillment Borrowers, respectively, with respect to each of their respective Obligations, without notice or demand of any kind, shall be in default under this Agreement upon the occurrence of any of the following events (each an “Event of Default”).

11.1     Nonpayment of Obligations. Any amount due and owing on any Note or any of the Obligations, whether by its terms or as otherwise provided herein, is not paid within five (5) days after notice from the Lender that such amount was not paid when due.

11.2     Misrepresentation. Any oral or written warranty, representation, certificate or statement of any Obligor in this Agreement, the other Loan Documents or any other agreement with the Lender shall be false in any material respect when made or at any time thereafter, or if any financial data or any other information now or hereafter furnished to the Lender by or on behalf of any Obligor shall prove to be false, inaccurate or misleading in any material respect.

11.3     Nonperformance. Any failure to perform or default in the performance of any covenant, condition or agreement contained in this Agreement and, if capable of being cured, such failure to perform or default in performance continues for a period of five (5) days after the Borrowers receive notice or knowledge from any source of such failure to perform or default in performance, or in the other Loan Documents or any other agreement with the Lender and such failure to perform or default in performance continues beyond any applicable grace or cure period.

11.4     Default under Loan Documents. Any event of default under any of the other Loan Documents, all of which covenants, conditions and agreements contained therein are hereby incorporated in this Agreement by express reference, shall be and constitute an Event of Default under this Agreement and any other of the Obligations.

11.5     Default under Other Debt. Any default by any Obligor in the payment of any Debt for any other obligation in an amount exceeding One Hundred and Seventy-Five Thousand and 00/100ths ($175,000.00) beyond any period of grace provided with respect thereto or in the performance of any other term, condition or covenant contained in any agreement (including, but not limited to any capital or operating lease or any agreement in connection with the deferred purchase price of property) under which any such obligation is created, the effect of which default is to cause or permit the holder of such obligation (or the other party to such other agreement) to cause such obligation to become due prior to its stated maturity or terminate such other agreement.

11.6     Other Material Obligations. Any default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, any Obligor with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with all other such defaults, might reasonably be expected to have with respect to the Distribution Borrowers, a Distribution Material Adverse Effect, and with respect to the Fulfillment Borrowers, a Fulfillment Material Adverse Effect.

11.7     Bankruptcy, Insolvency, etc. Any Obligor becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or any Obligor applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for such Obligor or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for any Obligor or for a substantial part of the property of any thereof and is not discharged within sixty (60) days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of any Obligor, and if such case or proceeding is not commenced by such Obligor, it is consented to or acquiesced in by such Obligor, or remains undismissed for sixty (60) days]; or any Obligor takes any action to authorize, or in furtherance of, any of the foregoing.

11.8     Judgments. The entry of any final judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien against any Obligor which is not fully covered by insurance and such judgment or other process shall not have been, within sixty (60) days from the entry thereof, (i) bonded over to the satisfaction of the Lender and appealed, (ii) vacated, or (iii) discharged.

11.9     Change in Control. (a) With respect to the Distribution Borrowers, the occurrence of any Distribution Change in Control, and (b) with respect to the Fulfillment Borrowers, the occurrence of any Fulfillment Change in Control.

11.10   Collateral Impairment. The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien against, any of the Collateral or any collateral under a separate security agreement securing any of the Obligations and such judgment or other process shall not have been, within sixty (60) days from the entry thereof, (i) bonded over to the satisfaction of the Lender and appealed, (ii) vacated, or (iii) discharged, or the loss, theft, destruction, seizure or forfeiture, or the occurrence of any material deterioration or impairment of any of the Collateral or any of the collateral under any security agreement securing any of the Obligations, or any material decline or depreciation in the value or market price thereof (whether actual or reasonably anticipated), which causes the Collateral, in the sole opinion of the Lender acting in good faith, to become unsatisfactory as to value or character, or which causes the Lender to reasonably believe that it is insecure and that the likelihood for repayment of the Obligations is or will soon be impaired, time being of the essence. The cause of such deterioration, impairment, decline or depreciation shall include, but is not limited to, the failure by the Borrowers to do any act deemed reasonably necessary by the Lender to preserve and maintain the value and collectability of the Collateral.

11.11   Material Adverse Effect. The occurrence of any development, condition or event which has with respect to the Distribution Borrowers, a Distribution Material Adverse Effect, and with respect to the Fulfillment Borrowers, a Fulfillment Material Adverse Effect.

For the avoidance of doubt, the parties hereto expressly covenant and agree that for the purposes of this Agreement and the other Loan Documents, (i) the Facility A Loan and the Facility C-1 Loans to the Distribution Borrowers shall be fully cross-collateralized by all of the assets of the Distribution Borrowers and cross-defaulted with each other and (ii) the Facility B Loan, the Facility C-2 Loans and the Facility D Loans to the Fulfillment Borrowers shall be fully cross-collateralized by all of the assets of the Fulfillment Borrowers and cross-defaulted with each other, (iii) the Loans to the Distribution Borrowers and the Loans to the Fulfillment Borrowers are neither cross-collateralized nor cross-defaulted one with another, (iv) the occurrence of a Distribution Event of Default or a Distribution Unmatured Event of Default shall not constitute a Fulfillment Event of Default or a Fulfillment Unmatured Event of Default and (v) the occurrence of a Fulfillment Event of Default or a Fulfillment Unmatured Event of Default shall not constitute a Distribution Event of Default or a Distribution Unmatured Event of Default. All

representations, warrantys and covenants of the Distribution Borrowers are made only with respect to the Distribution Borrowers and the Obligations of the Distribution Borrowers hereunder and not with respect to the Fulfillment Borrowers or any Obligations or borrowings of the Fulfillment Borrowers. All representations, warrantys and covenants of the Fulfillment Borrowers are made only with respect to the Fulfillment Borrowers and the Obligations of the Fulfillment Borrowers hereunder and not with respect to the Distribution Borrowers or any Obligations or borrowings of the Distribution Borrowers.

Section 12.	REMEDIES.

Upon the occurrence of an Event of Default, the Lender shall have all rights, powers and remedies set forth in the Loan Documents, in any written agreement or instrument (other than this Agreement or the Loan Documents) relating to any of the Obligations or any security therefor, as a secured party under the UCC or as otherwise provided at law or in equity. Without limiting the generality of the foregoing, the Lender may, at its option upon the occurrence of an Event of Default, declare its commitments to the Borrowers to be terminated and all Obligations to be immediately due and payable, provided, however, that upon the occurrence of an Event of Default under Section 11.7, all commitments of the Lender to the Borrowers shall immediately terminate and all Obligations shall be automatically due and payable, all without demand, notice or further action of any kind required on the part of the Lender. The Borrowers hereby waives any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Lender’s rights under the Loan Documents, and hereby consents to, and waives notice of release, with or without consideration, of any of the Borrowers or of any Collateral, notwithstanding anything contained herein or in the Loan Documents to the contrary. In addition to the foregoing:

12.1     Possession and Assembly of Collateral. The Lender may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which the Lender already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may at any time enter into any of the Borrower’s premises where any of the Collateral may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of and the Lender shall have the right to store and conduct a sale of the same in any of the Borrower’s premises without cost to the Lender. At the Lender’s request, the Borrowers will, at the Borrower’s sole expense, assemble the Collateral and make it available to the Lender at a place or places to be designated by the Lender which is reasonably convenient to the Lender and the Borrower.

12.2     Sale of Collateral. The Lender may sell any or all of the Collateral at public or private sale, upon such terms and conditions as the Lender may deem proper, and the Lender may purchase any or all of the Collateral at any such sale. The Borrowers acknowledges that the Lender may be unable to effect a public sale of all or any portion of the Collateral because of certain legal and/or practical restrictions and provisions which may be applicable to the Collateral and, therefore, may be compelled to resort to one or more private sales to a restricted group of offerees and purchasers. The Borrowers consents to any such private sale so made even though at places and upon terms less favorable than if the Collateral were sold at public sale.

The Lender shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Lender may apply the net proceeds, after deducting all costs, expenses, attorneys’ and paralegals’ fees incurred or paid at any time in the collection, protection and sale of the Collateral and the Obligations, to the payment of any Note and/or any of the other Obligations, returning the excess proceeds, if any, to the Borrowers. The Borrowers shall remain liable for any amount remaining unpaid after such application, with interest at the Default Rate. Any notification of intended disposition of the Collateral required by law shall be conclusively deemed reasonably and properly given if given by the Lender at least ten (10) calendar days before the date of such disposition. The Borrowers hereby confirms, approves and ratifies all acts and deeds of the Lender relating to the foregoing, and each part thereof, and expressly waives any and all claims of any nature, kind or description which it has or may hereafter have against the Lender or its representatives, by reason of taking, selling or collecting any portion of the Collateral. The Borrowers consents to releases of the Collateral at any time (including prior to default) and to sales of the Collateral in groups, parcels or portions, or as an entirety, as the Lender shall deem appropriate. The Borrowers expressly absolves the Lender from any loss or decline in market value of any Collateral by reason of delay in the enforcement or assertion or nonenforcement of any rights or remedies under this Agreement.

12.3     Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Lender to exercise remedies in a commercially reasonable manner, each of the Borrowers acknowledges and agrees that it is not commercially unreasonable for the Lender (a) to fail to incur expenses reasonably deemed significant by the Lender to prepare Collateral for disposition or otherwise to complete raw material or work-in-process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as the Borrowers, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, including, without limitation, any warranties of title, (k) to purchase insurance or credit enhancements to insure the Lender against risks of loss, collection or disposition of Collateral or to provide to the Lender a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Lender in the collection or disposition of any of the Collateral. The Borrowers acknowledges that the purpose of this section is to provide non-exhaustive indications of what actions or omissions by the Lender would not be commercially unreasonable in the Lender’s exercise of remedies against the

Collateral and that other actions or omissions by the Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this section. Without limitation upon the foregoing, nothing contained in this section shall be construed to grant any rights to the Borrowers or to impose any duties on the Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this section.

12.4     UCC and Offset Rights. The Lender may exercise, from time to time, any and all rights and remedies available to it under the UCC or under any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any other agreements between any Obligor and the Lender, and may, without demand or notice of any kind, appropriate and apply toward the payment of such of the Obligations, whether matured or unmatured, including costs of collection and attorneys’ and paralegals’ fees, and in such order of application as the Lender may, from time to time, elect, any indebtedness of the Lender to any Obligor, however created or arising, including, but not limited to, balances, credits, deposits, accounts or moneys of such Obligor in the possession, control or custody of, or in transit to the Lender. The Borrower, on behalf of itself and each Obligor, hereby waives the benefit of any law that would otherwise restrict or limit the Lender in the exercise of its right, which is hereby acknowledged, to appropriate at any time hereafter any such indebtedness owing from the Lender to any Obligor.

12.5	Additional Remedies. The Lender shall have the right and power to:

(a)            instruct the Borrowers, at its own expense, to notify any parties obligated on any of the Collateral, including, but not limited to, any Account Debtors, to make payment directly to the Lender of any amounts due or to become due thereunder, or the Lender may directly notify such obligors of the security interest of the Lender, and/or of the assignment to the Lender of the Collateral and direct such obligors to make payment to the Lender of any amounts due or to become due with respect thereto, and thereafter, collect any such amounts due on the Collateral directly from such Persons obligated thereon;

(b)            enforce collection of any of the Collateral, including, but not limited to, any Accounts, by suit or otherwise, or make any compromise or settlement with respect to any of the Collateral, or surrender, release or exchange all or any part thereof, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder;

(c)            take possession or control of any proceeds and products of any of the Collateral, including the proceeds of insurance thereon;

(d)            extend, renew or modify for one or more periods (whether or not longer than the original period) any Note, any other of the Obligations, any obligation of any nature of any other obligor with respect to any Note or any of the Obligations;

(e)            grant releases, compromises or indulgences with respect to any Note, any of the Obligations, any extension or renewal of any of the Obligations, any security therefor, or to any other obligor with respect to any Note or any of the Obligations;

(f)             transfer the whole or any part of securities which may constitute Collateral into the name of the Lender or the Lender’s nominee without disclosing, if the Lender so desires, that such securities so transferred are subject to the security interest of the Lender, and any corporation, association, or any of the managers or trustees of any trust issuing any of such securities, or any transfer agent, shall not be bound to inquire, in the event that the Lender or such nominee makes any further transfer of such securities, or any portion thereof, as to whether the Lender or such nominee has the right to make such further transfer, and shall not be liable for transferring the same;

(g)	vote the Collateral;

(h)            make an election with respect to the Collateral under Section 1111 of the Bankruptcy Code or take action under Section 364 or any other section of the Bankruptcy Code; provided, however, that any such action of the Lender as set forth herein shall not, in any manner whatsoever, impair or affect the liability of the Borrowers hereunder, nor prejudice, waive, nor be construed to impair, affect, prejudice or waive the Lender’s rights and remedies at law, in equity or by statute, nor release, discharge, nor be construed to release or discharge, the Borrowers, any guarantor or other Person liable to the Lender for the Obligations; and

(i)              at any time, and from time to time, accept additions to, releases, reductions, exchanges or substitution of the Collateral, without in any way altering, impairing, diminishing or affecting the provisions of this Agreement, the Loan Documents, or any of the other Obligations, or the Lender’s rights hereunder, under any Note or under any of the other Obligations.

Each of the Borrowers hereby ratifies and confirms whatever the Lender may do with respect to the Collateral and agrees that the Lender shall not be liable for any error of judgment or mistakes of fact or law with respect to actions taken in connection with the Collateral.

12.6     Attorney-in-Fact. The Borrowers hereby irrevocably makes, constitutes and appoints the Lender (and any officer of the Lender or any Person designated by the Lender for that purpose) as the Borrower’s true and lawful proxy and attorney-in-fact (and agent-in-fact) in the Borrower’s name, place and stead, with full power of substitution, to (i) take such actions as are permitted in this Agreement, (ii) execute such financing statements and other documents and to do such other acts as the Lender may require to perfect and preserve the Lender’s security interest in, and to enforce such interests in the Collateral, and (iii) carry out any remedy provided for in this Agreement, including, without limitation, endorsing the Borrower’s name to checks, drafts, instruments and other items of payment, and proceeds of the Collateral, executing change of address forms with the postmaster of the United States Post Office serving the address of the Borrowers, changing the address of the Borrowers to that of the Lender, opening all envelopes addressed to the Borrowers and applying any payments contained therein to the Obligations.

The Borrowers hereby acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable. The Borrowers hereby ratifies and confirms all that such attorney-in-fact may do or cause to be done by virtue of any provision of this Agreement.

12.7     No Marshaling. The Lender shall not be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the extent that it lawfully may, each of the Borrowers hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Lender’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Borrowers hereby irrevocably waives the benefits of all such laws.

12.8     Application of Proceeds. The Lender will (a) within a time period consistent with the terms of the Distribution Lockbox Agreement after receipt of cash or solvent credits from collection of items of payment, proceeds of Collateral or any other source pertaining to the Distribution Borrowers, apply the whole or any part thereof against the Obligations of the Distribution Borrowers secured hereby and (b) within a time period consistent with the terms of the Fulfillment Lockbox Agreement after receipt of cash or solvent credits from collection of items of payment, proceeds of Collateral or any other source pertaining to the Fulfillment Borrowers, apply the whole or any part thereof against the Obligations of the Fulfillment Borrowers secured hereby. The Lender shall further have the exclusive right to determine how, when and what application of such payments and such credits shall be made on the Obligations, and such determination shall be conclusive upon the Borrowers. Any proceeds of any disposition by the Lender of all or any part of the Collateral may be first applied by the Lender to the payment of expenses incurred by the Lender in connection with the Collateral, including attorneys’ fees and legal expenses as provided for in Section 13 hereof.

12.9     No Waiver. No Event of Default shall be waived by the Lender except in writing. No failure or delay on the part of the Lender in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. There shall be no obligation on the part of the Lender to exercise any remedy available to the Lender in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity. Each of the Borrowers agrees that in the event that the Borrowers fail to perform, observe or discharge any of their respective Obligations or liabilities under this Agreement or any other agreements with the Lender, no remedy of law will provide adequate relief to the Lender, and further agrees that the Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

12.10   Letters of Credit. With respect to all Letters of Credit for which presentment for honor shall not have occurred at the time of an acceleration pursuant to this Section 12, the

Borrowers shall at such time deposit in a cash collateral account opened by the Lender an amount equal to the Letter of Credit Obligations then outstanding. Amounts held in such cash collateral account shall be applied by the Lender to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the Obligations, in such order of application as the Lender may, in its sole discretion, from time to time elect. After all such Letters of Credit shall have expired or been fully drawn upon, all commitments to make Loans hereunder have terminated and all other Obligations have been indefeasibly satisfied and paid in full in cash, the balance, if any, in such cash collateral account shall be returned to the Borrowers or such other Person as may be lawfully entitled thereto.

Section 13.	MISCELLANEOUS.

13.1     Obligations Absolute. None of the following shall affect the Obligations of the Borrowers to the Lender under this Agreement or the Lender’s rights with respect to the Collateral:

(a)            acceptance or retention by the Lender of other property or any interest in property as security for the Obligations;

(b)            release by the Lender of the Borrowers all or any part of the Collateral or of any party liable with respect to the Obligations;

(c)            release, extension, renewal, modification or substitution by the Lender of any Note, or any note evidencing any of the Obligations, or the compromise of the liability of the Borrowers of the Obligations; or

(d)            failure of the Lender to resort to any other security or to pursue the Borrowers or any other obligor liable for any of the Obligations before resorting to remedies against the Collateral.

13.2     Entire Agreement. This Agreement and the other Loan Documents (i) are valid, binding and enforceable against the Borrowers and the Lender in accordance with their respective provisions and no conditions exist as to their legal effectiveness; (ii) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof; and (iii) are the final expression of the intentions of the Borrowers and the Lender. No promises, either expressed or implied, exist between the Borrowers and the Lender, unless contained herein or therein. This Agreement, together with the other Loan Documents, supersedes all negotiations, representations, warranties, commitments, term sheets, discussions, negotiations, offers or contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof with respect to any matter, directly or indirectly related to the terms of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents are the result of negotiations among the Lender, the Borrowers and the other parties thereto, and have been reviewed (or have had the opportunity to be reviewed) by counsel to all such parties, and are the products of all parties. Accordingly, this Agreement and the other Loan Documents shall not be construed more strictly against the Lender merely because of the Lender’s involvement in their preparation.

13.3     Amendments; Waivers. No delay on the part of the Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by the Lender of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by the Lender, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

13.4     WAIVER OF DEFENSES. EACH OF THE BORROWERS, ON BEHALF OF ITSELF AND ANY FUTURE GUARANTOR OF ANY OF THE OBLIGATIONS, WAIVES EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE BORROWER MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY THE BANK IN ENFORCING THIS AGREEMENT. PROVIDED THE BANK ACTS IN GOOD FAITH, EACH OF THE BORROWERS RATIFIES AND CONFIRMS WHATEVER THE BANK MAY DO PURSUANT TO THE TERMS OF THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWERS.

13.5     FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE BANK FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. EACH OF THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH OF THE BORROWERS FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. EACH OF THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

13.6     WAIVER OF JURY TRIAL. THE BANK AND EACH OF THE BORROWERS, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND

INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT, ANY OF THE OTHER OBLIGATIONS, THE COLLATERAL, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE BANK AND THE BORROWERS ARE ADVERSE PARTIES, AND EACH AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWERS.

13.7     Assignability. The Lender may at any time assign the Lender’s rights in this Agreement, the other Loan Documents, the Obligations, or any part thereof and transfer the Lender’s rights in any or all of the Collateral, and the Lender thereafter shall be relieved from all liability with respect to such Collateral; provided, that, at any time prior to the occurrence and continuance of an Event of Default, the Lender shall obtain the prior written consent of the Borrowers, which consent shall not be unreasonably withheld or delayed, to such assignment or transfer. In addition, the Lender may at any time without the consent of the Borrowers sell a participation in the Loans to one other party; provided, that such participation shall only transfer voting rights limited to changes in principal amounts, rates, fees and term. The Lender may with the prior written consent of the Borrowers sell participations in the Loans to more than one other party. The Borrowers may not sell or assign this Agreement, or any other agreement with the Lender or any portion thereof, either voluntarily or by operation of law, without the prior written consent of the Lender. This Agreement shall be binding upon the Lender and the Borrowers and their respective legal representatives and successors. All references herein to the Borrowers shall be deemed to include any successors, whether immediate or remote. In the case of a joint venture or partnership, the term “Borrowers” shall be deemed to include all joint venturers or partners thereof, who shall be jointly and severally liable hereunder.

13.8     Confirmations. The Borrowers and the Lender agree from time to time, upon written request received by it from the other, to confirm to the other in writing the aggregate unpaid principal amount of each of the Loans.

13.9     Confidentiality. The Lender agrees to use commercially reasonable efforts (equivalent to the efforts the Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all information provided to them by the Borrowers and designated as confidential, except that the Lender may disclose such information (a) to Persons employed or engaged by the Lender in evaluating, approving, structuring or administering the Loans; (b) to any assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 13.9 (and any such assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any federal or state regulatory authority or examiner, or any insurance industry association, or as reasonably believed by the Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of the Lender’s counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which the Lender is a party; (f) to any nationally recognized rating agency that requires access to information about the Lender’s investment portfolio in connection with ratings issued with respect to the Lender; (g) to any Affiliate of the Lender who may provide Lender Products to the Borrowers, or (h) that ceases to be confidential through no fault of the Lender.

13.10   Binding Effect. This Agreement shall become effective upon execution by the Borrowers and the Lender. If this Agreement is not dated or contains any blanks when executed by the Borrowers, the Lender is hereby authorized, without notice to the Borrowers, to date this Agreement as of the date when it was executed by the Borrowers, and to complete any such blanks according to the terms upon which this Agreement is executed.

13.11   Governing Law. This Agreement, the Loan Documents and any Note shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Illinois (but giving effect to federal laws applicable to national banks) applicable to contracts made and to be performed entirely within such state, without regard to conflict of laws principles.

13.12   Enforceability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

13.13   Survival of Borrower Representations. All covenants, agreements, representations and warranties made by the Borrowers herein shall, notwithstanding any investigation by the Lender, be deemed material and relied upon by the Lender and shall survive the making and execution of this Agreement and the Loan Documents and the issuance of any Note, and shall be deemed to be continuing representations and warranties until such time as the Borrowers have fulfilled all of their applicable Obligations to the Lender, and the Lender has been indefeasibly paid in full in cash. The Lender, in extending financial accommodations to the Borrowers, is expressly acting and relying on the aforesaid representations and warranties.

13.14   Extensions of Lender’s Commitment. This Agreement shall secure and govern the terms of (i) any extensions or renewals of the Lender’s commitment hereunder, and (ii) any replacement note executed by the Borrowers and accepted by the Lender in its sole and absolute discretion in substitution for any Note.

13.15   Time of Essence. Time is of the essence in making payments of all amounts due the Lender under this Agreement and in the performance and observance by the Borrowers of each covenant, agreement, provision and term of this Agreement.

13.16   Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by the Lender shall deemed to be originals thereof.

13.17   Notices. Except as otherwise provided herein, the Borrowers waives all notices and demands in connection with the enforcement of the Lender’s rights hereunder. All notices, requests, demands and other communications provided for hereunder shall be in writing and addressed as follows:

If to the Borrower:	Kable News Company, Inc.,
Kable Distribution Services, Inc.,
Kable News Export, Ltd.
Kable News International, Inc.
Kable Fulfillment Services, Inc.,
Kable Fulfillment Services of Ohio, Inc.
Kable Square
Mount Morris, Illinois 61054-1473
Attention: Bruce Obendorf
Telephone No.: (815) 734-5232
Facsimile No.: (815) 734-5233

If to the Lender:	LaSalle Bank National Association
6958 Spring Creek Road
Rockford, Illinois 61114
Attention: Mr. Kent N. Kohlbacher
Telephone No.: (815) 636-3965
	Facsimile No.:	(815) 636-7621

with a courtesy copy to:	Scott & Kraus, LLC
150 South Wacker Drive
Suite 2900
Chicago, Illinois 60606
Attention: Drew J. Scott, Esq.
Telephone No.: (312) 327-1055
	Facsimile No.:	(312) 327-1051

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this subsection. All notices addressed as above shall be deemed to have been properly given (i) if served in person, upon acceptance or refusal of delivery; (ii) if mailed by certified or registered mail, return receipt requested, postage prepaid, on the third (3rd) day following the day such notice is deposited in any post office station or letter box; or (iii) if sent by recognized overnight courier, on the first (1st) day following the day such notice is delivered to such carrier. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

13.18   Release of Claims Against Lender. In consideration of the Lender making the Loans, the Borrowers and all other Obligors do each hereby release and discharge the Lender of and from any and all claims, harm, injury, and damage of any and every kind, known or unknown, legal or equitable, which any Obligor may have against the Lender from the date of their respective first contact with the Lender until the date of this Loan Agreement including, but not limited to, any claim arising from any reports (environmental reports, surveys, appraisals, etc.) prepared by any parties hired or recommended by the Lender. The Borrowers and all other Obligors confirm to Lender that they have reviewed the effect of this release with competent legal counsel of their choice, or have been afforded the opportunity to do so, prior to execution of this Loan Agreement and the Loan Documents and do each acknowledge and agree that the Lender is relying upon this release in extending the Loans to the Borrower.

13.19   Costs, Fees and Expenses. The Borrowers shall pay or reimburse the Lender for all reasonable costs, fees and expenses incurred by the Lender or for which the Lender becomes obligated in connection with the negotiation, preparation, consummation, collection of the Obligations or enforcement of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), or during any workout, restructuring or negotiations in respect thereof, including, without limitation, reasonable consultants’ fees and attorneys’ fees and time charges of counsel to the Lender, which shall also include attorneys’ fees and time charges of attorneys who may be employees of the Lender or any Affiliate of the Lender, plus costs and expenses of such attorneys or of the Lender; search fees, costs and expenses; and all taxes payable in connection with this Agreement or the other Loan Documents, whether or not the transaction contemplated hereby shall be consummated. In furtherance of the foregoing, the Borrowers shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Agreement, any Note and the other Loan Documents to be delivered hereunder, and agree to save and hold the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses. That portion of the Obligations consisting of costs, expenses or advances to be reimbursed by the Borrowers to the Lender pursuant to this Agreement or the other Loan Documents which are not paid on or prior to the date hereof shall be payable by the Borrowers to the Lender on demand. If at any time or times hereafter the Lender: (a) employs counsel for advice or other representation (i) with respect to this Agreement or the other Loan Documents, (ii) to represent the Lender in any litigation, contest, dispute, suit or proceeding or to commence, defend, or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit, or proceeding (whether instituted by the Lender, the Borrowers, or any other Person) in any way or respect relating to this Agreement, the other Loan Documents or the Borrower’s business or affairs, or (iii) to enforce any rights of the Lender against the Borrowers or any other Person that may be obligated to the Lender by virtue of this Agreement or the other Loan Documents; (b) takes any action to protect, collect, sell, liquidate, or otherwise dispose of any of the Collateral; and/or (c) attempts to or enforces any of the Lender’s rights or remedies under the Agreement or the other Loan Documents, the costs and expenses incurred by the Lender in any manner or way with respect to the foregoing, shall be part of the Obligations, payable by the Borrowers to the Lender on demand.

13.20   Indemnification. The Borrowers agree to defend (with counsel satisfactory to the Lender), protect, indemnify, exonerate and hold harmless each Indemnified Party from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party thereto, which shall also include, without limitation, reasonable attorneys’ fees and time charges of attorneys who may be employees of any Indemnified Party), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities laws, Environmental Laws, commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any of the Loan Documents, or any act, event or transaction related or attendant thereto, the preparation, execution and delivery of this Agreement and the Loan Documents, including, but not limited to, the making or issuance and management of the Loans, the use or intended use of the proceeds of the Loans, the enforcement of the Lender’s rights and remedies under this Agreement, the Loan Documents, any Note, any other instruments and documents delivered hereunder, or under any other agreement between the Borrowers and the Lender; provided, however, that the Borrowers shall not have any obligations hereunder to any Indemnified Party with respect to matters determined by a court of competent jurisdiction by final and nonappealable judgment to have been caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Borrowers shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and failing prompt payment, together with interest thereon at the Default Rate from the date incurred by each Indemnified Party until paid by the Borrowers, shall be added to the Obligations of the Borrowers and be secured by the Collateral. The provisions of this Section shall survive the satisfaction and payment of the other Obligations and the termination of this Agreement.

13.21   Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by any Obligor or the transfer to the Lender of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if the Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender, the Obligations shall automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

13.22   Customer Identification - USA Patriot Act Notice. The Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and the Lender’s policies and practices, the Lender is required to obtain, verify and record certain information and documentation that identifies the Borrowers, which information includes the name and address of the Borrowers and such other information that will allow the Lender to identify the Borrowers in accordance with the Act.

13.23   Interpretation.  If any provision in this Agreement requires judicial interpretation, the judicial body interpreting or construing such provision shall not apply the assumption that the terms hereof shall be more strictly construed against one party because of the rule that an instrument must be construed more strictly against the party which itself or through its agents prepared the same; the parties hereby agreeing that all parties and their agents have participated in the preparation hereof equally.

[SIGNATURE PAGES (2) FOLLOW]

IN WITNESS WHEREOF, the Borrowers and the Lender have executed this Amended and Restated Loan and Security Agreement as of the date first above written.

KABLE NEWS COMPANY, INC., an Illinois corporation

By:	/s/ Bruce Obendorf
Name:	Bruce Obendorf
Title:	Senior Vice President

KABLE DISTRIBUTION SERVICES, INC., a Delaware corporation

By:	/s/ Bruce Obendorf
Name:	Bruce Obendorf
Title:	Senior Vice President

KABLE NEWS EXPORT, LTD., a Delaware corporation

By:	/s/ Bruce Obendorf
Name:	Bruce Obendorf
Title:	Vice President

KABLE NEWS INTERNATIONAL, INC., a Delaware corporation

By:	/s/ Bruce Obendorf
Name:	Bruce Obendorf
Title:	Treasurer

KABLE FULFILLMENT SERVICES, INC., a Delaware corporation

By:	/s/ Bruce Obendorf
Name:	Bruce Obendorf
Title:	Vice President

KABLE FULFILLMENT SERVICES OF OHIO, INC., a Delaware corporation

By:	/s/ Bruce Obendorf
Name:	Bruce Obendorf
Title:	Vice President

Agreed and accepted:

LASALLE BANK NATIONAL ASSOCIATION,
a national banking association

By:	/s/ Kent N. Kohlbacher
Name:	Kent N. Kohlbacher
Title:	Vice President

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